UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.    )
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AMERICAN TOWER CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter From the Chief Executive Officer

April 8, 2026
Dear Stockholder:
It is my pleasure to invite you to American Tower Corporation’s 2026 Annual Meeting of Stockholders on Wednesday, May 20, 2026 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/AMT2026. Please follow the instructions in this Proxy Statement to join the virtual Annual Meeting.
Included with this letter are the official notice of meeting; the Proxy Statement, which describes in detail the matters to be discussed and voted on at the meeting; and the form of proxy.
Your vote is important. You may vote your shares online; by telephone; by mail, if you received a paper copy of the proxy materials and follow the instructions on the proxy card or voting instruction card; or at the virtual meeting. If you vote by proxy prior to the meeting, you may withdraw your proxy and vote at the virtual meeting, if you wish to do so. Whether or not you plan to attend the meeting, I urge you to vote as soon as possible to ensure your shares will be represented at the meeting.
On behalf of the executive team and your Board of Directors, I thank you for your continued support.
Sincerely,
Steven O. Vondran
President and Chief Executive Officer

Letter From the Independent Chairperson of the Board

April 8, 2026
Dear Fellow Stockholders:
It is a privilege to serve as Chairperson of the Board at American Tower. On behalf of the Board, I thank our stockholders for their continued trust as we oversee the Company’s strategy and long‑term value creation.
Throughout 2025, the Board and management remained focused on supporting long‑term stockholder value by driving sustainable revenue growth, enhancing operational efficiency, and maintaining a disciplined capital allocation strategy.
Revenue growth in 2025 reflected the essential nature of our global tower and data center portfolio alongside rapid growth in data consumption. At the same time, management advanced initiatives to strengthen operating discipline, reinforce the scalability and predictability of the business, and deliver margin improvement. We globalized our finance and operations functions, driving process optimization and an increased focus on leveraging AI applications. The Board continued to oversee a balanced capital allocation framework, focused primarily on developed markets, to deliver reliable, high‑quality financial results through a range of market conditions.
Engagement with our investors continues to be a vital part of the Board’s oversight. During 2025, we maintained an active dialogue with stockholders on strategy, governance, executive compensation, and Board composition. These conversations provide valuable perspective and help ensure our governance practices remain aligned with stockholder expectations and long‑term interests.
Board refreshment and succession planning also remained key areas of focus. In August 2025, we welcomed Gene Reilly to the Board, who brings over 30 years of experience overseeing operations and strategy at a fellow REIT company, further strengthening the range of skills and experience supporting our oversight of the Company’s strategy. This addition reflects our ongoing commitment to thoughtful refreshment.
As further evidence of our disciplined approach to Board refreshment, over the past several years we have welcomed six new independent directors whose varied and complementary experiences have brought fresh perspectives to the Board as we advance the Company’s strategic priorities. During this same period, six directors have rotated off the Board, including Bob Hormats, who will not be standing for re‑election at this year’s Annual Meeting. We are deeply grateful to Bob for his many years of service and for the invaluable perspective he provided on public policy and international strategy.
Looking ahead to 2026, we expect our integrated portfolio of towers and data centers to increasingly place American Tower at the heart of the global digital infrastructure ecosystem. We believe our differentiated global scale, long-standing customer partnerships and financial strength position us well to benefit from accelerating demand across wireless, cloud, and AI while remaining focused on execution, capital allocation, and value creation for stockholders.
Thank you for your continued confidence in American Tower. Serving on behalf of our stockholders is a responsibility the Board and I take seriously, and we remain committed to overseeing a strategy that supports durable growth and long‑term success.
Sincerely,
Pamela D. A. Reeve
Independent Chairperson of the Board

Special Note About Forward-Looking Statements
In addition to historical information, this Proxy Statement contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions and other statements that are not necessarily based on historical facts. Actual results may differ materially from those indicated in our forward-looking statements as a result of various factors, including those factors set forth under the caption “Risk Factors” in Item 1A of our most recent annual report on Form 10-K, and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission (SEC). We undertake no obligation to update the information contained in this Proxy Statement to reflect subsequently occurring events or circumstances.
No Incorporation By Reference
This Proxy Statement includes several website addresses and references to additional materials and reports found on those websites. We have included such website addresses only as inactive textual references and do not intend them to be active links to such websites. These websites, materials and reports are not incorporated by reference herein.

Notice of 2026 Annual Meeting of Stockholders

Date:
Wednesday, May 20, 2026
Time:
11:00 a.m. Eastern Time
Live Audio Webcast at:
www.virtualshareholdermeeting.com/AMT2026
Record Date:
March 23, 2026
HOW YOU MAY VOTE
You may vote if you were a stockholder of record on March 23, 2026, the record date fixed by the Board of Directors. To ensure your shares are represented at the meeting, please vote as soon as possible by one of the following methods:

Online
By Telephone
By Mail
At the Virtual Meeting

Whether or not you expect to attend the virtual Annual Meeting, please vote as soon as possible to ensure the representation of your shares at the Annual Meeting. You may vote your shares online, by telephone, by mail (as applicable) by following the instructions on the proxy card or voting instruction card, or at the virtual meeting.
Materials will be made available on or about April 8, 2026.

American Tower Corporation,
222 Berkeley Street, Boston,
Massachusetts 02116
AT THE ANNUAL MEETING YOU WILL BE ASKED TO:

PROPOSAL 1 Elect each of the 11 Directors for the ensuing year and until his or her successor is elected and qualified;	FOR each Nominee Page 8

PROPOSAL 2 Approve, on an advisory basis, our executive compensation;	FOR Page 39

PROPOSAL 3 Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026;	FOR Page 80

PROPOSAL 4 Approve the American Tower Corporation 2026 Equity Incentive Plan; and	FOR Page 83

Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

For more detailed information on voting, please see “How do I cast a vote?” in the “Questions & Answers” section beginning on page 93 of this Proxy Statement.
To sign up for electronic delivery, please visit www.proxyvote.com with your proxy card in hand, which contains your control number, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years.
ATTENDING THE MEETING
We will hold the Annual Meeting virtually through a live audio webcast.
•You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2026. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials (if applicable). For more information, please see “How do I attend the Annual Meeting?” in the “Questions & Answers” section beginning on page 93 of this Proxy Statement.
•The Annual Meeting will begin at approximately 11:00 a.m. Eastern Time, with registration beginning at 10:30 a.m., on Wednesday, May 20, 2026.
•You will be able to vote and submit live questions during the Annual Meeting at www.virtualshareholdermeeting.com/AMT2026.
By order of the Board of Directors,
Ruth T. Dowling
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
April 8, 2026

About American Tower
30 Years of American Tower
Founded in 1995, American Tower Corporation (American Tower, the Company, we or our) is one of the largest publicly held global real estate investment trusts (REITs) and has been a leading independent owner, operator and developer of multitenant communications real estate for over three decades. Our global digital infrastructure business serves customers through tower sites and other real estate solutions that support connectivity.

NEW YORK STOCK EXCHANGE
AMT
LISTED
NYSE
AMT
LISTED
NYSE

The New York Stock Exchange (NYSE) welcomed American Tower in May 2025 in celebration of the 30th anniversary of our founding.
Our Vision: Building a More Connected World
Our focus on the right assets, high-quality contracts and operational excellence allows us to enhance our portfolio composition and the quality of our earnings, strengthen our balance sheet and manage our cost structure, all while delivering connectivity around the globe.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT
I

ABOUT AMERICAN TOWER
Our Portfolio
Our Portfolio
As of December 31, 2025, our portfolio summary is as follows:

20+
countries

~4,900
global employees

~150,000
communications sites(1)

42,000+
sites(1) in U.S. and Canada

107,000+
sites(1) in international markets

30 data center facilities
across 11 U.S. markets

(1)Includes distributed antenna systems.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT
II

ABOUT AMERICAN TOWER
2025 Business Highlights
2025 Business Highlights(1)
Total Revenue
Increased
5.1%
($ in billions)
Total Property
Revenue(2)
Increased
3.7%
($ in billions)
Net Income
Attributable to AMT
Common Stockholders
Increased
12.2%
($ in billions)
Adjusted EBITDA(3)
Increased
4.7%
($ in billions)
Attributable AFFO
per Share(3)
Increased
2.1%

KEY FINANCIAL RESULTS

Grew total revenue by approximately 5.1% to $10.6 billion, grew property revenue by approximately 3.7% to $10.3 billion, net income attributable to AMT common stockholders increased by approximately 12.2% to $2.5 billion and grew Adjusted EBITDA by approximately 4.7% to $7.1 billion;

AFFO attributable to AMT common stockholders per Share (Attributable AFFO per Share) was $10.76 and ROIC(3) was 9.3% for the full year;

Acquired over 300 sites across our developed markets, and acquired DE1, a multitenant data center in which we previously leased space;

Declared approximately $3.2 billion in cash dividends to common stockholders and repurchased over $350 million in Common Stock under our repurchase programs;

Deployed approximately $1.7 billion in capital expenditures in 2025, with the majority of spending on growth-oriented, discretionary investments; and

Maintained our investment-grade credit rating and de-levered our balance sheet, ending the year with a Net Leverage Ratio of 4.9x, within our target of 3-5x.

(1)On September 12, 2024, we completed the sale of our subsidiary ATC Telecom Infrastructure Private Limited (ATC TIPL), which held our operations in India (the ATC TIPL Transaction). The ATC TIPL Transaction qualified for presentation as discontinued operations, and accordingly, all 2024 data for year-over-year comparison purposes for Total revenue, Total property revenue, Adjusted EBITDA and Return on Invested Capital (ROIC) included herein exclude the operating results from ATC TIPL. All data for Net Income Attributable to AMT Common Stockholders and Attributable AFFO per Share include the operating results from ATC TIPL. Prior year periods have not been adjusted unless otherwise noted.
(2)Total property revenue is a performance metric under the annual performance incentive program. Although presented here without exclusion, International pass-through revenue (as defined in Appendix A) is excluded in the calculation for purposes of this performance metric. For a reconciliation of Total property revenue, excluding pass-through revenue, see Appendix A.
(3)Adjusted EBITDA is a performance metric under the annual performance incentive program. Attributable AFFO per Share and ROIC are performance metrics under the long-term incentive program. Adjusted EBITDA, Attributable AFFO per Share and ROIC are non-GAAP financial measures. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT
III

Proxy Statement Summary
The following pages provide a summary of important information you will find in this Proxy Statement. As it is only a summary, please review the complete Proxy Statement before submitting your vote.
Proposals to be Voted On and Our Board’s Recommendations

PROPOSAL 1 DIRECTORS: Election of Directors Elect each of the 11 Directors for the ensuing year and until his or her successor is elected and qualified.	FOR each nominee Page 8

PROPOSAL 2 COMPENSATION: Advisory Vote on Executive Compensation Approve, on an advisory basis, our executive compensation.	FOR Page 39

PROPOSAL 3 AUDIT: Ratification of Selection of Independent Registered Public Accounting Firm Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.	FOR Page 80

PROPOSAL 4 EQUITY PLAN: Approval of American Tower Corporation 2026 Equity Incentive Plan Approve the American Tower Corporation 2026 Equity Incentive Plan.	FOR Page 83

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Our Director Nominees

FOR each nominee Page 8
PROPOSAL 1 DIRECTORS: Election of Directors

The Board recommends you vote FOR each nominee.

Our Director Nominees
With the exception of Mr. Robert D. Hormats, each incumbent Director is standing for re-election at our 2026 Annual Meeting of Stockholders (the Annual Meeting). You are being asked to vote on the election of 11 Directors, all of whom were recommended for nomination to the Board of Directors (Board) by the Nominating and Corporate Governance Committee (Nominating Committee). All Directors are elected annually by a majority of votes cast. Detailed information about each Director’s background, skill set and areas of expertise can be found beginning on page 10.

STEVEN O. VONDRAN*, 55 President and Chief Executive Officer (CEO), American Tower Corporation Director Since: 2024 Other Public Company Boards: Ameren Corporation Committee Memberships: None

RAJESH KALATHUR, 57 Former President, John Deere Financial, and former Chief Information Officer, Deere & Company Director Since: 2025 Other Public Company Boards: None Committee Memberships:

PAMELA D. A. REEVE, 76 Chairperson of the Board Former President and CEO, Lightbridge, Inc. Director Since: 2002 Other Public Company Boards: None Committee Memberships:

KELLY C. CHAMBLISS, 55 Former Global Chief Operating Officer, IBM Consulting Director Since: 2022 Other Public Company Boards: None Committee Memberships:

GRACE D. LIEBLEIN, 65 Former Vice President, Global Quality, General Motors Director Since: 2017 Other Public Company Boards: Honeywell International Inc. Committee Memberships:

EUGENE F. REILLY, 65 Former Vice Chairman, Prologis, Inc. Director Since: 2025 Other Public Company Boards: None Committee Memberships:

TERESA H. CLARKE, 63 Chair and Executive Editor, Africa.com LLC Director Since: 2021 Other Public Company Boards: Arthur J. Gallagher & Co. Committee Memberships:

CRAIG MACNAB, 70 Former CEO and Chairman, National Retail Properties, Inc. Director Since: 2014 Other Public Company Boards: Independence Realty Trust, Inc. VICI Properties, Inc. Committee Memberships:

BRUCE L. TANNER, 67
Former Executive Vice President (EVP)
and Chief Financial Officer (CFO),
Lockheed Martin Corporation
Director Since: 2019
Other Public Company Boards:
Truist Financial Corporation
Committee Memberships:

KENNETH R. FRANK, 58 Partner, Banneker Partners Director Since: 2021 Other Public Company Boards: None Committee Memberships:

NEVILLE R. RAY, 63 Former President of Technology, T-Mobile US, Inc. Director Since: 2024 Other Public Company Boards: Ziff Davis, Inc. Committee Memberships:

A Audit C Compensation and Human Capital N Nominating and Corporate Governance Member Chair Audit Committee Financial Expert Independent * Sole Management Director Nominee
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Composition
Board Composition

11 out of 11 Executive Leadership	7 out of 11 Wireless Industry and/or REIT	9 out of 11 Public Company Board
8 out of 11 Investment/Capital Allocation	11 out of 11 Operational and Management	11 out of 11 Risk Management
11 out of 11 Strategy	9 out of 11 Finance/Accounting	6 out of 11 Cybersecurity/Information Systems
5 out of 11 Thought Leadership and/or Government and Public Policy	11 out of 11 International/Global Operations	3 out of 11 Sustainability (including Human Capital Management, Climate Risk and Related Governance)
Board Profile
Independence
Age
Tenure
Board Attendance and Engagement

Director attendance at the four regular 2025 quarterly Board meetings:	Director attendance at the 2025 Annual Meeting of Stockholders (2025 Annual Meeting):	Director attendance at the four regular 2025 quarterly committee meetings:
100%	100%	96%

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board Refreshment
Board Refreshment

6 new independent Directors have been added to the Board since 2021. 2 new independent Directors added in 2025 – Rajesh Kalathur and Eugene F. Reilly.

Skills of Newly Added Directors

Investment/Capital Allocation	Strategy
Cybersecurity/Information Systems	Wireless Industry and/or REIT

6 independent Directors have left the Board since 2021.(1)
(1)Including Mr. Hormats, who will not be standing for re-election at the Annual Meeting.

Board Committee Refreshment Over the Past Two Years

2024 Committee Changes	2025 Committee Changes

Audit
•Mr. Tanner replaced former Director, JoAnn Reed, as Chair
Compensation and Human Capital
•Ms. Lieblein replaced Mr. Macnab as Chair
•Mr. Ray appointed to serve (joined the Board in 2024)
Nominating and Corporate Governance
•Mr. Frank replaced Mr. Hormats as Chair
All new committee chairs were previously members of the committees on which they were appointed Chair.

Audit
•Mr. Kalathur appointed to serve (joined the Board in 2025)
•Mr. Macnab appointed to serve
•Ms. Clarke rotated off
Compensation and Human Capital
•Mr. Reilly appointed to serve (joined the Board in 2025)
•Mr. Macnab rotated off
Nominating and Corporate Governance
•Ms. Clarke appointed to serve

Corporate Governance Best Practices

No Stockholder Rights Plans	Independent Chairperson	Proxy Access (3%, 3 years, 25% of Board)	No Supermajority Voting Provisions

Stockholders’ Right to Act by Written Consent	All Directors Except One Management Director Are Independent	v	Stockholder Ability to Call Special Meetings (25% Ownership Threshold)

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Compensation Philosophy

PROPOSAL 2 COMPENSATION: Advisory Vote on Executive Compensation	FOR Page 39

The Board recommends you vote FOR this proposal.

Executive Compensation Philosophy

We Reward Based On	Key Features

•Company annual and three-year performance relative to pre-established financial goals;
•Company annual financial performance relative to that of competitor and peer group companies;
•Successful completion of key near-term goals and strategic objectives, while positioning the Company to generate attractive long-term return for stockholders; and
•Other relevant considerations, such as retaining executives with above-average performance and proven leadership ability.

•Equity awards weighted toward long-term performance-based metrics;
•Reasonable retirement and welfare benefits, and no pension arrangements;
•Clawback Policy;
•Stock ownership guidelines;
•Anti-Insider Trading Policy, including prohibition on hedging and pledging;
•Double-trigger equity vesting and no tax gross-ups in the event of a change of control;
•Use of an independent compensation consultant; and
•Regular risk assessment of compensation programs.

Say on Pay
Our stockholders have historically approved our say on pay proposal at a high rate, with over 94% of votes cast in favor of our executive compensation program at our 2025 Annual Meeting.

FOR THE PAST 3 YEARS, we received an average stockholder approval rate of
nearly 96%	in support of our executive compensation program.

Framework of 2025 Compensation

CEO Target Compensation	Average of Other Named Executive Officers (NEOs) Target Compensation

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Executive Pay Structure
Executive Pay Structure

OVERVIEW		2025 HIGHLIGHTS
Annual Base Salary

American Tower provides a competitive level of compensation to its executive officers to attract and retain highly qualified executive talent and reward sustained performance over time. Base salary is reviewed by the Compensation and Human Capital Committee (Compensation Committee) and determined annually.
•Based on a review of competitive market data, the Compensation Committee determined not to increase the salaries of the executives for 2025, with the exception of Mr. Noel due to his new role as Executive Vice President and Chief Operating Officer (effective January 13, 2025) and increased responsibility.
•See page 51 for more information.

Annual Performance Incentive Program

American Tower provides an at-risk, variable cash pay opportunity for performance over one year to motivate its executive officers to achieve or exceed annual goals within appropriate risk parameters.
•In 2025, our NEOs received 114% of their target incentive award based on performance against these goals.
•The Compensation Committee did not exercise discretion in determining final incentive award amounts following achievement of the Company financial and individual performance goals.
•See page 52 for more information.

Target annual performance incentive award for all NEOs:
tied to achieving pre-established Company financial goals	tied to achieving pre-established individual performance goals
Long-Term Incentive Program

American Tower provides a long-term, equity-based pay opportunity for sustained operating performance to focus its executive officers on creating long-term stockholder value.		•In 2025, our NEOs earned 157% of their 2023 PSUs based on achievement of cumulative Attributable AFFO per Share of $31.17 and average ROIC of 9.3%. •See page 55 for more information.
Target grant award values for the CEO:	Target grant award values for the other NEOs:
allocated to performance-based restricted stock units (PSUs)	allocated to PSUs
allocated to time-based restricted stock units (RSUs)	allocated to RSUs

PSU PERFORMANCE METRICS		2026 UPDATE
For grants made in March 2025, the number of PSUs earned is based on achieving pre-established performance goals for a three-year performance period:
50% based on cumulative Attributable AFFO per Share
30% based on average ROIC
20% based on relative total shareholder return (TSR)(1)

The Compensation Committee updated the performance weighting for PSU grants made beginning in March 2026 as follows:
40% based on cumulative Attributable AFFO per Share
30% based on average ROIC
30% based on relative TSR

RSU Vesting
For grants made prior to March 10, 2023, each RSU grant vested 25% annually over four years, commencing one year from the date of grant. Beginning with grants made on March 10, 2023, each RSU grant for all of our employees, including our NEOs, vests 1/3rd annually over three years, commencing one year from the grant date. See “Compensation Discussion and Analysis” beginning on page 40.

(1)For a description of how this metric is determined, see “Compensation Determinations for 2025” beginning on page 51.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
PROPOSAL 3 AUDIT: Ratification of Selection of Independent Registered Public Accounting Firm
PROPOSAL 4 EQUITY PLAN: Approval of American Tower Corporation 2026 Equity Incentive Plan

PROPOSAL 3 AUDIT: Ratification of Selection of Independent Registered Public Accounting Firm	FOR Page 80

The Board recommends you vote FOR this proposal.
Our Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2026. The Audit Committee considered several factors in re-engaging the firm, including its industry knowledge, independence controls and objectivity. The Audit Committee has determined that the retention continues to be in the best interests of American Tower and its stockholders.

PROPOSAL 4 EQUITY PLAN: Approval of American Tower Corporation 2026 Equity Incentive Plan	FOR Page 83

The Board recommends you vote FOR this proposal.
Our Board recommends a vote FOR the American Tower Corporation 2026 Equity Incentive Plan (the 2026 Equity Plan). The 2026 Equity Plan is intended to replace the American Tower Corporation 2007 Equity Incentive Plan, as amended, and will continue to align interests of employees and non-employee Directors of the Company and its subsidiaries with the Company’s stockholders.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Corporate Governance

PROPOSAL 1
Election of Directors
Under our Amended and Restated By-Laws (By-Laws), the number of Board members is fixed periodically by the Board and may be increased or decreased by a vote of the stockholders or by the majority of Directors then in office.
With the exception of Mr. Hormats, each of the incumbent Directors is standing for re-election at the Annual Meeting. The Board has nominated each of the 11 Directors listed below for election at the Annual Meeting, all of whom were recommended for nomination to the Board by the Nominating Committee.
Each Director elected at the Annual Meeting will hold office until the 2027 Annual Meeting of Stockholders (2027 Annual Meeting) and until his or her successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR each nominee listed below. If a nominee becomes unavailable to serve, we will vote the shares represented by proxies for the election of such other person as the Board may recommend.

The Board of Directors unanimously recommends that you vote FOR the election of each nominee listed below to serve as Director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Required Vote
Our By-Laws require that each Director receive a majority of the votes properly cast with respect to such Director in uncontested elections (i.e., the number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that nominee). As the election of Directors at the Annual Meeting is uncontested, it requires a majority of the votes cast by, or on behalf of, the holders of Common Stock at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” a Director and have no effect on the election results.
If stockholders do not re-elect an incumbent nominee who is already a Director, Delaware law provides that the Director continue to serve on the Board as a “holdover director.” Under our By-Laws and Corporate Governance Guidelines, each Director must submit an irrevocable advance resignation that will be effective if the stockholders do not re-elect him or her and the Board accepts his or her resignation. In that situation, within 90 days from the date the election results are certified, the Nominating Committee will recommend to the Board whether to accept or reject the resignation, with the Board then taking action and promptly disclosing its decision and underlying rationale in a filing with the SEC.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition
Board Composition
The table below presents key qualifications and experience our Board views as essential for effective oversight and long-term strategy. Additional details on each Director nominee are provided in their individual biographies starting on page 10.

Skills and Qualifications
Executive Leadership Experience in leadership or executive role in a global company	●	●	●	●	●	●	●	●	●	●	●	11/11
Investment/Capital Allocation Experience in assessing investment opportunities and capital priorities	●		●	●	●		●		●	●	●	8/11
Strategy Experience in developing and executing on strategic priorities	●	●	●	●	●	●	●	●	●	●	●	11/11
Thought Leadership and/or Government and Public Policy Experience working with thought leaders from business, government and policy	●		●			●		●	●			5/11
Wireless Industry and/or REIT Experience in the wireless industry or with REITs, particularly with requirements of the REIT structure and qualifications needed to maintain REIT status	●	●		●			●	●	●	●		7/11
Operational and Management Experience with managerial and day-to-day operational experience	●	●	●	●	●	●	●	●	●	●	●	11/11
Finance/Accounting Education and experience that enables additional oversight of financial statements and metrics	●		●	●	●	●	●		●	●	●	9/11
International/Global Operations Experience understanding the complexities and risks of international businesses	●	●	●	●	●	●	●	●	●	●	●	11/11
Public Company Board Service on other listed public company boards, either currently or within the past five years	●	●	●			●	●	●	●	●	●	9/11
Risk Management Experience with identifying, managing and mitigating enterprise risks	●	●	●	●	●	●	●	●	●	●	●	11/11
Cybersecurity/Information Systems Experience in cybersecurity, intelligence and data protection	●	●		●	●			●			●	6/11
Sustainability (including Human Capital Management, Climate Risk and Related Governance) Experience in human resources, climate risk assessment and related governance	●		●						●			3/11
Demographic Background
Age (as of April 8, 2026)	55	55	63	58	57	65	70	63	76	65	67
Gender	M	F	F	M	M	F	M	M	F	M	M
Board Tenure
Years (as of April 8, 2026)	2	4	4	5	1	8	11	2	24	0	6
Our Board consists of individuals with varied and complementary business, leadership and financial expertise. Most of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provides an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience, which provides insight into issues faced by public companies.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition
Relevant information about each Director nominee appears below.

Steven O. Vondran President and CEO, American Tower Corporation Age: 55 Director since: February 2024 Board Committees: •None	Skills

	Executive Leadership	Investment/Capital Allocation	Strategy	Thought Leadership and/or Government and Public Policy

	Wireless Industry and/or REIT	Operational and Management	Finance/ Accounting	International/Global Operations

	Public Company Board	Risk Management	Cybersecurity/ Information Systems	Sustainability

Career
Mr. Vondran is the President and CEO of American Tower Corporation. Mr. Vondran joined the Company in 2000 as a member of its corporate legal team and served in a variety of positions, including Senior Vice President, U.S. Leasing Operations, Senior Vice President and General Counsel, U.S. Tower Division, Executive Vice President and President, U.S. Tower Division, and most recently, Executive Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Vondran was an associate at the law firm of Lewellen & Frazier LLP, served as a telecommunications consultant with the firm of Young & Associates, Inc., and was a Law Clerk to the Hon. John Stroud on the Arkansas Court of Appeals.

Qualifications
•Extensive institutional knowledge
•Effective leadership and executive experience, including as our General Counsel, U.S. Tower Division, President, U.S. Tower Division and Global Chief Operating Officer
Current Public Company Boards
•Ameren Corporation (2025–present)
Other Current Affiliations
•Member, Business Roundtable
•Member, Nareit Executive Board

Kelly C. Chambliss Former Global Chief Operating Officer, IBM Consulting Age: 55 Independent Director since: March 2022 Board Committees: •Compensation and Human Capital Committee (May 2022–present)	Skills

	Executive Leadership	Strategy	Wireless Industry and/or REIT	Operational and Management

	International/Global Operations	Public Company Board	Risk Management	Cybersecurity/ Information Systems

Career
Ms. Chambliss spent over 20 years at IBM in senior leadership roles, including as Global Chief Operating Officer, IBM Consulting, Senior Vice President, IBM Consulting in the Americas, and Global Chief Technology Officer, IBM Consulting. Ms. Chambliss joined IBM as a Partner through the acquisition of PricewaterhouseCoopers Consulting in 2002.

Qualifications
•Extensive management, international and cybersecurity experience at a global large-cap company
•Prior public company board experience
•Knowledge of data center operations
Former Public Company Boards (Past 5 Years)
•CoreSite Realty Corporation (2016–2021)

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition

Teresa H. Clarke
Chair and Executive Editor, Africa.com LLC
Age: 63
Independent Director since: December 2021
Board Committees:
•Nominating and Corporate Governance Committee (May 2025–present)
•Audit Committee (December 2021–May 2025)
Skills

Executive Leadership	Investment/Capital Allocation	Strategy	Thought Leadership and/or Government and Public Policy

Operational and Management	Finance/ Accounting	International/Global Operations	Public Company Board

Risk Management	Sustainability

Career
Ms. Clarke is Chair and Executive Editor of Africa.com LLC and a retired Managing Director in the investment banking division of Goldman Sachs & Co., where she led corporate finance and merger & acquisition transactions for corporate clients in the industrials and real estate sectors for a total of over 12 years. Ms. Clarke served on President Obama’s Advisory Council on Doing Business in Africa from 2014 to 2016.

Qualifications
•Extensive international experience, particularly in-depth knowledge of Africa
•Financial expertise
•Operational, leadership and strategic expertise
•Strong management and public company board experience
Current Public Company Boards
•Arthur J. Gallagher & Co. (2021–present)
Other Current Affiliations
•Member, Council on Foreign Relations
•Chair, Advisory Board of the Smithsonian National Museum of African Art

Kenneth R. Frank
Partner, Banneker Partners
Age: 58
Independent Director since: January 2021
Board Committees:
•Audit Committee (January 2021–present)
•Nominating and Corporate Governance Committee (May 2023–present; Chair since May 2024)
Skills

Executive Leadership	Investment/Capital Allocation	Strategy	Wireless Industry and/or REIT

Operational and Management	Finance/ Accounting	International/Global Operations	Risk Management

Cybersecurity/ Information Systems

Career
Mr. Frank is a Partner at Banneker Partners, a private equity firm focused in the enterprise software sector. He served as CEO of Turning Technologies, an education technology company, from 2019 to 2021, and led other enterprise software and services companies, such as Kibo Software as CEO, from 2016 to 2018, and Aptean Software as COO, from 2011 to 2015. Prior to that, Mr. Frank held a series of leadership positions at Alcatel-Lucent, between 2005 and 2012, including Global President, Solutions and Marketing, member of the Executive Committee, CTO of Alcatel North America and President, Professional Services Division. Mr. Frank previously held positions at AT&T Bell Laboratories and BellSouth Telecommunications.

Qualifications
•Extensive executive, international and cybersecurity experience in the telecommunications and technology industries
•Sophisticated leadership skills and familiarity with various global regions, including Europe and Asia
•Venture capital knowledge and financial acumen
Other Public Company Boards
•None
Other Current Affiliations
•Member, Board of Councilors for the Marshall School of Business at the University of Southern California
•Director, Orbcomm, Inc.
•Director, Calero-MDSL
•Director, Veracity Verification Solutions LLC

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition

Rajesh Kalathur
Former President, John Deere Financial, and former Chief Information Officer, Deere & Company
Age: 57
Independent Director since: February 2025
Board Committees:
•Audit Committee (February 2025–present)
Skills

Executive Leadership	Investment/Capital Allocation	Strategy	Operational and Management

Finance/ Accounting	International/Global Operations	Risk Management	Cybersecurity/ Information Systems

Career
Mr. Kalathur most recently served as President of John Deere Financial, a leading financial services provider for dealers and customers of John Deere equipment, and Chief Information Officer of Deere & Company, a global leader in the production of agricultural, construction, and forestry equipment and solutions, which he joined in 1996, until his retirement in January 2026. Mr. Kalathur has nearly 30 years of experience across finance, information technology, operations, and sales and marketing functions, including previously serving as Chief Financial Officer of Deere & Company. Mr. Kalathur was previously Vice Chair of the Iowa Business Council.

Qualifications
•Financial expertise
•Operational, leadership and strategic expertise in the U.S. and international markets
•Significant information technology and digital transformation knowledge
Other Public Company Boards
•None

Grace D. Lieblein
Former Vice President, Global Quality, General Motors Company
Age: 65
Independent Director since: June 2017
Board Committees:
•Audit Committee (June 2017–May 2021)
•Compensation and Human Capital Committee (May 2021–present; Chair since May 2024)
Skills

Executive Leadership	Strategy	Thought Leadership and/or Government and Public Policy	Operational and Management

Finance/ Accounting	International/Global Operations	Public Company Board	Risk Management

Career
Ms. Lieblein most recently served as Vice President, Global Quality of General Motors Company (GM), a multinational corporation that designs, manufactures, markets and distributes vehicles, from 2014 to 2015. Ms. Lieblein joined GM in 1978 and held a variety of leadership positions in engineering, supply chain management and international operations, including serving as Vice President, Global Purchasing and Supply Chain from 2012 to 2014, GM Brazil President from 2011 to 2012, GM Mexico President from 2008 to 2011 and Vehicle Chief Engineer from 2004 to 2008.

Qualifications
•Extensive management experience with global large-cap companies, including in Latin America
•Experience working with industry leaders to help further our innovation initiatives
•Financial expertise
•Strong board experience
Current Public Company Boards
•Honeywell International Inc. (2012–present)
Former Public Company Boards (Past 5 Years)
•Southwest Airlines Co. (2016–2022)
Other Current Affiliations
•Director, Cox Enterprises, Inc.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition

Craig Macnab
Former CEO and Chairman, National Retail Properties, Inc.
Age: 70
Independent Director since: December 2014
Board Committees:
•Compensation and Human Capital Committee (May 2018–May 2025; Chair, May 2019–May 2024)
•Audit Committee (May 2025–present; December 2014–December 2019)
Skills

Executive Leadership	Investment/Capital Allocation	Strategy	Wireless Industry and/or REIT

Operational and Management	Finance/ Accounting	International/Global Operations	Public Company Board

Risk Management

Career
Mr. Macnab served as CEO of National Retail Properties, Inc., a publicly traded REIT, from 2004 until 2017 and as Chairman of the board from 2008 until 2017. Prior to joining National Retail Properties, Mr. Macnab was the CEO, President and a director of JDN Realty Corporation, also a publicly traded REIT, from 2000 to 2003. Mr. Macnab also previously served as a director of DDR Corp. and Eclipsys Corporation, and as a director of the Cadillac Fairview Corporation Limited, a private company and a wholly owned subsidiary of the Ontario Teachers' Pension Plan.

Qualifications
•Extensive management experience with publicly traded REITs and global large-cap companies
•Financial expertise
•Experience as a director of other public companies
Current Public Company Boards
•Independence Realty Trust, Inc. (2024–present)
•VICI Properties, Inc. (2017–present)

Neville R. Ray Former President of Technology, T-Mobile US, Inc. Age: 63 Independent Director since: March 2024 Board Committees: •Compensation and Human Capital Committee (May 2024–present)	Skills

	Executive Leadership	Strategy	Thought Leadership and/or Government and Public Policy	Wireless Industry and/or REIT

	Operational and Management	International/Global Operations	Public Company Board	Risk Management

Cybersecurity/ Information Systems

Career
Mr. Ray most recently served as T-Mobile USA’s President of Technology until 2023. Mr. Ray joined T-Mobile USA (then VoiceStream) in 2000, and from 2010 to 2019, served as its Chief Technology Officer. Prior to that, Mr. Ray served as Network Vice President for Pacific Bell Mobile Services. Mr. Ray has served as Chairperson of the Board of Governors of 5G Americas, as Vice Chairman of the CTIA, and as a member of the National Telecommunications and Information Administration’s Commerce Spectrum Management Advisory Committee and the Federal Communications Commission’s Communications Security, Reliability and Interoperability Council. Mr. Ray currently serves on the U.S. President’s National Security Telecommunications Advisory Committee.

Qualifications
•Extensive leadership, operational and strategic experience with publicly traded companies in the wireless industry
•Deep understanding of technology and innovation trends
•Broad perspective gained from participating in industry associations
Current Public Company Boards
•Ziff Davis, Inc. (2024–present)
Other Current Affiliations
•Director, Opanga Networks, Inc. (2025–present)
•Advisor, Ericsson (2026–present)
•Advisor, Paradise Mobile (2024–present)
•Advisor, Ciena (2023–present)

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition

Pamela D. A. Reeve
Former President and CEO,
Lightbridge, Inc.
Age: 76
Independent Director since: 2002; Chairperson since May 2020
Board Committees:
•Lead Director (May 2004–May 2020)
•Nominating and Corporate Governance Committee (May 2009–present; August 2002–February 2005)
•Compensation and Human Capital Committee (April 2004–June 2016; Chair, April 2004–May 2009)
•Audit Committee (August 2002–July 2007)
Skills

Executive Leadership	Investment/Capital Allocation	Strategy	Thought Leadership and/or Government and Public Policy

Wireless Industry and/or REIT	Operational and Management	Finance/ Accounting	International/Global Operations

Public Company Board	Risk Management	Sustainability

Career
Ms. Reeve is the Chairperson of the Board of American Tower Corporation and has served in that role since 2020. Prior to that, she was the Company’s Lead Director. Ms. Reeve is very active in her local Boston-area community, advocating for causes that support the advancement of women and technology innovation. A retired business executive, she previously served as the President and CEO of Lightbridge, Inc., a public company and global provider of mobile business solutions to the wireless communications industry, from 1989 to 2004. Prior to joining Lightbridge in 1989, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc. She also previously served on the board of Sonus Networks, Inc. from 2013 to 2017.

Qualifications
•Operational, strategic and corporate governance expertise, particularly in the communications and technology industries
•Financial expertise
•Extensive institutional knowledge and effective leadership as former Lead Director and now Chairperson
Former Public Company Boards (Past 5 Years)
•Frontier Communications Corporation (2010–2021)
Other Current Affiliations
•Chair of the Board, The Women’s Edge
•Member of the Board, Boston Arts Academy Foundation

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Composition

Eugene F. Reilly Former Vice Chairman, Prologis, Inc. Age: 65 Independent Director since: 2025 Board Committees: •Compensation and Human Capital Committee (August 2025–present)	Skills

	Executive Leadership	Investment/Capital Allocation	Strategy	Wireless Industry and/or REIT

	Operational and Management	Finance/ Accounting	International/Global Operations	Public Company Board

Risk Management

Career
Mr. Reilly most recently served as the Vice Chairman of Prologis, Inc., and served as an advisor through April 2024. Mr. Reilly joined Prologis (then AMB Property Corporation) in 2003 and held several roles, including serving as Chief Investment Officer from 2019 to 2023 and Chief Executive of the Americas from 2011 to 2019. Mr. Reilly has 40 years of experience in real property investment, management and operations, including previously serving as Chief Investment Officer of Cabot Properties, Inc. Mr. Reilly previously served as a member of the technical committee of FIBRA Prologis and as a member of the board of directors and executive committee of the National Association of Industrial and Office Properties.

Qualifications
•Extensive leadership experience in global real estate investment, operations and management
•Significant executive expertise overseeing large-scale business activities across the Americas
•Deep background in investment strategy
Other Public Company Boards
•None
Other Current Affiliations
•Director, STO Building Group (2025–present)
•Director, Cortex Building Intelligence, Inc. (2024–present)

Bruce L. Tanner Former EVP and CFO, Lockheed Martin Corporation Age: 67 Independent Director since: September 2019 Board Committees: •Audit Committee (December 2019–present; Chair since May 2024)	Skills

	Executive Leadership	Investment/Capital Allocation	Strategy	Operational and Management

	Finance/ Accounting	International/Global Operations	Public Company Board	Risk Management

Cybersecurity/ Information Systems

Career
Mr. Tanner served as the EVP and CFO of Lockheed Martin Corporation from 2007 until 2019. He joined Lockheed Martin Corporation in 1982 and, prior to being appointed CFO, held a variety of leadership positions in finance, including as Vice President of Finance and Business Operations, Lockheed Martin Aeronautics, from 2006 to 2007, and Vice President of Finance and Business Operations, Lockheed Martin Electronic Systems, from 2002 to 2006.

Qualifications
•Extensive executive and cybersecurity experience with a global large-cap company
•Financial expertise
•Strategic, operational and advisory roles in complex financial transactions
Current Public Company Boards
•Truist Financial Corporation (2015–present)

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance
Corporate Governance
Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this role, the Board and its three standing committees—Audit; Compensation; and Nominating—meet throughout the year and engage in meaningful discussions with management to ensure that the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
To promote full compliance with all applicable corporate governance standards and remain aligned with best practices, the Board has adopted corporate governance principles and procedures, which it reviews annually and amends as necessary. We also continually review guidance and interpretations provided by the SEC and the NYSE. Furthermore, we engage in meaningful discussions with our stockholders regarding governance issues and potential improvements.
You can access (i) the charters for each of our current committees, (ii) our Corporate Governance Guidelines, (iii) our By-Laws and (iv) our Code of Ethics and Business Conduct Policy (Code of Conduct) in the “Investor Relations – Corporate Governance” section of our website, www.americantower.com. You may also request that these documents be mailed to you by writing to: American Tower Corporation, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Investor Relations. Each committee charter, our Corporate Governance Guidelines and our Code of Conduct are reviewed annually.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance
Key Corporate Governance Best Practices

Independence	Stockholder Rights
•All Directors Except One Management Director Are Independent
•Independent Chairperson
•Only Independent Directors Serve on Board’s Standing Committees
•Independent Directors Meet in Executive Session Without Management Present

•One Vote per Share of Common Stock
•Regular Stockholder Engagement
•Proxy Access (3%, 3 years, 25% of Board)
•Stockholder Ability to Call Special Meetings (25% Ownership Threshold)
•Stockholders’ Right to Act by Written Consent
•No Stockholder Rights Plans
•No Supermajority Voting Provisions

Ethics and Disclosure	Board Practices
•Code of Conduct •Vendor Code of Conduct •Corporate Governance Guidelines •Global Human Rights Statement •Disclosure Committee for Financial Reporting •Ethics Committee
•Annual Election of All Directors
•Majority Voting for Directors
•Periodic Review of Board Composition and Succession Planning
•Onboarding Program for New Directors
•Continuing Education Programs for Directors
•Policy Against Director “Over-boarding”
•Review of Strategy
•Oversight of Risk Management and Sustainability Matters
•Annual Review of Board and Committees
•Use of Outside Experts to Assist With Board Oversight

Compensation Oversight
•Anti-Insider Trading Policy, including Anti-Hedging and Anti-Pledging Provisions
•Clawback Policy
•Double-Trigger Equity Vesting and No Tax Gross-Ups in a Change of Control
•Annual Compensation Policies Risk Assessment Review
•Approval Policy for Related Party Transactions
•Independent Compensation Consultant
•Annual Review of CEO Performance, Overseen by Our Independent Chairperson
•Annual Advisory Vote on Executive Compensation
•Stock Ownership Guidelines for Directors and Executives

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Leadership Structure
Board of Directors
Our Board is committed to maintaining the authority and corporate governance practices necessary to independently oversee the Company’s business and strategic direction. This framework enables the Board to fulfill its responsibility to stockholders by overseeing the work of management and the Company’s business results, aligning the interests of Directors and management with those of stockholders, and supporting effective, responsive corporate governance focused on achieving the Company’s strategic objectives.
BOARD LEADERSHIP STRUCTURE
The Board believes that independent board oversight is essential to strong corporate governance. Under our Corporate Governance Guidelines, if we do not have a Chairperson who is independent, an independent Lead Director will be appointed upon the recommendation of the Nominating Committee. Factors considered in selecting a Chairperson include experience serving on public company boards, leadership at the committee level, areas of expertise (with a focus on leadership and corporate governance) and interest and ability to meet the time requirements of the position. In addition, the Board believes that to complement this leadership structure, having independent Directors serving as Chairs of each of our three standing Board committees enhances the Board’s effectiveness in providing independent oversight of material risks affecting the Company and fulfilling the Board’s risk oversight responsibility.
The Nominating Committee reviews and evaluates the Board’s leadership structure periodically. The Board believes it is important to retain flexibility to determine its leadership structure based on the composition of the Board and management team and business conditions at the time, recognizing that the needs and opportunities of the Company may change over time. The Nominating Committee also takes into account the views of institutional investors and proxy advisory firms, as well as governance and industry trends.

The Board is currently led by our Chairperson, Pamela D. A. Reeve, who was appointed as a Director in March 2002. Ms. Reeve was named Lead Director in May 2004 and Chairperson in May 2020.

Considerations in Selecting the Chairperson
During her tenure on the Board, Ms. Reeve has served on all three standing committees and provided extensive guidance to the Board and senior management. The Nominating Committee annually determines the appointment of the Chairperson and believes that Ms. Reeve is best suited for this role. The Board has continued to benefit from her invaluable business knowledge and leadership as Chairperson.

The Chairperson’s duties include:

•Calling and chairing Board meetings, including the Board’s executive sessions of independent Directors;
•Approving agendas, materials and schedules for upcoming Board meetings, in consultation with the CEO and other independent Directors;
•Meeting frequently with the CEO and senior management to advise and assist on strategic, business, financial and governance matters;
•Preparing and conducting, together with the Chair of the Compensation Committee, the annual performance review of the CEO; and
•Being available for communication with the Company’s significant stockholders.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Selection of Directors and Board Refreshment
SELECTION OF DIRECTORS AND BOARD REFRESHMENT
To maintain sustained Company growth, it is important we continue to have a Board with the requisite competencies to provide sound stewardship. We are committed to ensuring our Board is composed of Directors who bring a wealth of leadership experience, varied viewpoints, knowledge and skills that benefit our Company and stockholders. The Nominating Committee reviews the characteristics, skills, background and experience of the Board as a whole, and of its individual members, on an ongoing basis to assess those traits against the needs identified to benefit the Company, its management and its stockholders. In addition, the Nominating Committee takes into account the nature of and time involved in a Director’s service on other boards in evaluating the suitability of individual Directors and making recommendations to the Board.

Other Public Boards

Under the Corporate Governance Guidelines, without the consent of the Nominating Committee obtained in each case, a Director may not serve on the boards of more than four public companies (including the Company), or, if the Director is an active CEO or equivalent of another public company, on the boards of more than two public companies (including the Company).

Tenure and Term Limits

Our Board consists of Directors with a varied range of tenures. Our Board does not believe it should limit the number of years for which an individual may serve as a Director. Long-serving Directors provide important institutional knowledge and experience, while newer Directors bring fresh perspectives. The Board, including the Nominating Committee, believes that, as an alternative to term limits, it can ensure that the Board continues to evolve and adopt new viewpoints through periodic Board refreshment.

Qualifications of Board

The Nominating Committee seeks the most qualified candidates with the experience and skills that will complement the Board’s overall makeup, in accordance with our Corporate Governance Guidelines and the Nominating Committee charter.

The Nominating Committee strives to maintain a Board with the knowledge and skills necessary to effectively oversee a global company.
Board Committee Rotation
The Nominating Committee also considers the periodic rotation of committee members and committee chairs to introduce fresh perspectives to the fulfillment of the committees' duties. In 2024, new chairs for each of the Audit Committee, Compensation Committee and Nominating Committee were appointed.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Selection of Directors and Board Refreshment
Board Succession Planning

1	BOARD COMPOSITION REVIEW	The Nominating Committee periodically reviews the size and composition of the Board to ensure that Directors have the skills, experience and other criteria relevant to a global, dynamic, publicly traded company in the digital infrastructure space.
▼

2	ASSESSMENT OF DIRECTOR CANDIDATES’ SKILLS AND QUALIFICATIONS
As described in our Corporate Governance Guidelines, the Nominating Committee assesses Director candidates based on specific criteria, as outlined under “Summary of Director Skills and Qualifications” on page 9. Although the Nominating Committee does not assign specific numeric weights to these skills in its assessments, any Director candidate is expected to possess substantive knowledge or experience in several of the areas specified in the criteria.

▼

3	EVALUATION OF INDEPENDENT CONSULTANT’S FEEDBACK	Our Board believes it is important to review its effectiveness and that of its standing committees annually and, accordingly, engages with an outside independent consultant to conduct that evaluation and provide critical feedback. The feedback generated from this process assists the Board, and particularly the Nominating Committee, in determining the composition and skill set required for our Board to function effectively and oversee management’s implementation of the Company’s strategic goals and priorities.
▼

4	RECOMMENDATIONS FOR DIRECTOR CANDIDATES	In considering candidates for the Board’s slate of recommended Director nominees, the Nominating Committee recommends individuals it believes can best enhance the success of the business and represent stockholder interests through the exercise of sound judgment in light of the full Board’s experience. To identify and evaluate Director candidates, in addition to seeking recommendations from Board members, the Nominating Committee engages one or more independent search firms to select Director candidates, reviews and discusses biographical information and background material relating to potential candidates, and, along with the independent search firm and other Board members, interviews selected potential candidates. In addition, the Nominating Committee is committed to considering all candidates proposed by stockholders in accordance with the By-Laws, if appropriate biographical and background material is provided, applying the same criteria and following substantially the same process as it does in considering other candidates. The Nominating Committee may then choose to present such candidates to the Board for consideration.
▼

5	SELECTION OF DIRECTOR CANDIDATE	Upon selection, a candidate is interviewed by the independent search firm and certain Board members, and an analysis is prepared to further assess the suitability of the candidate to address the Board’s needs. If the candidate is selected for recommendation to the Board, a review of his or her independence and potential conflicts is conducted.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Selection of Directors and Board Refreshment
Board Refreshment

Board Changes in the Past 5 Years

6 new independent Directors have been added to the Board since 2021.	6 independent Directors(1) have left the Board since 2021.

Skills of Newly Added Directors

Investment/Capital Allocation	Strategy
Cybersecurity/Information Systems	Wireless Industry and/or REIT
(1)Including Mr. Hormats, who will not be standing for re-election at the Annual Meeting.
New Independent Directors in the Past 5 Years:

2021	2022	2024	2025

Kenneth R. Frank Distinguished leader in a number of technology organizations and relevant global business and industry experience	Kelly C. Chambliss Success as a leader of dynamic global services and technology businesses, with vast knowledge of CoreSite and the data center industry	Neville R. Ray More than 30 years of experience building and operating wireless networks in the U.S. and globally, along with knowledge of the Company and the competitive ecosystem	Rajesh Kalathur Extensive global financial, technical and operations experience and demonstrated leadership in transformation

Teresa H. Clarke Comprehensive global perspective, from extensive leadership experience across finance, technology and public policy, including in Africa			Eugene F. Reilly Decades of experience leading a large, global REIT, including extensive capital allocation and operational expertise
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Director Independence
DIRECTOR INDEPENDENCE
The NYSE rules effectively create a two-step process for determining whether a Director qualifies as “independent.” First, a Director must satisfy the bright-line standards for independence established by the NYSE. Second, the Board must affirmatively determine that the Director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.
As set forth in our Corporate Governance Guidelines, the Board has established guidelines to help it determine whether a Director has a material relationship with the Company. Under these guidelines, a Director is not considered to have a material relationship with the Company solely on the grounds that he or she:
•is an executive officer or employee, or has an immediate family member who is an executive officer, of a company that makes payments to, or receives payments from, us for property or services, unless the amount of such payments or receipts, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues;
•is an executive officer of another company that is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than five percent (5%) of the total consolidated assets of the company at which he or she serves as an executive officer;
•is a director of another company that does business with us, provided that he or she owns less than five percent (5%) of the outstanding capital stock of the other company and recuses himself or herself from any deliberations of our Board with respect to such other company; or
•serves as an executive officer of any charitable organization, unless our charitable contributions to the organization, in any of the three fiscal years preceding the determination, exceeded the greater of $1 million or two percent (2%) of such charitable organization’s consolidated gross revenues.
In addition, ownership of a significant amount of our Common Stock, by itself, does not constitute a material relationship.
For relationships not covered by these guidelines, the other independent Directors will determine whether a material relationship exists, based upon the recommendation of the Nominating Committee. No immediate family relationship exists between any of our Directors or executive officers and any other Directors or executive officers.

10 of 11 Current Director Nominees of American Tower Are Independent.

Director Independence Determinations for the Annual Meeting
The Board has determined that each of American Tower’s non-management Directors who are standing for re-election at the Annual Meeting, based on his or her compliance with the Board’s established guidelines, has no material relationship with the Company and is “independent” under Section 303A.02 of the NYSE listing standards. In making its assessment, the Board determined that each of Messrs. Frank, Kalathur, Macnab and Tanner and Mses. Clarke and Reeve had no relationship with the Company, other than being a Director and/or stockholder. With respect to Messrs. Ray and Reilly and Mses. Chambliss and Lieblein, the Board determined that any relationships with the Company were appropriate, given each recuses himself or herself from material deliberations involving such affiliated company as necessary.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Director Independence
Specifically, the Board considered that each of Messrs. Ray and Reilly and Mses. Chambliss and Lieblein served or is currently serving as a director or executive officer of a company that conducts business with us, as follows: Mr. Ray served as an executive officer and as an employee of T-Mobile US, Inc. (T-Mobile) until April 2023 and October 2023, respectively; Mr. Reilly served as the Vice Chairman of Prologis, Inc. until his retirement in December 2023; Ms. Chambliss served as Senior Vice President of IBM Consulting in the Americas until October 2025; and Ms. Lieblein is currently a director of Honeywell International Inc. and Cox Enterprises, Inc. In each case, the Board determined that this service was in accordance with the NYSE listing standards and our Corporate Governance Guidelines in that none of these Directors beneficially owns five percent (5%) or more of the outstanding capital stock of the applicable company, each recuses himself or herself from any deliberations of the Board with respect to the applicable company and, in each case for Mr. Reilly and Mses. Chambliss and Lieblein, payments made to, or received from, each applicable company were less than the greater of $1 million or two percent (2%) of both the Company’s and the applicable company’s estimated total revenue in the 2025 fiscal year. While T-Mobile was one of the Company’s top customers by total revenue in 2025, Mr. Ray is no longer an employee of T-Mobile as of his election to our Board in March 2024.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Annual Evaluation
ANNUAL EVALUATION
To identify areas that are effective and areas for improvement, our Board, with oversight by the Nominating Committee, conducts annual evaluations of its performance and that of each of its three standing committees. The Board recognizes that a robust and constructive evaluation process is essential to good governance and effectiveness. The table below summarizes the process followed in 2025. We expect to conduct a similar Board and committee self-evaluation process in 2026.

1	EVALUATION QUESTIONNAIRES		•Independent consultant solicits candid input from each Director regarding the performance and effectiveness of the Board, its committees and individual Directors.

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2	INDIVIDUAL INTERVIEWS		•Independent consultant conducts interviews with each of the Directors.

▼

3	REVIEW OF FEEDBACK
•Independent consultant reviews questionnaires and interview responses and aggregates the results as they relate to Director performance, Board dynamics and the effectiveness of the Board and its committees.
•Independent consultant presents the findings first to the Nominating Committee, and then to the full Board in executive session.

▼

4	USE OF FEEDBACK
•The independent consultant develops recommendations based on the themes or issues that emerged, providing suggestions for areas of improvement for each committee and the Board and an action plan for implementing those suggested changes.

▼

5	CHANGES IMPLEMENTED
•As a result of this evaluation process, over the past few years, the Board has:
•strengthened the Director refreshment practices;
•improved the succession planning process for senior leadership; and
•added new highly-skilled Directors to enhance the Board’s composition.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Meetings
BOARD MEETINGS

Our Board is committed to strong corporate governance practices and dedicated to ensuring American Tower is managed for the long-term benefit of our stockholders and other stakeholders. To fulfill this goal, the Board and its three standing committees—Audit Committee, Compensation Committee and Nominating Committee—meet throughout the year and engage in meaningful discussions with management to ensure that the Board is informed regarding the Company’s activities, operating plans and strategic initiatives.
During the 2025 fiscal year, our Board held four regular meetings and five special meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board. Each Director also attended at least 75% of the committee meetings for the committees on which he or she served, with the exception of Ms. Clarke and Mr. Reilly, who attended 67% and 50%, respectively, of their committee meetings following their appointments to such committees in 2025, and were unable to attend all of the committee meetings due to prior commitments. All of our Director nominees serving on the Board as of the date of our 2025 Annual Meeting attended such meeting. We encourage, but do not require, our Directors to attend each annual meeting of stockholders.
In determining whether to recommend a Director for re-election, the Nominating Committee considers the Director’s past attendance at meetings and participation in, and contributions to, the activities of the Board and its standing committees.

The American Tower Board: By the Numbers in 2025 4 Regular meetings held by the Board 5 Special meetings held by the Board

At least 75%
of regular and special Board meetings attended by each current Director

100%
of the Directors attended the 2025 Annual Meeting

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Committees
BOARD COMMITTEES
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Only independent Directors serve on the standing committees.
Audit Committee

MEETINGS IN 2025: 8		CURRENT MEMBERS

Rotated On May 2025 Craig Macnab Appointed In February 2025 Rajesh Kalathur	Rotated Off May 2025 Teresa H. Clarke
		Bruce L. Tanner (Chair)	Kenneth R. Frank	Rajesh Kalathur	Craig Macnab

Key Responsibilities:
•Oversees management’s financial reporting processes.
•Meets with our independent registered public accounting firm, outside the presence of management, to discuss our financial reporting, including internal accounting controls and policies and procedures.
•Approves all fees related to audit and non-audit services provided by the independent public accounting firm.
•Has the sole authority to select, retain, terminate and determine the compensation of our independent registered public accounting firm.
•Oversees our systems of internal accounting and financial controls.
•Reviews the global internal audit plan, including the annual fraud risk assessment.
•Reviews the annual independent audit of our financial statements.
•Reviews our financial disclosures.
•Reviews and implements our Code of Conduct in conjunction with, and with oversight from, the Ethics Committee.
•Oversees the establishment and implementation of “whistle-blowing” procedures.
•Oversees our risk and policies for risk management, including due to litigation, ethics issues, cybersecurity, the deployment of artificial intelligence (AI), insurance and other compliance matters.

Each member of the Audit Committee is an audit committee financial expert under SEC rules and has the accounting or related financial-management expertise required under NYSE rules. In addition, each member is “independent” under the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). No Audit Committee member serves on the audit committee of more than two other public companies.
The Audit Committee’s meetings in 2025 were designed to facilitate and encourage communication among the members of the Audit Committee, management, our internal auditors and our independent registered public accounting firm, Deloitte & Touche LLP (Deloitte). Prior to each earnings release, the Audit Committee met with management and our auditors to review the financial results.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Board Committees
Compensation and Human Capital Committee

MEETINGS IN 2025: 4		CURRENT MEMBERS

Appointed In August 2025 Eugene F. Reilly	Rotated Off May 2025 Craig Macnab
		Grace D. Lieblein (Chair)	Kelly C. Chambliss	Neville R. Ray	Eugene F. Reilly

Key Responsibilities:
•Leads the Board in establishing compensation policies for our executive officers and the Board, including approving employment agreements or arrangements, if any, with executive officers.
•Reviews and approves individual and overall corporate goals and objectives related to executive compensation; evaluates executive performance in light of those goals and objectives; and determines executive compensation levels based on this evaluation, including as it relates to our CEO.
•Regularly assesses our compensation plans to determine whether any elements create an inappropriate level of risk.
•Administers our equity incentive plans, approving any proposed amendments or modifications.
•Reviews our compensation programs.
•Reviews and implements our Clawback Policy.
•Oversees our stock ownership guidelines.
•Receives reports from management on human capital management programs and practices.
•Regularly reviews executive compensation market trends, recommending changes to programs or processes accordingly.
•Reviews Compensation Committee reports, Pay versus performance and CEO pay ratio for inclusion in appropriate regulatory filings, and results of the annual advisory say on pay vote.

For more information on the Compensation Committee’s role and our processes and procedures for determining executive compensation, see “Compensation Discussion and Analysis” beginning on page 40.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Executive Sessions
Nominating and Corporate Governance Committee

MEETINGS IN 2025: 12	CURRENT MEMBERS

Rotated On May 2025 Teresa H. Clarke
	Kenneth R. Frank (Chair)	Teresa H. Clarke	Robert D. Hormats(1)	Pamela D. A. Reeve

Key Responsibilities:
•Identifies and recommends individuals to serve on the Board and its committees.
•Develops and makes recommendations to our Corporate Governance Guidelines, including the appropriate size, composition and responsibilities of the Board and its committees.
•Reviews corporate governance best practices and market trends.
•Reviews and approves or ratifies any related party transactions.
•Reviews any contemplated outside directorships of current Board members.
•Establishes performance criteria for the annual evaluation of the Board and its committees, and oversees the annual self-evaluation by Board members.
•Responds to stockholder requests and inquiries.
•Reviews and recommends Director training initiatives and reviews Director onboarding program.
•Oversees and reviews the Company’s sustainability programs and corporate responsibility policies, including environmental initiatives, human capital management, the development of its workforce and sustainability reporting.
•Advises the Board with respect to Board committee charters, composition and protocol, including the current Board structure.

(1)Mr. Hormats is not standing for re-election, but will continue to serve on the Nominating and Corporate Governance Committee through the date of the Annual Meeting.
EXECUTIVE SESSIONS
The independent Directors periodically meet in executive sessions, both through (i) sessions without the CEO or other members of senior management present, and (ii) sessions with members of senior management who have expertise relevant to the matter being discussed at such executive sessions. An executive session is typically scheduled either immediately before or immediately after each regular Board or committee meeting. The Chairperson presides at such sessions, and in her absence, the Board can designate the Chair of the Nominating Committee or, alternatively, the Chair of the Board committee relevant to the matter being discussed to preside. Upon reasonable notice to the other independent Directors, any independent Director may call for an executive session, with or without the presence of the Chairperson, if he or she deems it necessary or appropriate.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Director Onboarding, Continuing Education and Access to Employees
DIRECTOR ONBOARDING, CONTINUING EDUCATION AND ACCESS TO EMPLOYEES

Orientation
To familiarize new Directors with American Tower’s business, strategies and policies, and to assist new Directors in developing Company and industry knowledge to optimize their service on the Board, we conduct a robust orientation program, which includes, among other things, a presentation on:
•our business and the wireless infrastructure sector,
•the data centers business,
•each of our regional markets,
•our capital structure,
•our strategic plan,
•Board and committee responsibilities,
•corporate responsibility (including the American Tower Foundation (the Foundation)),
•ethics standards and legal and risk management,
•Corporate Governance Guidelines and Company policies, and
•securities trading and reporting.

Continuing Education
•Because we believe our Directors should be continually educated regarding corporate governance processes and practices, our business and our industry, we periodically conduct Board education sessions, often using external experts.
•For example, in 2025, the Board attended education sessions on our international customers, data centers and corporate tax matters, among other topics.
•The Nominating Committee annually reviews the current year’s Director training initiatives to determine programs for the upcoming year.
•Additionally, we encourage each independent Director to attend, annually and at the Company’s expense, at least one board education course offered by either an academic institution or a professional service organization.

Access to Employees
•The Board has access to the Company’s senior management to ensure that Directors can gather the information necessary to fulfill their duties.
•Members of senior management are encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board to have a full understanding of matters being considered.
•In 2025, during Board meetings held in offices outside of the Company’s headquarters, the Board met with various employees for lunches and other social events.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board of Directors
Process of Setting Director Compensation
PROCESS OF SETTING DIRECTOR COMPENSATION
The Compensation Committee has oversight of director compensation, including the authority to grant equity-based awards. The Compensation Committee conducts an annual review and assessment of all compensation, cash and equity-based, paid to our non-management Directors. In addition, the Compensation Committee seeks advice from the Board’s independent compensation consultant at least every other year, or more often as needed, in connection with evaluating our director compensation program relative to relevant market data and formulating its recommendations to the full Board.
As of December 31, 2025, our standard compensatory arrangement with our non-management Directors included the following:

Director Compensation Element		Payment	Board Service Mix of Compensation
Board Service
Annual Cash Retainer		$100,000
Additional Annual Payment to Chairperson		$150,000
Committee Service	Chair(2)	Member
Audit Committee	$25,000	$15,000
Compensation Committee	$15,000	$15,000
Nominating Committee	$10,000	$15,000
(1)The Average Cash Compensation excludes $150,000 paid to the Chairperson of the Board.
(2)Amount paid for Chair service is in addition to the amount paid for service as a committee member.
On March 10, 2025, based on their performance in the prior year and expected future contributions to the Company, we granted each of the non-management Directors 1,056 RSUs, which will fully vest and settle in shares of Common Stock on the one-year anniversary of the grant date.
The following table provides information regarding the compensation of each non-management Director who served on our Board during the year ended December 31, 2025, other than Ms. JoAnn Reed, who did not stand for re-election at the 2025 Annual Meeting. Information regarding the compensation of Mr. Vondran may be found under “Executive Compensation Tables” beginning on page 63.
Director Compensation for 2025

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1)(2) (c)	Total ($) (h)
Kelly C. Chambliss	$115,000	$225,002	$340,002
Teresa H. Clarke	$115,000	$225,002	$340,002
Kenneth R. Frank	$140,000	$225,002	$365,002
Robert D. Hormats	$115,000	$225,002	$340,002
Rajesh Kalathur	$115,000	$225,002	$340,002
Grace D. Lieblein	$130,000	$225,002	$355,002
Craig Macnab	$115,000	$225,002	$340,002
Neville R. Ray	$115,000	$225,002	$340,002
Pamela D. A. Reeve	$265,000	$225,002	$490,002
Eugene F. Reilly(3)	$57,500	$—	$57,500
Bruce L. Tanner	$140,000	$225,002	$365,002
(1)The amount in column (c) reflects the aggregate grant date fair value of awards granted for the fiscal year ended December 31, 2025. The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU awards by $213.07, the closing market price of shares of our Common Stock on the grant date, March 10, 2025.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight
(2)No stock option awards were granted during the fiscal year ended December 31, 2025. As of December 31, 2025, each non-management Director who served on our Board during 2025 held the following shares of Common Stock underlying the RSU awards:

Name	Number of Unvested Shares Underlying RSU Award (#)	Market Value of Unvested Shares Underlying Unvested RSU Award ($)(i)	RSU Award Grant Date
Kelly C. Chambliss	1,056	$185,402	3/10/2025
Teresa H. Clarke	1,056	$185,402	3/10/2025
Kenneth R. Frank	1,056	$185,402	3/10/2025
Robert D. Hormats	1,056	$185,402	3/10/2025
Rajesh Kalathur	1,056	$185,402	3/10/2025
Grace D. Lieblein	1,056	$185,402	3/10/2025
Craig Macnab	1,056	$185,402	3/10/2025
Neville R. Ray	1,056	$185,402	3/10/2025
Pamela D. A. Reeve	1,056	$185,402	3/10/2025
Eugene F. Reilly(3)	—	$—	—
Bruce L. Tanner	1,056	$185,402	3/10/2025
(i)   The value of the unvested shares of Common Stock underlying the RSU award was calculated by multiplying the number of unvested shares of Common Stock by $175.57, the closing market price of shares of our Common Stock on December 31, 2025.
(3)Mr. Reilly joined the Board and the Compensation Committee in August 2025 and received compensation for meetings thereafter, and did not receive a stock award in 2025.
Risk Oversight
OVERSIGHT OF STRATEGY
Oversight of the Company’s strategy is one of the Board’s most important responsibilities. Throughout the year, management regularly discusses strategy, strategic goals and progress against those goals with the Board. The Board is responsible for overseeing the formation and execution of the Company’s strategic plans and for understanding the associated risks and actions that management is taking to manage and mitigate those risks.
OVERSIGHT OF RISK MANAGEMENT

ERM Program:

Our Enterprise Risk Management (ERM) program includes an assessment of a broad range of the Company’s strategic, operational, financial and regulatory risks. Throughout the year, members of a cross-functional team within the Company identify and review risks and mitigations through comprehensive workshops. Annually, management presents and discusses the key risks identified in the ERM process with the full Board, soliciting input from Directors on the steps taken to mitigate risks and plans for additional mitigation in the year ahead.

The Board oversees the management of the Company’s risk exposure through the framework outlined below. Our standing committees, which are made up solely of independent Directors, most of whom have extensive experience in providing strategic and advisory guidance and assessments to other public companies, assist the Board in evaluating the specific risks the Company faces in the areas of finance, compensation and governance, as outlined below, as well as our policies for risk management and assessment. At each regularly scheduled Board meeting, each committee’s Chair reports on, among other things, any identified risks associated with that committee’s principal areas of focus.
We believe this is an effective approach to addressing the risks we face and supports our current Board leadership structure. It allows our independent Directors to review our risks and our risk management and assessment policies through fully independent Board committees, with ultimate oversight by the full Board.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Risk Oversight

BOARD OF DIRECTORS

•Reviews the Company’s most significant risks and mitigations, including during the annual ERM presentation by the Company’s leaders in the Corporate Legal department, and ensures management responds appropriately with risk-informed strategic decisions.
•Monitors risk exposure to ensure it is in line with the Company’s overall tolerance for, and ability to manage, risk.
•The Chairperson discusses management’s assessment of risks and mitigations in executive sessions and determines whether further review or action by the full Board or a particular committee would be appropriate.
•Additionally, the Board reviews the risk factors included in the Company’s annual reports filed with the SEC.

COMMITTEES

THE AUDIT COMMITTEE	THE COMPENSATION AND HUMAN CAPITAL COMMITTEE	THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

•Has primary responsibility for reviewing financial risk for the Company.
•Considers material litigation instituted against the Company and reviews cybersecurity issues and the resolution of issues raised through our Ethics Committee process.
•Identifies and assesses audit, accounting, cybersecurity, artificial intelligence, financial reporting, compliance and legal risks, and oversees the methodologies that management implements to address those risks.

•Reviews and balances risk in our compensation practices, programs and policies.
•Regularly assesses, with its independent compensation consultant and management, the Company’s compensation programs to determine if any elements of these programs create an inappropriate level of risk and to evaluate management’s methods to mitigate any potential risks.
•Oversees risks related to human capital management, including employee training and development, workforce planning and recruitment and employee engagement.

•Oversees the management of risks associated with Board and committee composition, including the current Directors’ skill sets and the Company’s anticipated future needs.
•Oversees risks associated with the Company’s corporate governance structure and related party transactions.
•Oversees risks related to the Company’s sustainability programs and corporate responsibility policies, including environmental initiatives, workforce composition and sustainability reporting.

MANAGEMENT

•Conducts a comprehensive, annual enterprise risk assessment to identify the most significant existing and emerging risks to the successful achievement of the Company’s strategic and operational goals, along with the procedures and initiatives in place to address those risks.
•Presents results of assessment to the Board for discussion, thereby enabling the Board to successfully oversee the Company’s risk management activities.
•Provides quarterly updates to the Board concerning any strategic, operational and emerging risks, including risks related to cybersecurity and climate change, to the Company’s ability to achieve its business goals and initiatives, along with updates to the mitigation activities underway to address those risks.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Responsible Business at American Tower Corporation
Responsible Business at American Tower Corporation
Ethics and integrity guide every aspect of our business. We have a strong governance system in place that shapes our Company’s strategy, policies and culture. We recognize that strong governance is key to maintaining the trust and support of our stakeholders.
Our commitment to ethical, high-quality operations is reflected in our governance practices, starting with the actions of our Board and leadership, cascading through all levels of the organization and permeating across all markets.
We value the relationships we have built with all our stakeholders, including employees, stockholders, customers, suppliers, landlords, local communities, trade organizations, non-governmental organizations and governing authorities, and recognize their feedback and engagement are critical to our success. We regularly engage our key stakeholder groups through a variety of platforms to better inform our strategy and ultimately drive the management of our business and material topics.

Employees	Stockholders	Customers	Local Communities	Suppliers and Landlords	Industry Groups	Governing Authorities

SPOTLIGHT ON AI GOVERNANCE AT AMERICAN TOWER CORPORATION
In September 2024, the Board formalized the Audit Committee’s oversight of risk exposure related to AI, while retaining overall responsibility for oversight of the Company’s AI strategy. The Audit Committee receives quarterly (and more frequently as needed) AI updates. Together with management, the Board and Audit Committee have overseen the development and launch of the Company’s AI governance program, as described below.
AI GOVERNANCE PROGRAM
At the core of the Company’s AI governance program is our Global Artificial Intelligence Use and Development Policy (AI Policy), launched in 2025, which defines the benefits, restrictions and preconditions for AI use within the Company. Under this AI Policy, a chartered, permanent AI Steering Committee—composed of senior leaders from legal, information technology (IT), information security, business enablement and CoreSite—reviews all new AI use cases and tools and determines whether to authorize, deny or restrict them, rooted in a balanced evaluation of the risks to the Company and the anticipated benefits to internal teams, vendors and clients. The AI Steering Committee has also developed and implemented mandatory AI training for all Company employees, equipping them with knowledge needed to identify risks and responsibly leverage AI’s benefits.

AI GOVERNANCE PROGRAM

BOARD OF DIRECTORS Owns the Company’s overall AI strategy, with oversight of AI-related risks delegated to the Audit Committee	SENIOR LEADERSHIP TEAM Provides operational leadership in the development, launch and execution of the Company’s AI governance program
AI GOVERNANCE PROGRAM STEERING COMMITTEE
Comprised of senior leaders from legal, IT, information security, business enablement and CoreSite, and charged with reviewing all new AI use cases and determining authorization or restrictions
AMERICAN TOWER EMPLOYEES Must abide by the Company’s AI Policy and the AI governance program, including following required review process on new AI use cases and completing assigned trainings

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Executive Succession Planning
Executive Succession Planning
Our Board’s involvement in leadership development and succession planning is ongoing. Pursuant to our Corporate Governance Guidelines, the Board, in its executive sessions, annually considers and reviews succession candidates for the CEO and other executive leadership positions for both near- and long-term planning. The Board reviews potential candidates for succession planning purposes, in light of their performance, leadership qualities and ability to manage additional responsibilities. The Board also considers potential risks regarding the retention of our current executive officers and succession candidates, the timeline for implementing each succession plan, and the extent of disruption likely to be caused as a result of unplanned attrition. In addition, as part of its risk management process, the Board has developed an interim emergency succession plan.
The Board values the experience and insight our long-tenured employees provide to the Company. As part of its succession plan over the past few years, several highly accomplished employees were promoted within the Company.

2023	▶	2024	▶	2025
•Steven O. Vondran, who has been with the Company for over 25 years, appointed to the role of Executive Vice President, Global Chief Operating Officer for an interim period, effective November 1, 2023 until February 1, 2024
•Eugene M. Noel, who has been with the Company for 15 years, appointed to the role of Executive Vice President and President, U.S. Tower Division, effective November 1, 2023
•Mr. Vondran appointed to the roles of President, CEO and Director of the Board, effective February 1, 2024
•Mr. Noel appointed to the role of Executive Vice President and Chief Operating Officer, effective January 13, 2025
•Richard C. Rossi, who has been with the Company for 25 years, appointed to the role of Executive Vice President and President, U.S. Tower, effective January 13, 2025

Additionally, for our employees with high potential, we offer several professional development opportunities designed to support them through a career path to become the Company’s next executive leaders. These opportunities are supported by a comprehensive talent-management review process to develop future leaders and ensure effective succession planning.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ABOUT AMERICAN TOWER
Sustainability Framework and Highlights
Sustainability Framework and Highlights
Our business inherently promotes sustainability through the reduced environmental footprint of shared infrastructure. Across our global operations, we strive to uphold leading standards of environmental stewardship, social responsibility and corporate governance, while supporting the communities in which we operate. Our sustainability approach is anchored on three core pillars—environment, social and governance—which together guide our commitment to building a more connected and resilient world.
Sustainability Governance
While the Nominating Committee oversees the sustainability function, including the annual reporting process, the entire Board reviews, discusses and addresses key sustainability matters. We provide our Directors with relevant updates and required disclosures to support their oversight responsibilities and ensure effective governance of sustainability matters.

Environment Recent Highlights:(1)

Expanded our Green Sites portfolio to 1,200+ locations globally, each designed with energy‑efficient equipment and other sustainable features and typically includes over 16 kilowatt of installed on-site solar capacity per location

Expanded our global deployment of lithium‑ion battery (LIB) energy storage systems, now installed at 24,000+ sites across our portfolio, with total installed LIB capacity in 2025 reaching 1,100+ megawatt hours

Surpassed our on‑site renewable energy goal for 2025 by generating 132+ gigawatt hours of on-site clean energy across our global portfolio, exceeding our target of achieving a 10% increase over the 2024 baseline

(1)As of December 31, 2025

Social Recent Highlights:(1)

$3.2M+
directed to learning and development training
Invested more than $3.2 million in 2025 in training offered through ATC YOU—our global learning university—and in a comprehensive suite of executive and employee development programs that elevate capabilities and position our teams for long‑term success
$2.5M+ contributions by the Foundation Over $2.5 million distributed globally by the Foundation in 2025 through matching programs, disaster-relief donations, grants and other financial contributions
Together with our partners, we have served more than 1,250,000 people across our global footprint through our Digital Communities program, which establishes digitally connected spaces in underserved communities; our goal is to positively impact the quality of life for at least two million people by the end of 2030.

(1)As of December 31, 2025

Governance Recent Highlights:

Named as one of:
•Newsweek’s America’s Most Responsible Companies (2026)
•Newsweek’s America’s Greenest Companies (2026)
•Newsweek’s World’s Most Trustworthy Companies (2025)
•Newsweek’s Most Trustworthy Companies in America (2025)
•Forbes’ World’s Best Employers (2025)
•U.S. News & World Report’s Best Companies to Work For - Northeast (2025-2026)
16,000+ classes completed on cybersecurity and responsible AI use training Employees completed more than 16,000 classes of training on cybersecurity and responsible AI use in 2025.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Stockholder Outreach and Rights
Stockholder Outreach and Rights
We believe regular, transparent stockholder engagement is essential to American Tower’s long-term success. In 2025, we continued our practice of engaging with stockholders to understand their perspectives on performance and strategy, corporate governance, executive compensation, sustainability and other matters.

We presented at financial and industry conferences.	We met with financial and governance analysts and investment firms.	We met with institutional stockholders.	We responded to stockholder inquiries.

Scheduled meetings in 2025 with stockholders

Regular engagement with stockholders on a broad range of topics
2025 Discussion Topics Included:
•Performance and Strategy •Executive Succession Planning •Human Capital Management •Environmental Sustainability •Board Tenure and Refreshment	•Executive Compensation •Strategic Acquisitions and Divestitures •Political Spending and Lobbying •Balance Sheet Management •Capital Allocation Priorities

Report to Board of Directors
Senior management regularly updates each committee of the Board on relevant topics, highlighting items discussed and feedback received during stockholder outreach campaigns, as well as the outcome of the advisory vote results on executive compensation.

Response to Investor Outreach

In response to communications with our investors, our Board and management team has taken action, implementing the following recent change to our 2026 compensation for executives:
•Beginning in 2026, relative TSR will represent 30% of the PSU awards granted under our long-term incentive award program. Detailed information about the TSR metric can be found beginning on page 57.

Our By-Laws permit a group of up to 20 stockholders, who have owned at least three percent (3%) of American Tower stock continuously for at least three (3) years, the ability to submit Director nominees—up to twenty-five percent (25%) of the Board—for inclusion in our proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Communications From Stockholders and Other Interested Parties
PROXY ACCESS

Holders of at least 3% of AMT stock held by up to 20 stockholders	Holding the stock continuously for at least 3 years	Can nominate up to 25% of the Board for election at an annual meeting of stockholders

In addition, we provide our stockholders with both the right to call a special meeting and act by written consent, the terms of which reflect current market practice.
Communications From Stockholders and Other Interested Parties
The Board attends to written communications submitted by stockholders and other interested parties and will respond when appropriate. The Board has designated the Nominating Committee to consider, and determine responses to, communications from stockholders and other interested parties. If you wish to send communications on any topic to the Board and its non-management Directors, address your communications to: Kenneth R. Frank, Chair of the Nominating and Corporate Governance Committee, c/o General Counsel, American Tower Corporation, 222 Berkeley Street, Boston, Massachusetts 02116. Stockholders proposing Director nominations or any other business for consideration at a meeting of stockholders must comply with the proxy access provisions or the advance notice and related provisions in our By-Laws, as applicable.

MONITORING OF COMMUNICATIONS FROM STOCKHOLDERS	▶	FORWARDING OF COMMUNICATIONS TO DIRECTORS	▶	RESPONDING TO STOCKHOLDERS
Under most circumstances, the Chair of the Nominating Committee is, with the assistance of our General Counsel, primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other Directors, as he or she considers appropriate.

Communications that relate to substantive matters and include suggestions or comments the Chair of the Nominating Committee considers to be important for the Directors to consider will be forwarded to all Directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than are communications relating to ordinary business affairs or matters that are personal or otherwise not relevant to the Company, including mass mailings and repetitive or duplicative communications.

Responses are made to stockholders by the most suited person, including a Director or member of senior management. We use the feedback received from stockholders to improve our corporate governance, sustainability and disclosure practices. In addition, we have made numerous changes to executive compensation to align compensation to long-term stockholder value, improve transparency and implement stock ownership guidelines for all executives.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Approval of Related Party Transactions
Approval of Related Party Transactions
Our Corporate Governance Guidelines include a policy that the Nominating Committee shall review and approve all related party transactions for potential conflicts of interest and will prohibit such a transaction if it determines it to be inconsistent with the interests of the Company and its stockholders. Under the policy, (i) “related party transactions” means all transactions between the Company and any related party other than transactions available to employees or Directors generally or transactions involving less than $120,000, and (ii) “related parties” means our executive officers, Directors and stockholders owning more than five percent (5%) of our Common Stock, as well as any such person’s immediate family members. The policy also covers entities that are owned or controlled by related parties, or entities in or of which related parties have a substantial ownership interest or control.
Under the policy, management must present to the Nominating Committee the proposed terms of any related party transaction that it wishes to enter into, including the value of the proposed transaction. After reviewing the transaction, the Nominating Committee will approve or disapprove it, and management must continue to update the Nominating Committee of any material change to any approved transaction. If management enters into a related party transaction before the Nominating Committee approves it, the Nominating Committee must ratify the transaction or management must make all reasonable efforts to cancel or annul the transaction.
In 2025, the Company received approximately $1.5 million from Ligado Networks, LLC (Ligado). Payments from Ligado to the Company were customary recurring lease payments for tower space Ligado leases on multiple communications sites. Doug Smith, the President and Chief Executive Officer of Ligado, is the brother of Rodney M. Smith, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This transaction was reviewed and ratified by the Nominating Committee in accordance with the Company’s Corporate Governance Guidelines.
Stock Ownership Guidelines
To further align the interests of our leadership with those of our stockholders and promote our commitment to sound corporate governance, our Corporate Governance Guidelines include stock ownership guidelines. Each executive officer and Director is expected to beneficially own American Tower stock equal in market value to a specified multiple of his or her annual base salary or annual cash retainer, as applicable. The guideline for the CEO is six (6) times his or her annual base salary and for each of the other executive officers is three (3) times his or her annual base salary. The guideline for each non-management Director is five (5) times the annual cash retainer. Each executive officer and non-management Director has five (5) years from the date of hire/appointment to reach his or her ownership target. Additionally, each executive officer is required to retain at least 50% of shares, net of tax obligations, until he or she meets the ownership requirements.
To determine compliance with these guidelines, we count actual shares and unvested RSUs. The Compensation Committee administers these stock ownership guidelines and may modify their terms and grant hardship exceptions at its discretion. As of December 31, 2025, each executive officer and non-management Director met his or her ownership target, or was within the timeframe of meeting such target.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Compensation and Other Information Concerning Directors and Officers

PROPOSAL 2
Advisory Vote on Executive Compensation
We are providing our stockholders the opportunity to approve, on an advisory basis (a “say on pay” vote), the compensation of our named executive officers as described in “Compensation Discussion and Analysis” and related tabular and narrative disclosures in this Proxy Statement, in accordance with Section 14A of the Exchange Act. We intend to submit our executive compensation to an advisory vote annually, consistent with the advisory vote of our stockholders on the frequency of the say on pay vote at our 2023 Annual Meeting of Stockholders (2023 Annual Meeting). The next advisory say on pay vote of our stockholders will be held at our 2027 Annual Meeting.

The Board of Directors unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC.

We believe our executive officers play a critical role in our financial, strategic and operational performance and in creating long-term stockholder value. Accordingly, our executive compensation philosophy is to create a balance that achieves our executive retention objectives, while rewarding our executive officers under a pay-for-performance philosophy through an appropriate combination of base salary, annual performance incentive awards and long-term, equity-based compensation. The objectives of our executive compensation program include:
•attracting and retaining top talent;
•motivating and engaging our executive officers; and
•driving sustainable, long-term growth and stockholder value consistent with our vision and growth strategy.
We continually review our executive compensation program. We seek the input of our stockholders, and based on such engagement, have made changes to our executive compensation program over time, which reflect those discussions.
We urge you to read the “Compensation Discussion and Analysis,” including the accompanying compensation tables and related narrative disclosures in this Proxy Statement, as it provides greater detail on our compensation philosophy and determinations. The Compensation Committee and the Board believe our executive compensation program and policies are consistent with, and help us achieve the goals of, our compensation philosophy.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
Although the advisory vote on this proposal is non-binding, meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote, we encourage all stockholders to vote their shares on this matter, as the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Discussion and Analysis
In this section, we summarize our philosophy and objectives regarding the compensation of our NEOs, including our policies on how we determine the elements and amounts of executive compensation. We encourage you to read this discussion and analysis, in conjunction with our compensation tables beginning on page 63 and the report of the Compensation and Human Capital Committee of our Board on page 62 of this Proxy Statement. All references to the “Committee” in this section refer to the Compensation and Human Capital Committee.
Our 2025 NEOs

Name | Title
Steven O. Vondran President and CEO	Ruth T. Dowling Executive Vice President, Chief Administrative Officer, General Counsel and Secretary
Rodney M. Smith Executive Vice President, Chief Financial Officer and Treasurer	Eugene M. Noel(2) Executive Vice President and Chief Operating Officer
Olivier Puech(1) Former Executive Vice President and President, International
(1)Mr. Puech retired from the Company effective January 2, 2026.
(2)Mr. Noel was appointed to the role of Executive Vice President and Chief Operating Officer effective January 13, 2025, and is included as a NEO for the first time in 2025.
For a complete list of our current executive officers, see Part III, Item 10 in our Annual Report on Form 10-K for the year ended December 31, 2025 (Form 10-K).
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Executive Summary
EXECUTIVE SUMMARY
2025 Compensation Summary

•Annual performance incentive program targets tie to outlook
For 2025, our targets for the financial metrics, Total property revenue(1) (weighted 30%) and Adjusted EBITDA(2) (weighted 50%), were aligned with our outlook expectations disclosed to investors at the beginning of 2025.
•Updated 2025 Peer Group Following our annual comprehensive review, we updated our peer group for 2025 to remove NVIDIA.

•Equity awards are largely performance-based
For 2025, we continued to grant a mix of RSUs and PSUs, with 70% of our CEO’s and 60% of our other NEOs’ target value made up of PSUs. To focus our NEOs on long-term growth, PSU payouts are determined based on absolute financial and relative stock performance against pre-established goals over a three-year performance period.

•Over 94% stockholder support for Say on Pay in 2025
Our stockholders have historically approved our say-on-pay proposal at a high rate, with over 94% of votes cast in favor of our executive compensation program at our 2025 Annual Meeting.

(1)Total property revenue is a performance metric under the annual performance incentive program. For this metric, International pass-through revenue is excluded. For a reconciliation of Total property revenue, excluding pass-through revenue, see Appendix A.
(2)Adjusted EBITDA is a performance metric under the annual performance incentive program and a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
2025 Financial Highlights(1)

Total Revenue	Total Property Revenue	Net Income Attributable to AMT Common Stockholders	Adjusted EBITDA	Attributable AFFO Per Share(2)
$10.6 Billion	$10.3 Billion	$2.5 Billion	$7.1 Billion	$10.76
5.1% over 2024	3.7% over 2024	12.2% over 2024	4.7% over 2024	2.1% over 2024
(1)On September 12, 2024, we completed the sale of our subsidiary ATC Telecom Infrastructure Private Limited (ATC TIPL), which held our operations in India (the ATC TIPL Transaction). The ATC TIPL Transaction qualified for presentation as discontinued operations, and accordingly, all 2024 data for year-over-year comparison purposes for Total revenue, Total property revenue, Adjusted EBITDA and Return on Invested Capital (ROIC) included herein exclude the operating results from ATC TIPL. All data for Net Income Attributable to AMT Common Stockholders and Attributable AFFO per Share include the operating results from ATC TIPL. Prior year periods have not been adjusted unless otherwise noted.
(2)Attributable AFFO per Share is a performance metric under the long-term incentive program and a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
Highlights of 2025 Performance
•Ended the year with over $11 billion in liquidity and floating rate debt exposure of approximately 4%;
•Reduced our net leverage ratio to 4.9x as of the end of 2025;
•Maintained balance sheet strength though an upgrade on our credit rating from S&P Global and issuance of an aggregate of $3.0 billion in fixed rate debt;
•Repurchased over $350 million in Common Stock under our repurchase programs; and
•Achieved second consecutive year of double-digit revenue growth in our Data Centers segment.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
OVERVIEW OF OUR COMPENSATION PROGRAM
Highlights of Our Executive Compensation Program and Policies
Target Compensation Mix
As illustrated in the charts below, 93% and 88% of the target mix of compensation for our CEO and other NEOs, respectively, consisted of at-risk pay elements. This level of at‑risk compensation is consistent with the practices of companies in our peer group, which generally emphasize performance‑based pay as the primary component of executive compensation.
This mix directly ties executive pay to Company performance, including financial results, strategic initiatives and stock performance. Our annual performance incentive program focuses on short-term Company goals, while complementing sustainable long-term performance. In addition, the Committee believes a significant percentage of each executive’s target compensation package should consist of equity-based compensation to focus our executive officers on long-term value creation for the benefit of our stakeholders. Long‑term equity incentives are delivered through a mix of performance‑based and time‑based restricted stock units. This approach is consistent with peer practices, where companies commonly allocate a majority of long‑term incentives to performance‑based equity while maintaining a meaningful time‑based component for retention and leadership stability.
The balance between equity-based compensation and annual cash incentives is designed to ensure our executive officers consider the long-term benefits and risks, as well as the short-term effects, of their strategic decisions, and the effects those actions may have on the Company and our stakeholders.
CEO
Other NEOs

Components of Executive Compensation Program
The following summarizes the components of our 2025 compensation program and how these components reflect our compensation principles and have helped us achieve our compensation objectives.
The Company targets annual base salary, annual performance incentive and long-term incentive opportunities within a competitive range of the market median; however, we will pay above or below market median, as appropriate, based on experience, individual performance and other characteristics of the given executive’s contributions and role.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program

Annual Base Salary
Objectives:
•Provides a competitive level of compensation to attract and retain highly qualified executive talent
•Rewards sustained performance over time and is intended to provide a degree of financial stability to the executive
Metrics: •Annually reviewed against similarly situated executives at peer group companies and against internal pay metrics
2025 Highlights:
•Based on a review of competitive market data, for 2025, the Committee determined not to increase the salaries of the NEOs, with the exception of Mr. Noel due to his new role and increased responsibility.
•See page 51 for more information.

Annual Performance Incentive Program
Objectives:
•Provides at-risk, variable cash pay opportunity for performance over one year
•Annual performance incentive targets designed to motivate our executives to achieve or exceed annual goals within appropriate risk parameters

Metrics:
•80% of target award is tied to achieving pre-established Company financial goals:
•Total property revenue, excluding pass-through revenue (30% of overall target award); and
•Adjusted EBITDA (50% of overall target award).
•20% of target award is tied to achieving pre-established individual performance goals.

2025 Highlights:
•In 2025, our NEOs received 114% of their target incentive award based on performance against these goals.
•The Committee did not exercise discretion in determining final incentive award amounts following achievement of the financial and individual goals.
•See page 52 for more information.

Long-Term Incentive Program
Objectives:
•Provides at-risk, variable, equity-based pay opportunity for sustained operating performance
•Long-term retention tool that provides both time-based (RSUs) and performance-based restricted stock units (PSUs)
•Focuses executives on the creation of long-term stockholder value

Metrics:
•Vesting of 2025 PSUs is determined by achieving pre-established goals, each over a three-year performance period:
•Cumulative Attributable AFFO per Share (50%);
•Average ROIC(1) (30%); and
•Relative total shareholder return (TSR)(2) (20%).
•RSUs are time-based (vesting 1/3rd annually over three years) and function as a long-term retention tool.

2025 Highlights:
•In 2025, our NEOs earned 157% of their 2023 PSUs based on achievement of cumulative Attributable AFFO per Share(2) of $31.17 and average ROIC(2) of 9.3%.
•See page 55 for more information.

(1)ROIC is a performance metric under the long-term incentive program and a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
(2)For a description of how this metric is determined, see “Compensation Determinations for 2025” beginning on page 51.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
2025 Performance Metrics
Compensation Determination Process
For the annual performance and long-term incentive programs, the Committee oversees a rigorous and comprehensive goal-setting process. The Committee uses performance measures in the annual performance and long-term incentive programs that (i) align with the Company’s strategy, operating principles and priorities, and stockholder interests, (ii) support the achievement of Company and individual goals and (iii) reflect the Company’s overall performance.
Financial Metrics
80% of our NEOs’ annual performance incentive awards and 100% of the PSU component of the long-term incentive awards are tied to achieving pre-established financial metrics. The following tables demonstrate the 10-year financial performance of the metrics used to determine annual performance incentive awards and PSU awards in 2025.

ANNUAL PERFORMANCE INCENTIVE PROGRAM METRICS
Total Property Revenue Excluding Pass-Through(1)	Adjusted EBITDA(1)
\

8.8% CAGR
$3.1B
$3.6B
$4.1B
$4.7B
$4.7B
$5.2B
$6.0B
$6.6B
$7.1B
$6.8B
$7.1B
7
6
5
4
3
2
1
0
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

PSU AWARD METRICS(2)
Attributable AFFO Per Share	ROIC(1)

8.0% CAGR
11.0
8.8
6.6
4.4
2.2
0.0
$5.00
$5.59
$6.38
$7.20
$7.73
$8.44
$9.43
$9.76
$9.87
$10.54
$10.76
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

Year End Stock Price

(1)2024 for Total property revenue, Adjusted EBITDA and ROIC excludes operating results from ATC TIPL as a result of the ATC TIPL Transaction. All other years have not been changed.
(2)Beginning with PSUs granted in 2024, achievement will also be based on Relative TSR.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
Stockholder Value Creation and Balance Sheet Strength

Capital Returned to Common Stockholders (Dividends and Share Repurchases) in 2025(1)	Available Liquidity	A Leading S&P 500 Company

$3.5B	$11.1B	$118B
	as of 12/31/2025	enterprise value as of 12/31/2025

(1)Includes the dividend paid in February 2026 to holders of record of our Common Stock as of the close of business on December 29, 2025.
Individual Metrics
20% of our NEOs’ annual performance incentive awards is tied to achieving pre-established individual performance goals, as described in more detail below under “Review of 2025 Individual Performance.”
Investor Outreach
Stockholder engagement is an integral component of our compensation decision-making process, and members of our Board and management routinely interact with our investors. Through these interactions, we receive valuable feedback on our compensation program and corporate governance initiatives.

Outcomes
Consideration of Most Recent “Say On Pay” Vote
Each year, the Committee considers the outcome of the advisory vote on our executive compensation program. Stockholders continued to show strong support for our executive compensation program, with over 94% of the votes cast for the approval of the “say on pay” proposal at our 2025 Annual Meeting and nearly 96% approval for this proposal on average over the past three years.

We regularly review our compensation program and continue to incorporate stockholder feedback to ensure we remain in line with executive compensation best practices. Several of the changes we have made over the past 10 years, as detailed below under “Significant Changes to Our Long-Term Incentive Program Over the Years,” were in response to such stockholder feedback.
Proposal 2 gives our stockholders the opportunity to cast an advisory vote on our executive compensation program, as described in this Proxy Statement. Although this vote is non-binding, the Committee will review the results of the vote and take those results into account when making future determinations concerning the executive compensation program and policies. We will continue with regular stockholder engagement activities throughout the year to remain current on their perspectives firsthand.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
Significant Changes to Our Long-Term Incentive Program Over the Years(1)
Our long-term incentive program has evolved over time to reflect changes in the Company’s business strategy and performance priorities. We have periodically refined the mix of equity vehicles and performance metrics to better align executive incentives with long-term stockholder value creation.

PRE - 2015

•Long-term incentive compensation consisted of (i) stock options with four-year vesting period (50% of target award) and (ii) time-based RSUs with a four-year vesting period (50% of target award)

2015

•Introduced PSUs to the long-term incentive program: Long-term incentive compensation now consisted of (i) stock options with a four-year vesting period (50% of target award), (ii) time-based RSUs with a four-year vesting period (25% of target award) and (iii) PSUs with three consecutive one-year performance periods, based on the performance metric Consolidated AFFO per Share(2) (25% of target award)

2016

•Eliminated stock options from long-term incentive compensation mix and increased allocation of PSUs: Program consisted of (i) PSUs with a three-year performance period (60% of target award) and (ii) RSUs with a four-year vesting period (40% of target award)
•Added ROIC as a performance metric under the PSUs, with the PSUs now measured as follows: ROIC (weighted at 30%) and Consolidated AFFO per Share (weighted at 70%)

2019

•Changed allocation of equity awards to be 70% PSUs and 30% RSUs for the CEO, while the allocation for the other NEOs remained at 60% PSUs and 40% RSUs

2022

•Changed the Consolidated AFFO per Share performance metric under the PSUs to Attributable AFFO per Share, to reflect recent changes to our capital structure, including minority interests

2023

•Changed vesting period of time-based RSU grants to three years

2024

•Added relative TSR as a performance metric under the PSUs, with the PSUs now measured as follows: Relative TSR (weighted at 20%); Attributable AFFO per Share (weighted at 50%) and ROIC (weighted at 30%), each over a three-year performance period

2026 UPDATES

•In an effort to further align executive pay with stockholder returns, the Committee increased the weighting of Relative TSR under the PSUs, resulting in the following:
Relative TSR (weighted at 30%); Attributable AFFO per Share (weighted at 40%) and ROIC (weighted at 30%), each over a three-year performance period

(1)These changes were implemented on a go‑forward basis only and did not apply to, or result in, any modification of outstanding awards.
(2)Consolidated AFFO per Share is a non-GAAP financial measure. Definitions of non-GAAP financial measures and reconciliations to GAAP can be found in Appendix A.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Overview of Our Compensation Program
Compensation Governance and Best Practices
We supplement our pay-for-performance program with a number of compensation policies intended to align the interests of management with those of our stockholders.

At American Tower, We Do …	At American Tower, We Do Not ...

  Tie a high ratio of our executives’ pay to performance.
As described above in “Target Compensation Mix,” 93% and 88% of the target total direct compensation opportunity for our CEO and other NEOs, respectively, was in the form of short- and long-term incentive compensation.
  Weigh incentives toward quantitative metrics.
We use absolute and relative performance in our incentive plans. Our annual performance incentive program is heavily weighted toward quantitative metrics relating to pre-established Company financial goals for all our executive officers, including the CEO.
  Use multiple performance metrics.
We use multiple performance metrics in our short- and long-term incentive programs to discourage unnecessary short-term risk taking.
  Require significant stock ownership.
We maintain aggressive guidelines to reinforce the importance of stock ownership (6x the annual base salary for the CEO, 3x the annual base salary for the other NEOs and 5x the annual cash retainer for Directors). This is intended to align the interests of our executive officers and Directors with those of our stockholders and to focus our senior management team on our long-term success.
  Subject incentive compensation to clawback provisions.
The terms of our Clawback Policy (as further described below) require American Tower to recoup all erroneously awarded incentive-based compensation awarded to the CEO and other NEOs in the event of a financial restatement.
  Provide a competitive level of severance.
We maintain a competitive and responsible severance program to provide a consistent approach to executive severance and to provide eligible employees with certainty and security. Under this program, severance benefits are available only upon a “Qualifying Termination.”
  Use an independent compensation consultant.
The Committee has engaged Meridian Compensation Partners, LLC (Meridian) as its independent compensation consultant. Meridian is compliant with NYSE requirements and has no other ties to American Tower or its management and meets stringent selection criteria.
  Engage directly with our stockholders.
We maintain direct and open communication with our stockholders throughout the year, conduct active stockholder engagement initiatives and promptly respond to all inquiries.

  Permit hedging or pledging of American Tower securities.
Our Anti-Insider Trading Policy and Code of Conduct prohibit short sales and hedging transactions, as well as pledging our securities, by any of our employees and Directors. In addition, our policies impose limits as to when and how our employees, including our executive officers, and Directors can engage in transactions in our securities.
   Encourage excessive or inappropriate risk taking through our compensation programs.
The Committee, together with its independent compensation consultant and management, conducts an annual risk review of our compensation programs to determine if any elements of these programs create an inappropriate level of risk and reviews management’s mitigation activities with respect to any significant potential risks.
   Reprice stock options or repurchase underwater stock options.
Our equity incentive plan prohibits, without stockholder approval, (i) the amendment of any outstanding stock option to reduce its exercise price or replace it with a new award exercisable for our Common Stock at a lower exercise price and (ii) the purchase of an underwater stock option for cash.
   Provide golden parachute tax gross-ups.
We do not provide excise tax gross-ups for golden parachute payments.
   Provide excessive perquisites.
We do not provide excessive perquisites to our executive officers, nor do we offer them any deferred compensation plans, supplemental executive retirement plans or loans of any kind.
   Provide uncapped incentive awards.
Our annual performance incentive awards cannot exceed 200% of the performance incentive target.
   Provide single-trigger acceleration of equity upon a “Change of Control.”
Our severance program provides acceleration of equity only upon a “double trigger,” whereby executives are only entitled to acceleration in the event of a “Qualifying Termination” within 14 days before, or two years following, a “Change of Control.”

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Philosophy and Oversight
COMPENSATION PHILOSOPHY AND OVERSIGHT
Philosophy
Focus on Pay for Performance. The guiding principle of our executive compensation philosophy is to pay for performance. Fundamentally, our compensation program is designed to:

Attract and retain top talent	Motivate and engage our executive officers	Drive sustainable, long-term growth and stockholder value consistent with our values, vision and growth strategy

Setting Competitive Levels of NEO Compensation—Development and Use of Comparative Peer Group
The Committee believes it is important to understand the relevant market for executive talent to ensure that the executive compensation program supports the attraction and retention of highly qualified leaders. The Committee assesses market conditions annually through a review of peer group compensation data, compiled by the Committee’s independent compensation consultant. Due to the unique nature of our business, including its scope and global presence, there are ongoing challenges in developing the most appropriate mix of companies for our peer group. In its annual review of our peer group composition, the Committee takes into account these challenges, which include the following:
•The scope of our business spans two major sectors—communications infrastructure assets and real estate and, as a result, there are very few companies directly comparable to us;
•We have large international operations located in a number of distinctive markets, unlike our real estate peers;
•We manage our business with a smaller senior management team than is typically found in the technology, communications or real estate industries; and
•We operate and are classified as an infrastructure REIT and are one of very few global technology REITs.
Our peer group used for developing pay decisions consists of companies in the communications industry, other REITs, companies with comparable revenues, firms with similar business models, companies with comparable operational scale and global complexity and companies from which we would consider recruiting talent. The Committee believes this group of companies provides a meaningful perspective of current pay practices and levels, as well as overall compensation trends. Based on the recommendation of the Committee’s independent compensation consultant, NVIDIA Corporation was removed from the peer group used for developing pay decisions in 2025 due to its increased growth rate and market capitalization over the past few years.
Our 2025 peer group consisted of the following 22 companies:

Peer Group for 2025 Compensation Decisions
•Adobe Inc.
•Booking Holdings Inc.
•Broadcom Inc.
•BXP (fka Boston Properties, Inc.)
•Crown Castle Inc.
•Digital Realty Trust, Inc.
•Equinix, Inc.
•Equity Residential
•Fidelity National Information Services, Inc.
•Intuit Inc.
•L3Harris Technologies, Inc.

•Mastercard Incorporated
•Motorola Solutions, Inc.
•NextEra Energy, Inc.
•Prologis, Inc.
•Public Storage
•Salesforce, Inc.
•SBA Communications Corporation
•Simon Property Group, Inc.
•Texas Instruments Incorporated
•Ventas, Inc.
•Welltower Inc.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Philosophy and Oversight
American Tower Positioning Relative to Its Peer Group(1)
(1)Reflects amounts for fiscal year ended as of December 31, 2025 sourced from S&P Capital IQ.
Our total revenue and our market capitalization are at or around the peer group median, which is attributable to the quality of our business model and sustained growth of the business that has created value for our stockholders over the long term.
Use of Broad Market Data. In addition to data from our peer group, the Committee reviews third-party industry survey data as a general indicator of relevant market conditions and pay practices. The Committee reviews market data at the 25th, 50th and 75th percentiles from a custom peer group and the S&P 250. This data serves as a broader reference point for determining what types and amounts of compensation are appropriate. In determining the appropriate compensation packages necessary to recruit and retain valuable senior executives, the Committee also considers market conditions, relative experience levels, relative executive tenure, special capabilities and global complexity to be significant factors. The Committee generally targets total compensation in a competitive range around the 50th percentile of the market.
Small Management Team. Base salaries are set in recognition of (i) an efficient management structure, where there are few executive officers, the majority of whom have significant tenure at the Company and experience in a highly specialized and varied business and (ii) continued attraction and retention of this executive talent. Despite the significant growth in the size of the Company over the past several decades, the smaller size of the senior management team provides a competitive advantage and promotes greater efficiency across the business.
Detailed Evaluation by the Committee. In making determinations with respect to all elements and amounts of executive compensation, the Committee reviews the CEO’s assessment of each other executive officer and his or her contribution to the Company’s financial performance (outlined in “Financial Goals and Performance” below). For each executive officer, the Committee reviews such officer’s performance and contribution to the Company’s financial performance and evaluates whether he or she met his or her pre-established individual performance goals (outlined in “Review of 2025 Individual Performance” below). In addition, the Committee considers such officer’s potential for continued contribution to the Company’s long-term success.
Actual compensation paid to each executive officer may be above or below target pay positioning based on Company financial performance (weighted 80%) and individual performance (weighted 20%). Other factors that affect actual compensation include retention risk, future potential at the Company and internal equity considerations.
Emphasis on Future Pay Opportunity Versus Current Pay. The Committee strives to provide an appropriate mix of compensation elements, with an emphasis on performance-based, long-term compensation. Cash payments primarily reward annual performance, while equity awards incentivize our NEOs to continue to deliver sustained results over a longer period of time and also serve as a retention tool. The Committee believes a substantial portion of our NEOs’ compensation should be “at-risk,” that is, dependent on our operating and stock price performance.
Significance of Overall Company Results. The Committee’s evaluation of our NEOs prioritizes their contributions to overall Company performance, rather than their individual business or function.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Philosophy and Oversight
The Committee believes that the NEOs share responsibility for supporting the goals and performance of the Company as a whole.
Oversight
Compensation Committee Oversight and Governance Principles

Responsibility	Long-Term Focus	Stakeholder Alignment
Compensation should consider each executive’s responsibility to act in accordance with our ethical objectives at all times; financial and operating performance must never compromise these values.	Long-term, stock-based compensation opportunities should outweigh short-term, cash-based opportunities; annual objectives should complement sustainable long-term performance.	The financial interests of executives should be aligned with the long-term interests of our stakeholders through performance metrics that correlate with long-term stockholder value.

Competitive	Balance	Pay for Performance
Total compensation should be established based on size and complexity of role and sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing American Tower’s performance.
	Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and business results with heavy focus on long-term sustained performance.	A majority of compensation should be at-risk and directly linked to American Tower’s performance.

Compensation Committee Process and Timeline
The following timeline of key events reflects the Committee’s process in benchmarking, compensation design, compensation determinations and goal setting:
Ongoing

•Review compensation philosophy and objectives in light of Company performance, goals and strategy, stockholder feedback and external benchmarking	•Monitor compliance with management equity ownership requirements	•Monitor compensation estimates in comparison to actual performance

January - March
Compensation Determinations and Goal Setting
•The CEO prepares a written evaluation of each of the other executive officers' performance, and the Chairperson of the Board prepares a written evaluation of the CEO.
•Committee approves the actual compensation to be paid to the CEO and each executive officer for performance from the prior fiscal year.
•Committee approves term sheets that reflect plan design for incentive compensation for the year, including performance targets.

April - August
Benchmarking
•Committee reviews feedback from stockholder outreach, proxy advisory firms and results of say on pay vote.
•Consultant prepares assessment of the Company’s executive compensation relative to peer and industry trend and governance practices.

September - December
Compensation Design
•Committee approves any changes to peer group.
•Committee assesses market positioning through a review of peer group compensation data.
•Consultant provides advice on compensation philosophy/program design and levels for each executive, as well as market and industry trends.
•Consultant conducts a risk assessment review and audit of compensation practices, programs and policies.
•Committee determines any program design changes.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
COMPENSATION DETERMINATIONS FOR 2025
Below we discuss the Committee’s key compensation decisions for 2025, which were made based on our compensation philosophy and advice from the Committee’s independent compensation consultant (see “Other Compensation and Governance Practices and Policies—Role of the Compensation Consultant” on page 58). Compensation determinations are influenced by our performance against external measures, including direct competitors, peer group companies and survey data. In evaluating Company performance, the Committee considered our overall financial results. For the 2025 fiscal year, based on our assessment of all the market data, the Committee has concluded that our NEOs’ compensation in the aggregate is competitively positioned on a target total compensation basis.
The Committee works with its independent compensation consultant to better understand and continually monitor market competitive pay practices, which it then considers when determining compensation adjustments and changes for the coming year. This annual process includes conducting a market compensation pay level and design benchmark analysis against our peer group.
Annual Base Salary
In deciding the annual base salaries, the Committee considers benchmarking analyses to determine where the Company stands in relation to its peer group, market data regarding executive compensation and factors relating to internal pay equity within the Company. The Committee also takes into consideration notable unique factors, which distinguish it from its peers, such as the smaller size of the senior management team relative to the size of the Company. We believe operating with a small senior management team enables us to leverage the broader capabilities of our executive officers more effectively across a wider range of business and functional responsibilities and fosters a team approach and greater collaboration among our executive officers. As a result, annual base salaries for our NEOs are, and must remain, competitive. Our NEOs have consistently achieved strong Company performance. After considering tenure in their current positions, the salaries reflect historical key contributions and expectations of significant continued contributions to the Company’s long-term success.
For 2025, the Committee increased the base salary for Mr. Noel based on his new role as Executive Vice President and Chief Operating Officer, taking into account the scope of his responsibilities, market data for comparable roles and internal pay alignment. The Committee did not approve any increases to the base salaries for the other NEOs given market conditions, advice from our independent compensation consultant and the Committee’s determination that the base salaries remained competitive.
Base Salaries (2024 and 2025)

Name	2024 Base Salary	2025 Base Salary
Steven O. Vondran(1)	$1,000,000	$1,000,000
Rodney M. Smith	$660,000	$660,000
Olivier Puech	$640,341	$640,341
Ruth T. Dowling	$620,000	$620,000
Eugene M. Noel(2)	$—	$630,000
(1)Mr. Vondran was appointed to the role of President and CEO effective February 1, 2024. Prior to that, he served as Executive Vice President and Chief Operating Officer from November 1, 2023 until February 1, 2024. Mr. Vondran’s 2024 salary reflects his current role as President and CEO. For his service in 2024, Mr. Vondran received a blended salary of approximately $961,268.
(2)Mr. Noel was not a NEO prior to the 2025 fiscal year, and accordingly, compensation information in 2024 is not provided. Mr. Noel was appointed to the role of Executive Vice President and Chief Operating Officer, effective January 13, 2025. Prior to that, he served as Executive Vice President and President, U.S. Tower Division. Mr. Noel’s 2025 salary reflects his current role as Executive Vice President and Chief Operating Officer. For his service in 2025, Mr. Noel received a blended salary of approximately $628,269.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
Annual Performance Incentive Program
The annual performance incentive program design for our executives demonstrates our commitment to rigor and objectivity in establishing and meeting our compensation goals, with 80% and 20% of the target annual performance incentive awards tied to achieving pre-established Company financial goals and individual performance goals, respectively, for all NEOs. In establishing the incentive program metrics, the Committee sought to set appropriately challenging threshold and maximum performance levels for revenue and Adjusted EBITDA, designed to require meaningful performance for any payout and exceptional performance to achieve maximum payout, consistent with the Committee’s emphasis on rigorous financial goal-setting.
Each NEO’s target award opportunity is a percentage of his or her base salary, set at the beginning of the fiscal year and based on the market competitive benchmarking analyses. The Committee determines goals for each performance measure based on input from our CEO and by considering prior year performance. The Committee determines actual incentive payouts after assessing Company performance, as well as individual performance for all NEOs, relative to pre-established goals.
For 2025, the Committee did not approve any increases to the target awards for any of the NEOs given market conditions, advice from our independent compensation consultant and the Committee’s determination that the target award opportunities remained competitive.
Financial Goals and Performance
For 2025, the Committee approved the following two Company financial measures used to determine the executives’ annual performance incentive awards: Total property revenue, excluding pass-through revenue, (weighted 30%) and Adjusted EBITDA (weighted 50%). We believe these performance metrics encourage management to grow our business profitably, while also increasing cash generation and controlling costs. Both metrics are reported in our quarterly results and guidance to the market and are considered in our short- and long-term growth strategy.

Annual Performance Incentive Award Metrics and Weightings

Payouts Based on Performance Levels

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
The target goals for total property revenue, excluding pass-through revenue, and Adjusted EBITDA are aligned with our outlook expectations disclosed to investors at the beginning of 2025. Pass-through revenue is primarily based on ground rent and/or power and fuel expense customer reimbursements. As a result, our total property revenue, including pass-through revenue, in any given period may fluctuate in a way that does not necessarily represent the Company’s real estate business or the underlying business trends. Consequently, we adjust total property revenue to exclude pass-through revenue from the goal-setting process.
We further adjust the financial goals for fluctuations in foreign currency exchange rates and material acquisitions or divestitures that close during the fiscal year. Beginning with 2025, financial goals are also adjusted for straight line revenue impacts throughout the year.
In addition, we consider the prior fiscal year’s actual results in our annual goal-setting process to (i) ensure the new performance targets are rigorous but achievable and (ii) challenge the executive team to perform at consistently higher levels during each subsequent fiscal year.
The following table sets forth the threshold, target and maximum performance goals for each performance metric, and the actual performance achieved.
2025 Company Financial Goals ($ in Billions)

Metrics	Weighting	2024 Results(1)	2025 Target Increase Versus 2024 Results	Below Threshold 0%	Threshold 50%	Target(2) 100%	Maximum 200%	2025 Results(3)
Total Property Revenue, excluding pass through revenue	30%	$8.902	3.7%					$9.224
Adjusted EBITDA	50%	$6.812	4.2%					$7.130
(1)On February 25, 2025, we issued a press release reporting our actual results for 2024. Results shown here exclude the impacts associated with discontinued operations related to the ATC TIPL Transaction.
(2)Target adjusted to reflect fluctuations in foreign currency exchange rates and divestitures that closed during 2025, as well as for straight line revenue impacts throughout the year.
(3)On February 24, 2026, we issued a press release reporting our actual results for 2025.
As indicated in the table above, the achievement percentage reflects the payout percentage for each financial goal. The calculation for the weighted achievement for these financial goals is outlined in the following tables.
2025 Financial Goals for the NEOs

	Weighting	Achievement
Total Property Revenue, excluding pass-through revenue	30%	100%
Adjusted EBITDA	50%	107%
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
Review of 2025 Individual Performance
The following table summarizes each NEO’s individual performance achievements in 2025:

Steven O. Vondran President and CEO	Performance

Achievements
Led global finance and operational transformation initiatives that significantly enhanced efficiency and organizational performance.
Reviewed and optimized the capital allocation strategy to prioritize developed markets with the strongest return potential.
Drove a strategic focus on key markets, resulting in strong returns across the U.S. & Canada and Data Centers segments.

Rodney M. Smith Executive Vice President, Chief Financial Officer and Treasurer	Performance

Achievements
Led a high‑impact finance transformation that strengthened operational performance and improved effective internal controls.
Led agency discussions that resulted in an improved credit rating from S&P, reflecting strong financial discipline and strategic execution.
Successfully issued unsecured debt at market low spreads, optimizing our capital structure.

Olivier Puech Former Executive Vice President and President, International	Performance

Achievements
Successfully transitioned multiple departments as part of the global finance and operational transformation.
Strengthened customer relationships across key European markets, deepening trust and driving strategic engagement.
Continued meaningful progress in addressing greenhouse gas emissions across our African markets.

Ruth T. Dowling Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	Performance

Achievements
Appreciably improved governance through (i) implementation of AI Policy and Steering Committee, (ii) roll out of interactive Code of Conduct and (iii) expanded Enterprise Risk Management process.

Materially strengthened cybersecurity readiness by onboarding new leadership and expertise within the information security organization, strengthening of third party risk management and vulnerability management.

Revitalized the insurance team, driving operational improvements that resulted in multimillion-dollar premium savings.

Eugene M. Noel Executive Vice President and Chief Operating Officer	Performance

Achievements
Successfully oversaw the transition of more than 2,600 individuals into new organizational structures, ensuring stability and continuity throughout the change.
Built and unified a truly global team dedicated to driving operational efficiencies and continuous improvement.
Delivered measurable gains in customer response times and overall customer satisfaction through strengthened processes and team performance.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
2025 Individual Performance Achievement
The Committee determined that each of our NEOs exceeded his or her individual goals for 2025, as described in more detail above under “Review of 2025 Individual Performance.” The following table sets forth the achievement of individual goals and total weighted achievement for each NEO.

	Weighting	Achievement	Total Weighted Achievement(1)
Steven O. Vondran	20%	150%	114%
Rodney M. Smith	20%	150%	114%
Olivier Puech	20%	150%	114%
Ruth T. Dowling	20%	150%	114%
Eugene M. Noel	20%	150%	114%
(1)Includes weighted achievement of both the financial and individual goals.
The following table sets forth the target incentive awards and actual incentive awards paid to our NEOs for the 2025 fiscal year and compares them to the target incentive awards and actual incentive award payments for the prior fiscal year. The Committee did not exercise its discretion to adjust final incentive award amounts following its determination of percentage achievement of financial and individual goals.
Incentive Award Targets and Payouts (2024 and 2025)

	Target Annual Incentive Awards			Actual Annual Incentive Awards
Name	Year	Target Incentive Award (%)	Amount ($)	% Achievement of Target Incentive Award	Amount ($)
Steven O. Vondran	2024	200%	$2,000,000	118%	$2,360,000
	2025	200%	$2,000,000	114%	$2,280,000
Rodney M. Smith	2024	125%	$825,000	118%	$973,500
	2025	125%	$825,000	114%	$940,500
Olivier Puech	2024	125%	$800,426	118%	$944,503
	2025	125%	$800,426	114%	$912,486
Ruth T. Dowling	2024	125%	$775,000	118%	$914,500
	2025	125%	$775,000	114%	$883,500
Eugene M. Noel(1)	2024	—%	$—	—%	$—
	2025	125%	$787,500	114%	$897,750
(1)Mr. Noel was not a NEO prior to the 2025 fiscal year, and accordingly, compensation information in 2024 is not provided.
Long-term Incentive Program
Our Approach for 2025
Our long-term lease arrangements with our customers and additions to our real estate portfolio enable us to generate relatively predictable long-term growth. As a result, management decisions that have the greatest long-term impact on the Company typically relate to matters such as capital allocation, including strategic divestitures designed to repurpose capital and drive long-term stockholder growth, mergers and acquisitions, long-term contract negotiations with major customers, financial leverage, capital structure, growth opportunities, expansion into new markets and strategic alliances. Such decisions may have a negative short-term impact on our performance and/or stock price, but result in greater long-term value.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
For these reasons, a substantial majority of our NEOs’ target compensation is in the form of long-term incentives. We believe granting meaningful levels of equity-based awards encourages our NEOs to focus on achieving long-term results, which drives stockholder value. In addition, these grants help us to retain highly experienced executives and sustain long-term Company performance.
For 2025, the Committee determined each NEO’s target value of long-term incentive awards and the allocation of the target value between RSUs and PSUs. In making this determination, the Committee considered the overall Company performance, the anticipated level of the executive officer’s future contribution, the increasingly challenging annual business plan as the prior year’s objectives are achieved, the experience needed and competitive market data. Annual equity grants to our executive officers were awarded at the same time as our annual employee grant on March 10, 2025.
Long-Term Incentive Award Allocation

CEO	Other NEOs

The following table sets forth the target value of equity awards granted to the NEOs in 2025. For 2025, the Committee made adjustments to the target values of the equity awards for Messrs. Vondran and Puech and Ms. Dowling to align with market competitiveness based on market data provided by our independent compensation consultant.
We determined the number of shares subject to each of our awards using the closing price of our Common Stock on the date of grant.
Equity-Based Award Values (2024 and 2025)(1)

Name	2024 Target Equity Value	2025 Target Equity Value
Steven O. Vondran	$10,000,000	$11,000,000
Rodney M. Smith	$4,500,000	$4,500,000
Olivier Puech	$5,000,000	$4,500,000
Ruth T. Dowling	$3,000,000	$3,200,000
Eugene M. Noel(2)	$—	$3,000,000
(1)The target value used to determine the number of shares subject to each award differs from the grant date fair value of the awards reported in the Summary Compensation Table, which is calculated in accordance with applicable accounting standards and reflects additional valuation assumptions.
(2)Mr. Noel was not a NEO prior to the 2025 fiscal year, and accordingly, compensation information in 2024 is not provided.
Description of 2025 Equity Awards and Results of 2023 PSU Award
2025 RSUs
Consistent with all RSUs granted beginning March 10, 2023, each 2025 RSU grant vests 1/3rd annually over three years, commencing one year from the date of grant. On each vesting date, the number of RSUs that vest will be paid in a like number of shares. For the 2025 equity grant, RSUs represented 30% of the CEO’s target grant date award value and 40% of each of the other NEOs’ target grant date award value.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Compensation Determinations for 2025
2025 PSUs
Each 2025 PSU grant is earned over a three-year performance period (January 1, 2025 to December 31, 2027), to the extent achieved performance meets the performance goals set at the beginning of the performance period. The performance goals for the 2025 PSUs are set with respect to cumulative Attributable AFFO per Share and average ROIC, which are used by management and investors as key indicators of the Company’s financial performance, weighted at 50% and 30%, respectively, and relative TSR, as measured against the REIT constituents included in the S&P 500 index, weighted at 20%. For the 2025 equity grant, PSUs represented 70% of the CEO’s target grant date award value and 60% of each of the other NEOs’ target grant date award value. As outlined below, the actual number of PSUs earned is based on the performance levels against these target goals, as determined by the Committee at the end of the performance period.
Attributable AFFO per Share is widely used in the telecommunications real estate sector and we believe represents the underlying performance of our property assets. ROIC encourages management to focus on earning adequate returns on invested capital over a sustained period. Relative TSR measures cumulative value to stockholders through stock price appreciation and dividends, and the inclusion of this metric aims to align incentive compensation with stockholder returns and value creation.
Relative TSR compares our TSR percentile ranking at the end of the applicable three-year performance period (such performance period for the 2025 PSU Awards being January 1, 2025 to December 31, 2027) with the ranking of the REIT constituents of the S&P 500 index. Payouts will range from 0% (relative TSR below the 35th percentile), 50% (relative TSR that is greater than or equal to the 35th percentile), 100% (relative TSR that is greater than or equal to the 55th percentile), and up to a maximum of 200% (relative TSR that is equal to or above the 70th percentile). Additionally, payouts of the portion of the award amount relating to this metric will be capped at 100% if the Company’s absolute TSR is negative for the three-year performance period.
2023 PSUs
For the PSU awards granted in March 2023, which were earned over a three-year performance period of January 1, 2023 to December 31, 2025 (2023 PSU Award), the Committee set the following three-year target performance goals with respect to cumulative Attributable AFFO per Share (weighted at 70%) and average ROIC (weighted at 30%): (i) $28.87 and (ii) 8.7%, respectively. The cumulative Attributable AFFO per Share target was adjusted for material divestitures, including our sale of ATC TIPL, and both targets were adjusted for deviations in collections from one of our former customers in India (prior to the ATC TIPL Transaction), Vodafone Idea Limited, due to uncertainty surrounding such customer.
In February 2026, the Committee determined that the Company achieved cumulative Attributable AFFO per Share and average ROIC of (i) $31.17 and (ii) 9.3%, respectively, for the three-year performance period ending on December 31, 2025, resulting in payouts at 153% and 166%, respectively, of the target performance goals for the performance measures, resulting in a total 157% of target payout.

Cumulative Attributable AFFO Per Share (70%)	Average ROIC (30%)

Payout
200%
175%
150%
125%
100%
75%
50%
25%
0%
$33.20
Actual: $31.17
Achievement: 153%
$28.87
$25.99
$0
Below Threshold
Threshold
Target
Maximum
Performance

200%
175%
150%
125%
100%
75%
50%
25%
0%
Payout
Actual: 9.3%
Achievement: 166%
9.6%
8.7%
7.0%
0%
Below Threshold
Threshold
Target
Maximum
Performance

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
Based on achieved performance, the table below shows the number of 2023 PSU shares earned by each eligible NEO.

Name	2023 PSU Award Granted	% of Target 2023 PSU Award Earned	Total Number of PSU Shares Earned
Steven O. Vondran(1)	15,685	157%	24,626
Rodney M. Smith	13,646	157%	21,425
Olivier Puech	15,685	157%	24,626
Ruth T. Dowling	7,059	157%	11,083
Eugene M. Noel(2)	—	—	—
(1)Mr. Vondran’s 2023 PSU Award reflects his previous role as Executive Vice President and President, U.S. Tower Division from January 1, 2023 until November 1, 2023.
(2)Mr. Noel was appointed to the role of Executive Vice President and President, U.S. Tower Division, effective November 1, 2023, and was not eligible to receive a 2023 PSU Award.
OTHER COMPENSATION AND GOVERNANCE PRACTICES AND POLICIES
Role of the Compensation Consultant
The Committee has retained Meridian as its independent compensation consultant. Meridian reports directly to the Committee, and the Committee can replace Meridian or hire additional consultants at any time. In 2025, Meridian attended all Committee meetings, including executive sessions as requested, and consulted frequently with the Chair of the Committee between meetings.
As part of its work in 2025, Meridian assisted the Committee with determining our custom peer group and benchmarking analyses, which included competitive analyses of Director and executive compensation, financial performance analysis, dilution analysis, realizable pay-for-performance analysis, review of stock ownership guidelines and regulatory developments and trends. Meridian also advised the Committee on the design of the annual and long-term incentive programs, including conducting a risk assessment review and audit of each of our compensation practices, programs and policies (see below under “Risk Assessment”). Other than the services it provides to the Committee, Meridian does not provide services to, and receives no additional compensation from, the Company.
The Committee has analyzed whether the work of Meridian as its compensation consultant raises any conflicts of interest, taking into consideration the following factors: (i) Meridian does not provide any other services to the Company; (ii) the amount of fees the Company paid to Meridian represents less than 1% of Meridian’s total revenues; (iii) Meridian’s policies and procedures were designed to ensure independence; (iv) Meridian does not have any business or personal relationship with any executive officer of the Company; (v) Meridian does not have any business or personal relationship with any member of the Committee; and (vi) neither Meridian nor any member of its consulting team owns any stock of the Company. The Committee determined, based on its analysis of the above factors, that the work of Meridian and the individual compensation advisors employed by Meridian as compensation consultant to the Committee does not create any conflicts of interest. The Committee will continue to annually monitor the independence of its compensation consultant.
Employment Arrangements and Severance Program
To recruit and retain our executive officers, we periodically enter into employment letters and other arrangements or agreements, which are subject to review by the Committee.
In March 2009, and as further amended, effective January 1, 2024 (which amendment did not materially update the terms and conditions of the Severance Program for our executive officers), we implemented a severance program (the Severance Program) to provide severance benefits to eligible employees who
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
undergo a termination of employment in certain circumstances. Severance benefits under the Severance Program vary depending on an employee’s position or tenure with the Company. Our CEO and our executive officers are eligible for benefits under the Severance Program in the case of a Qualifying Termination, which occurs if the officer resigns for Good Reason or if the Company terminates the officer other than for Cause or for Performance Reasons (as these terms are defined in the Severance Program). The employment arrangements and agreements with, and benefits to, these executives are further described in “Severance Program” starting on page 69.
Risk Assessment
The Committee regularly assesses, together with its independent compensation consultant and management, the factors and criteria underlying our compensation plans for all employees to determine whether any elements create an inappropriate level of risk, as well as methods to mitigate any identified potential risks. This includes considering, among other things:
•whether each plan provides for an overachievement mechanism or cap on performance;
•incentive award opportunity;
•the existence of discretionary authority;
•whether payouts are linked to overall Company goals;
•the timing of prospective payments and performance periods;
•the inclusion of certain windfall or clawback provisions;
•the contribution of the awards to a participant’s total mix of compensation; and
•any risk-mitigating factors.
The Committee concluded that the current compensation arrangements are consistent with current market practices and that there are no problematic pay practices. The Committee noted mitigation strategies to avoid excessive risk taking and the need to continue monitoring key factors driving incentive design decisions.
Stock Ownership Guidelines
We believe holding shares of our Common Stock and RSUs closely aligns the interests of our executive officers and Directors with those of our other stockholders. Accordingly, we maintain a formal stock ownership policy for our executive officers and Directors, so they may share in the risks and rewards of our other stockholders as our stock price increases or decreases.
The current stock ownership guidelines are based on a multiple of the base salary for executive officers and a multiple of the annual cash retainer for non-employee Directors. The ownership guidelines are as follows:

Multiple of Annual Base Salary / Annual Cash Retainer

6X	3X	5X
CEO	Executive officers directly reporting to the CEO	Directors

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
As of 2025, we count actual shares and unvested RSUs held by an executive officer or Director in determining compliance with these guidelines. All of our NEOs who were employed by the Company on December 31, 2025 were in compliance with our stock ownership guidelines as of December 31, 2025, each with the following ownership levels:

Name	Stock Ownership Guideline	Ownership as of December 31, 2025(1)
Steven O. Vondran	6x Base Salary	14x	Base Salary
Rodney M. Smith	3x Base Salary	20x	Base Salary
Olivier Puech	3x Base Salary	10x	Base Salary
Ruth T. Dowling	3x Base Salary	6x	Base Salary
Eugene M. Noel	3x Base Salary	8x	Base Salary
(1)Based on a per share price of $175.57, the closing price of our Common Stock on December 31, 2025.
For additional information on our stock ownership guidelines, see “Corporate Governance—Stock Ownership Guidelines” on page 38.
Policies on Transactions in Company Stock; Anti-hedging and Pledging Policy
Our Anti-Insider Trading Policy imposes limits as to when and how Company employees, including our executive officers, and Directors can engage in transactions in our securities and prohibits hedging transactions, short selling or any other type of arrangement that is designed, or may reasonably be expected, to have the effect of hedging or offsetting a decrease in the market value of our Common Stock. Our Code of Conduct similarly provides a formal policy that prohibits our executive officers and Directors from entering into hedging transactions with respect to our Common Stock. It also prohibits our executive officers, Directors and certain other key employees from pledging shares of our Common Stock as security.
Policies and Practices Related to the Timing of Grants of Certain Equity Awards
The Company does not schedule its equity grants in anticipation of the release of material, non-public information (MNPI), nor does the Company time the release of MNPI based on equity grant dates. Annual grants for all employees, including the NEOs, are awarded on March 10 (or the next business day if March 10 is not a business day) of each year. During fiscal year 2025, the Company did not issue any equity awards to our NEOs during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.
Clawback Policy
We have a Clawback Policy applicable to our officers who are required to file ownership reports pursuant to Section 16 of the Exchange Act (Covered Executives), as designated by the Board annually. The Clawback Policy is triggered in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (a Triggering Event).
If a Triggering Event occurs, the Company is required to recoup erroneously awarded “incentive-based compensation” paid to Covered Executives (subject to certain regulatory exceptions) during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement and during any transition period that results from a change in the Company’s fiscal year, if applicable. “Incentive-based compensation” is any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

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Compensation Discussion and Analysis
Other Compensation and Governance Practices and Policies
The amount of erroneously awarded incentive-based compensation is the excess of the amount of incentive-based compensation paid to a Covered Executive over the incentive-based compensation that such Covered Executive would have been paid had it been based on the restated results without regard to taxes paid.
The Clawback Policy is administered by the Committee, or such Board committee as it may designate, which shall determine, in its sole discretion, the timing and method for recouping erroneously awarded incentive-based compensation.
Other Benefits
Our executive officers participate in the same healthcare, insurance and other welfare and retirement programs as other eligible employees. These programs include health and dental coverage, group term life insurance, disability programs, our broad-based employee stock purchase program (under which we give a 15% discount to all employees on the purchase price of our stock) and matching contributions to our 401(k) plan. We share the cost of health and welfare benefits with our employees, including our executive officers, a cost that depends on the level of benefits coverage each employee or executive officer elects.
We do not offer our executive officers any deferred compensation plans, supplemental executive retirement or health plans or loans of any kind.
As shown in the “All Other Compensation” column in the Summary Compensation Table on page 63, we provide limited perquisites to U.S. executive officers in the form of an annual car allowance and reimbursement for parking at our corporate offices in Boston, Massachusetts, a benefit we also provide to a number of other corporate employees. Additionally, under limited circumstances, we provide certain perquisites to individuals recruited to key positions and to executive officers who move from their home countries at our request.
Deductibility of Executive Compensation
As part of its role and in designing our compensation programs and making awards to our executive officers, the Committee is mindful of whether executive compensation will be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code or the Code). However, the Committee has always retained the flexibility to award compensation that was not deductible to meet the objectives of our compensation philosophy and, as a result, some of the compensation paid to our NEOs may not be deductible.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Compensation and Human Capital Committee Report
Compensation and Human Capital Committee Report
The Compensation and Human Capital Committee of the Company’s Board of Directors reviewed the Compensation Discussion and Analysis for the year ended December 31, 2025 and discussed it with the Company’s management. Based on this review and its discussions with management, the Compensation and Human Capital Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2026 Annual Meeting of Stockholders.
By the Compensation and Human Capital Committee of the Board of Directors of American Tower Corporation.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Grace D. Lieblein, Chair
Kelly C. Chambliss
Neville R. Ray
Eugene F. Reilly
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
Executive Compensation Tables
The following table provides information concerning compensation earned by each of our NEOs for the years ended December 31, 2025, 2024 and 2023.
SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($)(1) (e)	Non-Equity Incentive Plan Compensation ($)(2) (g)	All Other Compensation ($)(3) (i)	Total ($) (j)
Steven O. Vondran President and CEO	2025	$1,000,000	$11,528,748	$2,280,000	$45,757	$14,854,505
	2024	$961,268	$10,063,667	$2,360,000	$42,009	$13,426,944
	2023	$640,341	$5,000,180	$1,224,652	$33,457	$6,898,630
Rodney M. Smith Executive Vice President, Chief Financial Officer and Treasurer	2025	$660,000	$4,685,375	$940,500	$46,786	$6,332,661
	2024	$660,000	$4,524,775	$973,500	$40,628	$6,198,903
	2023	$640,000	$4,350,245	$1,224,000	$39,378	$6,253,623
Olivier Puech Executive Vice President and President, International	2025	$640,341	$4,685,375	$912,486	$256,200	$6,494,402
	2024	$640,341	$5,027,412	$944,503	$34,948	$6,647,204
	2023	$640,341	$5,000,180	$1,224,652	$34,300	$6,899,473
Ruth T. Dowling(4) Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	2025	$620,000	$3,332,110	$883,500	$44,466	$4,880,076
	2024	$620,000	$3,016,653	$914,500	$33,628	$4,584,781
	2023	$—	$—	$—	$—	$—
Eugene M. Noel(5) Executive Vice President and Chief Operating Officer	2025	$628,269	$3,123,559	$897,750	$55,250	$4,704,828
	2024	$—	$—	$—	$—	$—
	2023	$—	$—	$—	$—	$—
(1)The amounts in column (e) reflect the aggregate grant date fair value of RSUs and PSUs (valued assuming target performance) granted pursuant to the 2007 Equity Incentive Plan, as amended (2007 Equity Incentive Plan). The aggregate grant date fair value of the awards was calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by the closing market price of shares of our Common Stock on the grant date ($213.07). For the component of the PSUs subject to a market condition, the grant date fair value ($286.21) was determined using a Monte Carlo simulation model, which uses multiple input variables to determine the probability of satisfying the market condition requirements. Assuming maximum performance levels are achieved, the aggregate grant date fair value of PSUs would be as follows:

Name	Granted in 2025	Granted in 2024	Granted in 2023
Steven O. Vondran	$16,457,440	$14,127,036	$6,000,140
Rodney M. Smith	$5,770,720	$5,449,206	$5,220,141
Olivier Puech	$5,770,720	$6,054,624	$6,000,140
Ruth T. Dowling(4)	$4,103,970	$3,632,938	$—
Eugene M. Noel(5)	$3,847,098	$—	$—
(2)The amounts in column (g) reflect, for the year ended December 31, 2025, cash payments made in 2026 with respect to annual performance incentive awards for services performed in 2025; for the year ended December 31, 2024, cash payments made in 2025 with respect to annual performance incentive awards for services performed in 2024; and for the year ended December 31, 2023, cash payments made in 2024 with respect to annual performance incentive awards for services performed in 2023.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

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(3)Details about the amounts in column (i) for 2025 are set forth in the table immediately below. In accordance with SEC rules, the amounts in column (i) do not include payments for group term life insurance and other welfare benefits that are generally available to all salaried employees.

Name	Retirement Match(i)	Car Expenses(ii)	Tax Reimbursements	Other(iii)	Total
Steven O. Vondran	$17,500	$15,920	$2,837	$9,500	$45,757
Rodney M. Smith	$19,337	$16,014	$2,935	$8,500	$46,786
Olivier Puech	$17,500	$13,200	$—	$225,500	$256,200
Ruth T. Dowling	$17,500	$15,920	$2,546	$8,500	$44,466
Eugene M. Noel	$17,500	$15,550	$2,200	$20,000	$55,250
(i)Includes matching contributions pursuant to our 401(k) plan. Mr. Smith’s amount reflects a true-up received in 2025.
(ii)Executive officers in the U.S. are entitled to an annual car allowance of up to $13,200. With the exception of Mr. Puech, these amounts also reflect reimbursement for parking expenses at our corporate office in Boston, which is a benefit we offer to a number of our employees who work in that office.
(iii)For Messrs. Vondran, Smith and Noel and Ms. Dowling, reflects payments made by the Company for the executive officers’, and for Messrs. Vondran and Noel, including for their family members’, benefit for personal privacy and security services. For Mr. Puech, reflects payments made by the Company for Mr. Puech’s benefit for outside board of directors placement services.
(4)Ms. Dowling was not a NEO prior to the 2024 fiscal year, and accordingly, compensation information in 2023 is not provided.
(5)Mr. Noel was not a NEO prior to the 2025 fiscal year, and accordingly, compensation information in prior years is not provided. Mr. Noel was appointed to the role of Executive Vice President and Chief Operating Officer, effective January 13, 2025. Mr. Noel’s 2025 compensation reflects a blended salary amount received for his service for his current role and his prior role in 2025 as Executive Vice President and President, U.S. Tower Division.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
GRANTS OF PLAN-BASED AWARDS FOR 2025
The following table sets forth information relating to RSUs and PSUs granted pursuant to the 2007 Equity Incentive Plan and annual performance incentive award opportunity for each of our NEOs during the year ended December 31, 2025.

Name (a)	Grant Date (b)	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	Grant Date Fair Value of Stock and Option Awards(4) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Steven O. Vondran
Annual incentive awards			$1,000,000	$2,000,000	$4,000,000
RSUs	3/10/2025	2/27/2025							15,488	$3,300,028
PSUs	3/10/2025	2/27/2025				18,070	36,139	72,278		$8,228,720
Rodney M. Smith
Annual incentive awards			$412,500	$825,000	$1,650,000
RSUs	3/10/2025	2/27/2025							8,448	$1,800,015
PSUs	3/10/2025	2/27/2025				6,336	12,672	25,344		$2,885,360
Olivier Puech
Annual incentive awards			$400,213	$800,426	$1,600,852
RSUs	3/10/2025	2/27/2025							8,448	$1,800,015
PSUs	3/10/2025	2/27/2025				6,336	12,672	25,344		$2,885,360
Ruth T. Dowling
Annual incentive awards			$387,500	$775,000	$1,550,000
RSUs	3/10/2025	2/27/2025							6,008	$1,280,125
PSUs	3/10/2025	2/27/2025				4,506	9,012	18,024		$2,051,985
Eugene M. Noel
Annual incentive awards			$393,750	$787,500	$1,575,000
RSUs	3/10/2025	2/27/2025							5,632	$1,200,010
PSUs	3/10/2025	2/27/2025				4,224	8,448	16,896		$1,923,549
(1)For 2025, the bonus target for Mr. Vondran was 200% of base salary and for each of Messrs. Smith, Puech and Noel and Ms. Dowling was 125% of base salary. The annual incentive awards cannot exceed 200% of the bonus target, and typically the Compensation Committee does not award annual incentive awards below 50% of the bonus target. The amounts in columns (c), (d) and (e) are based on 50%, 100% and 200% of the bonus target, respectively. The actual amounts we paid in connection with our annual performance incentive awards are reflected in the Summary Compensation Table under the column captioned “Non-Equity Incentive Plan Compensation.” For more information regarding our annual performance incentive awards, see “Compensation Determinations for 2025—Annual Performance Incentive Program” in our "Compensation Discussion and Analysis" included in this Proxy Statement beginning on page 52.
(2)PSUs granted under the 2007 Equity Incentive Plan. The amounts in columns (f), (g) and (h) are based on 50%, 100% and 200% of the target number of PSUs, respectively.
(3)We typically grant equity-based incentive awards to our employees, including our executive officers, as part of our annual employee performance review program conducted each February or March. On March 10, 2026, in connection with annual performance reviews and the Company’s annual employee equity grant, we awarded Messrs. Vondran, Smith and Noel and Ms. Dowling RSUs and PSUs pursuant to the 2007 Equity Incentive Plan in the amounts set forth below based on their performance for 2025 and expected future contributions to the Company. In determining the size of these awards, the Compensation Committee established a target award value for each executive officer and then allocated 40% to RSUs and 60% to PSUs for each executive officer, other than Mr. Vondran, whose target award value was allocated 30% to RSUs and 70% to PSUs. Mr. Puech did not receive a grant in 2026 due to his retirement from the Company, effective January 2, 2026.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables

Name	RSUs(i)	PSUs(i)	Grant Date Fair Value Per Share(ii)
Steven O. Vondran	$3,900,000	$9,100,000	$186.12
Rodney M. Smith	$1,960,000	$2,940,000	$186.12
Olivier Puech	$—	$—	N/A
Ruth T. Dowling	$1,280,000	$1,920,000	$186.12
Eugene M. Noel	$1,520,000	$2,280,000	$186.12
(i)RSU awards vest in 1/3rd cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program. PSU awards vest at the end of the three-year performance period based on achievement against pre-established financial performance goals of the Company determined at the date of grant, subject to the terms under the death, disability and retirement benefits program.
(ii)Grant date fair value reflects the the closing market price of shares of our Common Stock on the grant date, March 10, 2026 ($186.12). For the component of the PSUs subject to a market condition, the grant date fair value ($211.01) was determined using a Monte Carlo simulation model.
(4)The amounts in column (l) reflect the grant date fair value of the stock awards granted during the fiscal year ended December 31, 2025. The aggregate grant date fair value of the awards is calculated using the closing market price of shares of our Common Stock on the grant date, March 10, 2025 ($213.07). For the component of the PSUs subject to a market condition, the grant date fair value ($286.21) was determined using a Monte Carlo simulation model. All PSUs are valued assuming the target number of shares in column (g).
NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE
The compensation we paid our NEOs in 2025, 2024 and 2023, as summarized in the "Summary Compensation Table," is determined in accordance with employment letters and other arrangements or agreements with our executive officers, which the Compensation Committee reviews. For more information about these agreements, please see below under “Severance Program.” For more information about the elements of the compensation packages paid to our executive officers, please see above under “Compensation Determinations for 2025” in the “Compensation Discussion and Analysis” included in this Proxy Statement beginning on page 51.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Executive Compensation Tables
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2025
The following table sets forth information relating to stock options, RSUs and PSUs outstanding as of December 31, 2025 that were granted to our NEOs pursuant to the 2007 Equity Incentive Plan.

	Option Awards(1)				Stock Awards(2)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	RSU/PSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(5) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)(5) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)(5) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5) (j)
Steven O. Vondran	33,482	—	$94.71	3/10/2026	—	—	$—	—	$—
	—	—	—	—	3/10/2022	1,976	$346,926	—	$—
	—	—	—	—	3/10/2023	3,485	$611,861	—	$—
	—	—	—	—	3/11/2024	9,674	$1,698,464	—	$—
	—	—	—	—	3/10/2025	15,488	$2,719,228	—	$—
	—	—	—	—	3/10/2023	24,626	$4,323,587	—	$—
	—	—	—	—	3/11/2024	—	$—	16,929	$2,972,225
	—	—	—	—	3/10/2025	—	$—	18,070	$3,172,550
Rodney M. Smith	34,341	—	$94.71	03/10/2026	—	—	$—	—	$—
	—	—	—	—	3/10/2022	1,546	$271,431	—	$—
	—	—	—	—	3/10/2023	3,032	$532,328	—	$—
	—	—	—	—	3/11/2024	5,804	$1,019,008	—	$—
	—	—	—	—	3/10/2025	8,448	$1,483,215	—	$—
	—	—	—	—	3/10/2023	21,425	$3,761,587	—	$—
	—	—	—	—	3/11/2024	—	$—	6,530	$1,146,472
	—	—	—	—	3/10/2025	—	$—	6,336	$1,112,412
Olivier Puech	—	—	—	—	3/10/2022	1,976	$346,926	—	$—
	—	—	—	—	3/10/2023	3,485	$611,861	—	$—
	—	—	—	—	3/11/2024	6,449	$1,132,251	—	$—
	—	—	—	—	3/10/2025	8,448	$1,483,215	—	$—
	—	—	—	—	3/10/2023	24,626	$4,323,587	—	$—
	—	—	—	—	3/11/2024	—	$—	7,256	$1,273,936
	—	—	—	—	3/10/2025	—	$—	6,336	$1,112,412
Ruth T. Dowling	—	—	—	—	3/10/2022	859	$150,815	—	$—
	—	—	—	—	3/10/2023	1,568	$275,294	—	$—
	—	—	—	—	3/11/2024	3,870	$679,456	—	$—
	—	—	—	—	3/10/2025	6,008	$1,054,825	—	$—
	—	—	—	—	3/10/2023	11,083	$1,945,842	—	$—
	—	—	—	—	3/11/2024	—	$—	4,354	$764,432
	—	—	—	—	3/10/2025	—	$—	4,506	$791,118
Eugene M. Noel	41,209	—	$94.71	3/10/2026	—	—	$—	—	$—
	—	—	—	—	3/10/2022	1,611	$282,843	—	$—
	—	—	—	—	3/10/2023	2,239	$393,101	—	$—
	—	—	—	—	3/11/2024	3,224	$566,038	—	$—
	—	—	—	—	3/10/2025	5,632	$988,810	—	$—
	—	—	—	—	3/11/2024	—	$—	3,628	$636,968
	—	—	—	—	3/10/2025	—	$—	4,224	$741,608
(1)Stock options vest in 25% cumulative annual increments commencing one year from the date of grant, subject to earlier vesting under the death, disability and retirement benefits program, and have a term of 10 years.
(2)Stock awards consist of RSUs and PSUs granted under the 2007 Equity Incentive Plan.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

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Executive Compensation Tables
(3)Each of the unvested RSUs that were granted prior to March 10, 2023 vests in 25% cumulative annual increments, commencing one year from the date of grant and are subject to earlier vesting under the death, disability and retirement benefits program. Beginning with grants made on March 10, 2023, each of the unvested RSUs vests 1/3rd annually over three years, commencing one year from the date of grant.
(4)The market value of the RSU and PSU awards was determined using a stock price of $175.57, which was the closing price of our Common Stock on the NYSE on December 31, 2025. PSU awards granted in 2023 are reflected at a 157% payout performance level, and the PSU awards granted in 2024 and 2025 are reflected at a threshold 50% payout performance level.
(5)Each grant of unvested PSUs vests at the end of the three-year performance period based on achievement against pre-established performance goals determined at the date of grant, subject to the terms of the death, disability and retirement benefits program. On March 10, 2026, the 2023 PSU Awards vested. The following table sets forth the vested amounts of such PSU awards before shares being withheld by the Company to cover any taxes due.

Name	PSUs
Steven O. Vondran(i)	24,626
Rodney M. Smith	21,425
Olivier Puech	24,626
Ruth T. Dowling	11,083
Eugene M. Noel(ii)	—
(i)Mr. Vondran’s 2023 PSU Award reflects his prior role as Executive Vice President and President, U.S. Tower Division.
(ii)Mr. Noel was appointed to the role of Executive Vice President and President, U.S. Tower Division, effective November 1, 2023, and was not eligible to receive a 2023 PSU Award.
OPTION EXERCISES AND STOCK VESTED FOR 2025
The following table sets forth information relating to options exercised and RSUs and PSUs vested during the year ended December 31, 2025 for each NEO.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized Upon Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(2) (e)
Steven O. Vondran	—	$—	28,359	$6,026,538
Rodney M. Smith	33,135	$3,163,067	21,599	$4,592,548
Olivier Puech	—	$—	26,747	$5,688,373
Ruth T. Dowling	—	$—	5,411	$1,143,968
Eugene M. Noel	—	$—	6,687	$1,419,492
(1)Column (c) reflects the excess of the market price of the underlying securities at exercise over the exercise price.
(2)Column (e) reflects the market value of RSU and PSU awards using stock prices of $213.07, $209.78 and $193.32, as applicable, which were the closing prices of our Common Stock on the NYSE on the last business day prior to the vesting date of each RSU and PSU.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
Severance Program
Our NEOs are eligible for benefits under the terms of our severance program and applicable equity award agreements (collectively, the Severance Program). The table below, “Potential Payments Upon Termination or Change of Control for 2025,” summarizes the severance benefits that would be payable to each of our NEOs if his or her employment had been terminated as of December 31, 2025, with respect to the different termination scenarios. Under the Severance Program, our executive officers are entitled to the following severance benefits upon a Qualifying Termination:
•Cash Severance: The CEO is entitled to receive 104 weeks of base earnings, and each Executive Vice President is entitled to receive 78 weeks of base earnings. In addition, each executive would be entitled to a pro-rated portion of his or her target incentive for the portion of the year prior to termination, assuming 100% satisfaction of goals or objectives related to that incentive.
•Equity Acceleration/Vesting Provisions: If a Qualifying Termination occurs within 14 days prior to, or up to two years following, a Change of Control, each executive officer is entitled to acceleration of vesting of certain outstanding stock options, RSUs and PSUs, as further described below.
•Benefits Continuation: Each executive officer is eligible for continued health and welfare benefits, for which the Company will pay the employer share of the cost of coverage for a period equal to the number of weeks of base earnings payable under the Severance Program and, subject to eligibility, is entitled to benefits under the Consolidated Omnibus Budget Reconciliation Act.
•Release of Claims, Non-Compete: To receive benefits under our Severance Program, the executive officer must sign a separation and release agreement and a limited confidentiality and restrictive covenant agreement in forms satisfactory to the Company. In addition, at our discretion, we may require the deposit of a portion of the after-tax payments to each executive officer in a restricted account to serve as security for the executive officer’s compliance with the ongoing covenants, restrictions and obligations contained in such agreements, with restrictions on distribution up to and including forfeiture in the event of noncompliance.
Under our Severance Program, equity awards to our executive officers are subject to a double-trigger standard, whereby the executive officer is entitled to acceleration of his or her equity awards only in the event of a Qualifying Termination within 14 days before, or two years following, a Change of Control. In such an event, the executive officer is entitled to acceleration of all unvested equity-based awards, including stock options and RSUs, which are paid within 60 days of the scheduled vesting date. With respect to the grant of PSUs, the value of those PSUs would be determined based on target performance, pro-rated for the executive’s term of employment during the performance period prior to the Qualifying Termination (except for PSUs granted to executive officers that are eligible for a “Qualified Retirement” (as defined in the award agreement), with respect to which the target award is accelerated in full (i.e., no pro-ration is applied)) and paid out within 60 days of the Qualifying Termination, unless such executive officer is a “specified employee” as defined in the Treasury Regulation Section 1.409A-1(i). If there is no Qualifying Termination or if the termination is a Qualifying Termination not in connection with a Change of Control, the executive officer is not entitled to any acceleration or continued vesting of his or her equity-based awards, except in connection with a Qualified Retirement. The Severance Program does not provide for tax gross-ups.
In addition, the Compensation Committee adopted a death, disability and retirement benefits program in connection with equity awards granted to our employees, including executive officers, similar to those of our peer group companies. The program’s benefits provide for the acceleration of vesting and exercise periods for stock options, RSUs and PSUs granted on or after January 1, 2013, upon an employee’s death or permanent disability, or upon an employee’s Qualified Retirement, provided certain eligibility criteria are met.
Our NEOs are also eligible to receive nine months of outplacement services following a Qualifying Termination.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL FOR 2025
The table below sets forth the potential estimated payments pursuant to our Severance Program to each NEO as if the individual’s employment had been terminated as of December 31, 2025. While our executive officers are entitled to certain severance benefits upon a Qualifying Termination pursuant to the terms of the Severance Program, acceleration of vesting of outstanding equity-based awards is limited to a Qualifying Termination upon a Change of Control, subject to earlier vesting under the death, disability and retirement program.

Name and Type of Payment/Benefit	Termination on 12/31/2025: “for Cause”	Termination on 12/31/2025: upon death, disability or retirement(1)	Qualifying Termination on 12/31/2025: with no Change of Control	Qualifying Termination on 12/31/2025: with Change of Control
Steven O. Vondran
Base salary(2)	$—	$—	$2,000,000	$2,000,000
Annual incentive awards(3)	$—	$—	$2,000,000	$2,000,000
Value of accelerated equity awards(4)(5)(6))	$—	$21,989,440	$21,989,440	$21,989,440
Health benefits(7)	$—	$—	$41,903	$41,903
Total	$—	$21,989,440	$26,031,343	$26,031,343
Rodney M. Smith
Base salary(2)	$—	$—	$990,000	$990,000
Annual incentive awards(3)	$—	$—	$825,000	$825,000
Value of accelerated equity awards(4)(5)(6)	$—	$11,585,338	$11,585,338	$11,585,338
Health benefits(7)	$—	$—	$43,213	$43,213
Total	$—	$11,585,338	$13,443,551	$13,443,551
Olivier Puech
Base salary(2)	$—	$—	$960,512	$960,512
Annual incentive awards(3)	$—	$—	$800,426	$800,426
Value of accelerated equity awards(4)(5)(6)	$—	$12,670,360	$12,670,360	$12,670,360
Health benefits(7)	$—	$—	$43,213	$43,213
Total	$—	$12,670,360	$14,474,511	$14,474,511
Ruth T. Dowling
Base salary(2)	$—	$—	$930,000	$930,000
Annual incentive awards(3)	$—	$—	$775,000	$775,000
Value of accelerated equity awards(4)(5)(6)	$—	$7,217,156	$7,217,156	$7,217,156
Health benefits(7)	$—	$—	$43,213	$43,213
Total	$—	$7,217,156	$8,965,369	$8,965,369
Eugene M. Noel
Base salary(2)	$—	$—	$945,000	$945,000
Annual incentive awards(3)	$—	$—	$787,500	$787,500
Value of accelerated equity awards(4)(5)(6)	$—	$4,987,944	$4,987,944	$4,987,944
Health benefits(7)	$—	$—	$43,213	$43,213
Total	$—	$4,987,944	$6,763,657	$6,763,657
(1)Awards are accelerated in full only if the Qualified Retirement occurs after the date that is six months from the date of grant of such award, and upon successful completion of a transition plan with the Company. Awards granted within the six month time period are cancelled. If a transition plan is not entered into, or is not successfully completed, acceleration will be prorated pursuant to the terms of the Severance Program.
(2)For Mr. Vondran, the amount reflects salary continuation for 104 weeks, based on Mr. Vondran’s base salary as of December 31, 2025. For Messrs. Smith, Puech and Noel and Ms. Dowling, the amount reflects salary continuation for 78 weeks, based on base salary as of December 31, 2025. The Severance Program specifies that continuation of salary is to be paid bi-weekly.
(3)This amount reflects an incentive award opportunity with respect to a full year of service for the year ended December 31, 2025 and assumes that a bonus target of 100% is met. Actual incentive award payments upon separation are calculated pro-rata. For the year ended December 31, 2025, the bonus target was 200% of base salary for Mr. Vondran and was 125% of base salary for Messrs. Smith, Puech and Noel and Ms. Dowling.
(4)Value of RSUs and PSUs is determined using the closing market price of $175.57 of our Common Stock on December 31, 2025.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Severance Program
(5)As of December 31, 2025, under the Severance Program, each executive officer is entitled to acceleration of vesting of certain outstanding equity-based awards, including, but not limited to, stock options, RSUs and PSUs, upon a Qualifying Termination that occurs within 14 days prior to, or up to two years following, a Change of Control, as described above.
(6)In addition to the acceleration of vesting of certain outstanding equity-based awards upon a Qualifying Termination in connection with a Change of Control under the Severance Program (as described above), equity-based awards that were granted after January 1, 2013 will vest upon their Qualifying Retirement, death or permanent disability, pursuant to the terms of the Company’s death, disability and retirement program (as described above). In accordance with the revised executive officer retirement benefits, the values of the PSU awards assume successful completion of a transition plan and reflect full payout of PSUs at target. NEOs are not entitled to accelerated vesting of equity-based awards upon a voluntary termination other than as described in this Footnote 6.
(7)For Mr. Vondran, this amount reflects a continuation of health and dental insurance for 104 weeks, based on the employer share of the cost of coverage for this time period. For Messrs. Smith, Puech and Noel and Ms. Dowling, this amount reflects a continuation of health and dental insurance for 78 weeks, based on the employer share of the cost of coverage for this time period. All amounts are estimates based on current rates and benefits elections made by each executive officer for the year ended December 31, 2025.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
CEO Pay Ratio

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee and Steven O. Vondran, our CEO:
For 2025, our last completed fiscal year:
•The annual total compensation of the employee identified as the median employee of our Company (other than our CEO) was $90,534; and
•The annual total compensation of our CEO was $14,854,505.
Based on this information, for 2025 the ratio of the annual total compensation of Mr. Vondran, our CEO, to the median employee was estimated to be approximately 164 to 1.
This pay ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records using the methodology described below. The SEC rules for identifying the “median employee” allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions to reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in determining their median employee.
CEO PAY RATIO METHODOLOGY
Item 402(u) of Regulation S-K requires us to identify the Company’s median employee once every three years, unless a change in employee population or compensation arrangements is likely to result in a significant change in our CEO pay ratio disclosures. Due to the ATC TIPL Transaction, we determined that a significant change in our employee population had occurred in 2024. Accordingly, for the 2024 pay ratio calculation, we identified a new median employee. No such change occurred in 2025; therefore, for the 2025 pay ratio calculation, we used the same median employee identified in our 2024 analysis of the employee population.
To identify our median employee in 2024, the methodology and the material assumptions, adjustments and estimates we used were unchanged from prior years and are as follows:
•We determined that, as of December 30, 2024, our employee population and certain contractors, excluding our CEO, consisted of approximately 4,981 individuals. We selected December 30, 2024, which is within the last three months of 2024, as the date upon which we would identify the median employee to allow sufficient time to identify the median employee, given the global scope of our operations.
•Of the 4,981 employees and contractors included in the calculation, 2,609, or 52%, of them are outside the U.S.
•To identify the median employee from our employee population, we selected actual direct compensation (salary, bonus and equity) paid for 2024. Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of November 30, 2024.
Finally, to determine the annual total compensation of the median employee for 2025, we identified and calculated the elements of such employee’s compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2025 in our “Summary Compensation Table” in this Proxy Statement.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our CEO and the average of our other NEOs and certain financial metrics of the Company. Compensation actually paid, as determined under SEC requirements, does not fully represent the actual final amount of compensation earned by, or paid to, our NEOs during the applicable years.
Listed below are the financial performance measures that represent, in our assessment, the most important financial performance measures used by the Company to link compensation actually paid to our NEOs for the fiscal year ending December 31, 2025 to Company performance:

•Property Revenue, excluding pass-through revenue
•Adjusted EBITDA
•Attributable AFFO per Share
•ROIC
Neither the Compensation Committee nor management used the information displayed below in the tables, including the calculation of compensation actually paid, as a basis for making compensation decisions.
Pay Versus Performance Table

					Average Summary Compensation Table Total for Non-PEO NEOs(1) ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($) (e)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in millions) (h)	Attributable AFFO per Share ($) (i)
Year (a)	Summary Compensation Table Total for PEO(1) ($) (b)		Compensation Actually Paid to PEO(1)(2) ($) (c)				Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return(3) ($) (g)
	First PEO	Second PEO	First PEO	Second PEO
2025	$14,854,505	N/A	$12,726,064	N/A	$5,602,992	$4,975,350	$90.61	$126.71	$2,629	$10.76
2024	$1,180,670	$13,426,944	$(4,286,218)	$9,983,934	$5,740,405	$3,885,817	$91.47	$123.90	$2,280	$10.54
2023	$19,709,245	N/A	$21,275,411	N/A	$6,329,634	$6,804,693	$104.12	$118.09	$1,367	$9.87
2022	$18,306,709	N/A	$7,107,859	N/A	$6,533,531	$2,404,100	$98.83	$106.05	$1,697	$9.76
2021	$16,114,574	N/A	$25,716,706	N/A	$6,009,705	$9,674,287	$132.89	$141.30	$2,568	$9.43
(1)For 2025, the principal executive officer (PEO) was Steven O. Vondran and the other NEOs were Rodney M. Smith, Olivier Puech, Ruth T. Dowling and Eugene M. Noel. For 2024, the first PEO was Thomas A. Bartlett and the second PEO was Steven O. Vondran, and the other NEOs were Rodney M. Smith, Olivier Puech, Sanjay Goel and Ruth T. Dowling. For 2023, the PEO was Thomas A. Bartlett and the other NEOs were Rodney M. Smith, Olivier Puech, Steven O. Vondran and Sanjay Goel. For 2022 and 2021, the PEO was Thomas A. Bartlett and the other NEOs were Rodney M. Smith, Edmund DiSanto, Olivier Puech and Steven O. Vondran.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
(2)The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to determine the amounts shown in the table above as “Compensation Actually Paid” for 2025 (a summary of adjustments made for 2020–2022 is included in our proxy statement for our 2023 Annual Meeting, a summary of adjustments made for 2023 is included in our proxy statement for our 2024 Annual Meeting and a summary of adjustments made for 2024 is included in our proxy statement for our 2025 Annual Meeting):

	2025
Adjustments for Stock and Option Awards	PEO	Other NEOs(i)
Summary Compensation Table Total	$14,854,505	$5,602,992
(Minus): “Stock Awards” amount in Summary Compensation Total(ii)	$(11,528,748)	$(3,956,605)
Plus: Fair value at year end of awards granted during the covered fiscal year that are outstanding and unvested at year end(iii)	$9,183,615	$3,166,661
Plus (Minus): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at year end(iv)	$(608,522)	$(277,285)
Plus (Minus): Change as of the vesting date in fair value of awards granted in any prior fiscal year that vested during the covered fiscal year(v)	$825,214	$439,587
Compensation Actually Paid (as calculated)	$12,726,064	$4,975,350
(i)Amounts presented are averages for the entire group of other NEOs.
(ii)Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by $213.07, the closing market price of shares of our Common Stock on the grant date, March 10, 2025. For the component of the PSUs granted in 2025 (2025 PSUs) that are subject to a market condition, calculated by multiplying the number of shares of Common Stock underlying the 2025 PSUs (at target) by $286.21, the fair value on the grant date, March 10, 2025, determined using a Monte Carlo simulation model.
(iii)Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards (at target) by $175.57, the closing market price of shares of our Common Stock on December 31, 2025. For the component of the 2025 PSUs that are subject to a market condition, calculated by multiplying the number of shares of Common Stock underlying the 2025 PSUs (at target) by $192.10, the fair value on December 31, 2025, determined using a Monte Carlo simulation model.
(iv)Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of $175.57, the closing market price of shares of our Common Stock on December 31, 2025, and $183.41, the closing market price of shares of our Common Stock on December 31, 2024. For the component of the PSUs granted in 2024 (2024 PSUs) that are subject to a market condition, calculated by multiplying the number of shares of Common Stock underlying the PSU awards by the difference of $84.20, the fair value of the 2024 PSUs on December 31, 2025, and $96.67, the fair value of the 2024 PSUs on December 31, 2024, both determined using a Monte Carlo simulation model. For 2025, PSU awards granted in 2024 are calculated based on the target award amounts and PSU awards granted in 2023 are calculated based on a 157% payout performance level.
(v)Calculated by multiplying the number of shares of Common Stock underlying the RSU and PSU awards by the difference of the closing market price of shares of our Common Stock on the vesting dates and $183.41, the closing market price of shares of our Common Stock on December 31, 2024.
(3)Peer Group TSR consists of the FTSE Nareit All Equity REITs Index.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Relationship Between Pay and Performance
Compensation Actually Paid to PEO and Average Compensation
Actually Paid to Non-PEO NEOs Versus Total Shareholder Return
and Peer Group Total Shareholder Return
Compensation Actually Paid to PEO and Average Compensation Actually Paid to
Non-PEO NEOs Versus Net Income
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Pay Versus Performance
Compensation Actually Paid to PEO and Average Compensation Actually Paid to
Non-PEO NEOs Versus Attributable AFFO Per Share

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Securities Authorized for Issuance Under Equity Compensation Plans
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2025.
Equity Compensation Plan Information

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2) (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (a)(3) (c)
Equity compensation plans/arrangements approved by the stockholders(1)	1,970,117	$94.82	5,151,745
Equity compensation plans/arrangements not approved by the stockholders	N/A	N/A	N/A
Total	1,970,117	$94.82	5,151,745
(1)Includes the 2007 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan (ESPP).
(2)Column (a) includes (i) 1,283,669 shares underlying outstanding unvested RSUs, (ii) 544,014 shares underlying outstanding unvested PSUs based on the maximum amount of PSUs that can be earned under the award agreements for the March 2023, March 2024, March 2025 and June 2025 grants made to executive officers, (iii) 133,623 shares underlying outstanding stock options and (iv) an estimated 8,811 shares relating to expected purchases under the ESPP. Because there is no exercise price for RSUs, PSUs or shares purchased under the ESPP, such awards are not included in the weighted-average exercise price in column (b).
(3)Includes 2,452,519 shares available for issuance under the ESPP and 2,699,226 shares available for grant under the 2007 Equity Incentive Plan as of December 31, 2025. Under the 2007 Equity Incentive Plan, we are authorized to grant various types of stock-based awards, including stock options, restricted stock, stock equivalents and awards of shares of Common Stock that are not subject to restrictions or forfeiture.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Security Ownership of Certain Beneficial Owners and Management
Security Ownership of Certain Beneficial Owners and Management
The table below sets forth certain information known to us as of March 23, 2026, regarding shares of Common Stock beneficially owned as of such date by:
•each member of our Board;
•each executive officer named in the “Summary Compensation Table,” which can be found on page 63 in this Proxy Statement;
•all Directors and executive officers as a group; and
•each person known to beneficially own more than 5% of our outstanding Common Stock.
We determined the number of shares of Common Stock beneficially owned by each person under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and also any shares the individual or entity had the right to acquire within 60 days of March 23, 2026. Accordingly, the numbers of shares shown below include shares underlying stock options, RSUs and PSUs that are vested or are expected to vest prior to May 22, 2026, which we collectively refer to below as “presently vested equity.” All percentages with respect to our Directors and executive officers are based on the shares of Common Stock outstanding as of March 23, 2026. Except as noted below, each holder has sole voting and investment power with respect to all shares of Common Stock listed as beneficially owned by that holder.

Name of Beneficial Owner	Number of Shares	Percent of Common Stock
Directors and Named Executive Officers
Steven O. Vondran	72,785	*
Kelly C. Chambliss	3,217	*
Teresa H. Clarke	4,098	*
Ruth T. Dowling	17,615	*
Kenneth R. Frank	4,979	*
Robert D. Hormats	8,388	*
Rajesh Kalathur	3,898	*
Grace D. Lieblein	7,932	*
Craig Macnab	14,106	*
Eugene M. Noel	21,009	*
Olivier Puech(1)	62,770	*
Neville R. Ray	1,056	*
Pamela D. A. Reeve	20,690	*
Eugene F. Reilly	5,689	*
Rodney M. Smith	73,477	*
Bruce L. Tanner	5,731	*
All Directors and executive officers as a group (19 persons)	365,212	*
Five-Percent Stockholders
The Vanguard Group(2)	61,022,228	13.08%
100 Vanguard Blvd., Malvern, PA 19355
BlackRock, Inc.(3)	43,047,962	9.23%
50 Hudson Yards, New York, NY 10001
*     Less than 1%
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Delinquent Section 16(a) Reports
(1)Mr. Puech retired from the Company effective January 2, 2026. The number of shares is based on information disclosed in a Form 4 filed by Mr. Puech on January 6, 2026 and also includes 24,626 shares of PSUs, which vested on March 10, 2026.
(2)Based on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group had shared voting power over 851,635 shares of Common Stock, sole dispositive power over 58,785,336 shares of Common Stock, shared dispositive power over 2,236,892 shares of Common Stock and beneficial ownership of 61,022,228 shares of Common Stock. Subsequent to the record date, based on a Schedule 13G/A filed on March 26, 2026, The Vanguard Group, Inc. recently went through an internal realignment, after which certain subsidiaries or business divisions of subsidiaries of The Vanguard Group, Inc., that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, Inc., will report beneficial ownership separately (on a disaggregated basis) from The Vanguard Group, Inc. These subsidiaries and/or business divisions pursue the same investment strategies as previously pursued by The Vanguard Group, Inc. prior to the realignment. The Vanguard Group, Inc. no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions.
(3)Based on a Schedule 13G/A filed on February 5, 2025, BlackRock, Inc. had sole voting power over 39,752,949 shares of Common Stock, sole dispositive power over 43,047,962 shares of Common Stock and beneficial ownership of 43,047,962 shares of Common Stock.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC. As a matter of practice, the Company assists its executive officers and Directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of such forms, as well as information provided by the reporting persons, the Company believes that all of its executive officers, Directors and beneficial owners of more than 10% of its Common Stock complied with the reporting requirements of Section 16(a) during the year ended December 31, 2025.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Audit Matters

PROPOSAL 3
Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee has selected, and the Audit Committee and the Board of Directors recommend stockholder ratification of, Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026.

The Audit Committee and the Board of Directors unanimously recommend that you vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements.
Deloitte has served as our independent registered public accounting firm since our inception. To ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm and has conducted formal auditor solicitation processes in the past to evaluate other firms. In those solicitation processes and periodic evaluations, the Audit Committee considers such factors as the independence materials provided by Deloitte, the firm’s familiarity with our account and lines of business, the firm’s work quality and management’s satisfaction with its performance, and the firm’s tenure as the Company’s independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead engagement partner, the Audit Committee and its Chair were directly involved in the selection of Deloitte’s lead engagement partner. Deloitte’s institutional knowledge and experience, combined with a fresh perspective offered by periodic changes in the audit team resulting from the mandatory lead engagement partner rotation, provides value to the Company. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.
Although ratification by stockholders is not required by law or our By-Laws, the Audit Committee believes submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time, if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they choose, and will also be available to respond to appropriate questions from stockholders.
Required Vote
Approval of this resolution requires the affirmative vote of a majority of the votes cast by, or on behalf of, stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered as votes cast “for” or “against” this proposal and have no effect on the results.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

AUDIT MATTERS
Audit Committee Report
Audit Committee Report
Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards of the U.S. Public Company Accounting Oversight Board (PCAOB) and issuing a report on those financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee is also responsible for monitoring and reviewing these processes.
The Audit Committee reviewed the Company’s audited financial statements for fiscal year 2025 (ended December 31, 2025) and discussed with the Company’s management these financial statements, including the acceptability and quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed with Deloitte the audited financial statements and the matters required by the applicable requirements of the PCAOB and the SEC. Deloitte provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte its independence and has considered whether the firm’s provision of other non-audit related services to the Company is compatible with maintaining such auditors’ independence.
Based on its discussions with, and its review of information provided by, management and Deloitte, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
By the Audit Committee of the Board of Directors of American Tower Corporation.
AUDIT COMMITTEE
Bruce L. Tanner, Chair
Kenneth R. Frank
Rajesh Kalathur
Craig Macnab
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

AUDIT MATTERS
Independent Auditor Fees and Other Matters
Independent Auditor Fees and Other Matters
The following table presents the aggregate fees billed for services rendered by Deloitte for the fiscal years ended December 31, 2025 and 2024 ($ in thousands):

	2025	2024
Audit Fees	$8,622	$8,859
Audit-Related Fees	$691	$640
Tax Fees	$645	$465
Total Fees	$9,958	$9,964
Audit Fees. These fees relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and consultations regarding the accounting, financial reporting and audits of subsidiaries, including statutory audits required by foreign jurisdictions and audits required by the agreements related to our securitizations.
Audit-Related Fees. These include fees for valuation reviews and audit services performed in connection with our acquisitions, due diligence services and other services performed in connection with our financing activities.
Tax Fees. These include fees for consulting services related to potential acquisitions, tax planning and advice, and assistance with international and other tax matters.
Audit Committee Pre-approval Policy and Procedures. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services to be performed by our independent registered public accounting firm. This policy requires that we do not engage our independent registered public accounting firm to render audit or non-audit services unless the Audit Committee specifically approves the service in advance or the engagement is entered into pursuant to one of the pre-approval procedures described below.
The Audit Committee may, and periodically does, pre-approve specified types of services, including permissible tax services, that we expect our independent registered public accounting firm to provide during the next 12 months. The Audit Committee may also authorize any Audit Committee member to approve any audit or non-audit services that our independent registered public accounting firm provides. Any approval of services by an Audit Committee member pursuant to this delegated authority is to be reported at the next meeting of the Audit Committee.
The Audit Committee approved all the services described above in accordance with its pre-approval policies and procedures.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Equity Plan

PROPOSAL 4
Approval of American Tower Corporation 2026 Equity Incentive Plan
Our Board adopted the American Tower Corporation 2026 Equity Incentive Plan (the 2026 Equity Plan) on March 5, 2026, subject to stockholder approval. Awards under the 2026 Equity Plan provide eligible employees, directors, consultants and advisors an opportunity to acquire and maintain an equity interest in the Company, which we believe improves our ability to attract, retain and motivate our personnel, strengthens their commitment to the welfare of the Company and better aligns their economic interests with those of our stockholders. A copy of the 2026 Equity Plan is included as Annex A to this Proxy Statement, and the description of the material terms of the 2026 Equity Plan in this Proposal 4 is qualified in its entirety by the full text of the 2026 Equity Plan.
The Board of Directors unanimously recommends that you vote FOR the approval of the American Tower Corporation 2026 Equity Incentive Plan.

The 2026 Equity Plan is intended to replace the American Tower Corporation 2007 Equity Incentive Plan, as amended (the Prior Plan). If our stockholders approve the 2026 Equity Plan, it will supersede the Prior Plan, and no further awards will be granted under the Prior Plan from, and after, the Effective Date, though the terms and conditions of the Prior Plan will continue to govern any outstanding awards granted thereunder. If the 2026 Equity Plan is not approved by our stockholders, then the 2026 Equity Plan will not become effective, the Prior Plan will continue in full force and effect, and the Company may continue to grant awards under the Prior Plan, using the shares of Common Stock available for issuance thereunder. All defined terms used herein shall have the meanings used in the text of the 2026 Equity Plan, attached hereto as Annex A.
REASONS TO VOTE FOR THE PROPOSAL

Key Features of the 2026 Equity Plan

Expected Plan Duration	We expect the proposed aggregate share reserve under the 2026 Equity Plan to provide us with enough shares of Common Stock for awards for approximately 10 years from the Effective Date, assuming we continue to grant awards in line with our current practices and historical usage, as reflected in our historical burn rate, and based on a stock price of $176.50, which was the closing price of our Common Stock on the NYSE on the Record Date, March 23, 2026.

Purpose	Equity offerings are a critical component of our ability to effectively compete for top talent.

Eligibility	Awards under the 2026 Equity Plan may be granted to employees, directors, consultants and advisors of the Company or our subsidiaries.

Shares Available	The maximum aggregated number of shares of Common Stock available under the 2026 Equity Plan shall be the sum of (a) 12,000,000 new shares authorized, (b) shares subject to awards granted under the Prior Plan that, on or after the date of the 2026 Equity Plan is adopted, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company and (c) any shares which remain available for issuance under the Prior Plan.

New plan benefits	No awards will be granted under the 2026 Equity Plan prior to its approval by our stockholders.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Reasons to Vote for the Proposal

The 2026 Equity Plan Includes	The 2026 Equity Plan Does Not Include

 Variety of equity award types. The 2026 Equity Plan provides for a variety of equity and equity-based awards, including options (including nonqualified stock options and incentive stock options), restricted stock, restricted stock units and other equity-based awards and cash awards, to provide the Compensation and Human Capital Committee (the Committee) flexibility to structure appropriate incentives and respond to changes in the marketplace.
 Administration by a Committee of Independent Directors. The 2026 Equity Plan will be administered by the Committee. The Committee is independent within the meaning of NYSE listing standards applicable to compensation committee members, applicable laws and rules and our Corporate Governance Guidelines.
 Non-discretionary treatment of awards upon a Change in Control. The 2026 Equity Plan provides that, upon the consummation of a change in control (as described below), if an award is not assumed or substituted by the acquiring or surviving corporation, the vesting of the award will automatically accelerate, with the performance-based vesting of any award determined based on the greater of (i) actual achievement of the applicable performance goals through the date of the change in control or (ii) 100% of target levels.
 Limitations on Awards. The 2026 Equity Plan limits the value of equity that may be granted pursuant to non-employee director awards each fiscal year.
 Clawback. Awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law and any Company clawback, forfeiture or other similar policy, including the American Tower Corporation Compensation Recovery Policy.

  No “evergreen” provision. The 2026 Equity Plan does not contain an “evergreen” provision that automatically replenishes the share reserve, but instead reserves a fixed maximum number of shares for issuance, which can only be increased with stockholder approval.
  No repricing of underwater stock options or SARs. Except with respect to adjustments made in connection with certain corporate transactions or events, repricing of stock options and SARs and cash buyouts of underwater stock options and SARs is prohibited without stockholder approval.
  No discounted stock options or stock appreciation rights. Except with respect to substitute awards granted in connection with an acquisition or combination or with respect to certain grants of incentive stock options, no stock option or stock appreciation right may be granted with an exercise price lower than the grant date fair market value.
  No dividends paid on awards prior to vesting and no dividend equivalents on options or stock appreciation rights. Dividends and dividend equivalents associated with awards under the 2026 Equity Plan are subject to the same vesting conditions as the underlying awards and are not paid unless and until the awards vest. Dividend equivalents are not paid on stock options or stock appreciation rights.
  Nontransferability. In general, awards may not be assigned, pledged, sold or otherwise transferred or encumbered, unless required by law or expressly permitted in writing by the Committee.
  No tax gross-ups. The 2026 Equity Plan does not provide for any tax gross-ups.

Key Statistics on Current Equity Program(1)

74% of Employees Were Granted Equity Awards in 2025.	99% of All Employees in the U.S. Were Granted Annual Equity Awards in 2025.	82% of the Value of Grants Awarded in 2025 Were Awarded to Employees who are not NEOs.

(1) As of December 31, 2025
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Reasons to Vote for the Proposal
Historical Equity Usage
In determining the number of shares of Common Stock to request for approval to reserve for issuance under the 2026 Equity Plan, our management team and the Committee worked with a compensation consultant to evaluate a number of factors, including our recent share usage under the Prior Plan, anticipated share usage under the 2026 Equity Plan and criteria expected to be examined by institutional proxy advisory firms in evaluating our proposal for the 2026 Equity Plan. Specifically, our management team and the Committee considered the following:
Burn Rate
We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually and regularly engaging with our compensation consultant. We grant what we believe is an appropriate amount of equity necessary to attract, reward and retain employees and other personnel.
Equity burn rate is calculated by dividing (i) the number of shares of Common Stock subject to equity awards granted during the fiscal year (after taking into account adjustments to performance-based awards for actual performance) by (ii) the number of shares outstanding at the end of the fiscal year.
Our burn rate for the past three fiscal years has been as follows:

Fiscal Year	Stock Options or SARs Granted	Full Value Awards		Stock Options + Full Value Awards	Weighted Average Basic Number of Shares of Common Stock Outstanding	Burn Rate
		RSUs Granted	PSUs Vested
2025	—	625,616	133,034	758,650	467,922,280	0.16%
2024	—	698,626	144,925	843,551	467,011,476	0.18%
2023	—	960,583	79,232	1,039,815	466,062,675	0.22%
The Board believes that we have used equity in a reasonable manner, with a three-year average burn rate of approximately 0.19% of our common shares outstanding.
Expected Share Pool Duration
Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the 2026 Equity Plan will be sufficient to provide awards through the expiration of the 2026 Equity Plan in approximately 10 years. However, the actual duration of the shares reserve will depend on currently unknown factors, such as the Company’s future stock price, changes in participation, our hiring and promotion activity, future grant practices, award type mix and levels, competitive market practices, acquisitions and divestitures, and the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.
Total Potential Dilution
Our equity plan dilution rate (or overhang) as of March 23, 2026 was 0.79% (calculated by dividing (x) the number of shares subject to awards outstanding plus the number of shares remaining available for grant under the Prior Plan, by (y) the total number of common shares outstanding). As of March 23, 2026, the shares remaining available under the Prior Plan and shares subject to outstanding awards represented 0.40% and 0.38% of our current overhang, respectively. As shown in the table below, if stockholders approve the 2026 Equity Plan, the issuance of 12,000,000 shares under the 2026 Equity Plan would increase our total potential dilution rate by 2.57% to 3.36%.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Reasons to Vote for the Proposal

Item		As of March 23, 2026
(a)	Shares Available for Grant under the Prior Plan (counting PSUs at maximum performance achievement)	1,888,042
(b)	Shares Underlying Previously Granted Awards Outstanding	1,778,230
	Shares underlying previously granted outstanding appreciative awards of stock options	1,286
	Shares underlying previously granted outstanding full-value awards (RSUs and PSUs (counting PSUs at maximum performance achievement))	1,776,944
(c)	Shares of Common Stock Outstanding	466,370,068
	Prior Plan Dilution (a+b)/(c)	0.79%
(d)	Additional Shares Requested under the 2026 Equity Plan	12,000,000
	2026 Equity Plan Dilution (if approved) - Share Reserve Increase (d)/(c)	2.57%
	2026 Equity Plan Dilution (if approved) - Outstanding (a+b+d)/(c)	3.36%
	2026 Equity Plan Dilution (if approved) - Fully Diluted (a+b+d)/(a+b+c+d)	3.25%
Share Information on Equity Compensation Plans as of March 23, 2026
The following table provides information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of March 23, 2026:

Total number of stock options outstanding(1)	1,286
Total number of full value awards outstanding (includes restricted stock, restricted stock units (RSUs) and performance share units (PSUs) and deferred stock units)(2)	1,776,944
Total number of shares remaining available for future grant under the Prior Plan(3)	1,888,042
Total number of shares of Common Stock outstanding	466,370,068
(1)The weighted-average exercise price of the stock options outstanding was $106.15 and the weighted-average remaining term of the stock options outstanding was approximately 1 year. The Company did not have any stock appreciation rights outstanding as of March 23, 2026.
(2)Assumes performance-based awards will vest and pay out based on maximum performance levels being achieved.
(3)Represents the total number of shares available for future awards under the Prior Plan reflecting performance-based awards at maximum payout. The Prior Plan was our only active equity compensation plan as of March 23, 2026.
Taking into account the features described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the 2026 Equity Plan is reasonable and appropriate at this time.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Material Terms of the 2026 Equity Plan
MATERIAL TERMS OF THE 2026 EQUITY PLAN

The material terms of the 2026 Equity Plan are described below. This summary is qualified by reference to the full text of the 2026 Equity Plan, a copy of which is attached as Annex A to this Proxy Statement.

Purpose	Equity incentive offerings are a critical component of our Company’s ability to effectively compete for top talent. The 2026 Equity Plan is intended to provide a means through which the Company may attract and retain key personnel. We seek to align the interests of directors, officers, employees, consultants and advisors of the Company with those of the Company’s stockholders by providing an opportunity to acquire and maintain an equity interest in the Company or be paid incentive compensation measured by reference to the value of our Common Stock, thereby strengthening their commitment to the welfare of the Company. Our Board believes that such opportunities are critical to recruit the talented personnel who can best drive future Company performance.

Eligibility	Employees, directors, consultants and advisors of the Company and its majority-owned subsidiaries are eligible to receive awards under the 2026 Equity Plan. As of March 23, 2026, the Company had nearly 5,000 employees, 11 non-management directors, and approximately 460 consultants and advisors. The Committee determines who from this eligible population will participate in the 2026 Equity Plan and receive awards. Current internal Company policy, which is subject to change, restricts eligibility to participate in the 2026 Equity Plan to approximately 3,400 employees and directors.

Administration	The 2026 Equity Plan is administered by the Committee, which may delegate its duties and responsibilities, subject to certain limitations that may be imposed under Section 16 of the Exchange Act, stock exchange rules or other applicable laws. The Committee has the authority to take all actions and make all determinations deemed necessary or desirable for the administration of the 2026 Equity Plan, including to interpret the 2026 Equity Plan and grant agreements thereunder, to correct any defects in and supply any omissions in the 2026 Equity Plan and any instrument or agreement related thereto, to select employees, directors, consultants and advisors to receive awards under the 2026 Equity Plan and to determine the types of awards to be granted under the 2026 Equity Plan and determine the terms and conditions of such awards, including to accelerate the vesting of an outstanding award for any reason.

Shares Available for Awards
The aggregate number of shares of our Common Stock that may be issued pursuant to awards granted under the 2026 Equity Plan shall be the sum of (a) 12,000,000 shares and (b) any shares subject to awards granted under the Prior Plan that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company due to failure to vest (with the maximum number of shares to be added to the 2026 Equity Plan pursuant to this clause equal to 1,778,230) and (c) any shares which remain available for issuance under the Prior Plan as of the Effective Date. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the 2026 Equity Plan will be 12,000,000. Shares of Common Stock granted under the 2026 Equity Plan may be authorized but unissued shares, treasury shares, shares purchased on the open market or by private purchase or a combination of the foregoing.
If an award (or portion thereof) expires or is forfeited or terminated without issuance to the recipient of the full number of shares of our Common Stock to which the award related, the unissued shares underlying such award will again be available for new grants under the 2026 Equity Plan. Awards settled in cash will not be counted against the number of shares of Common Stock available for issuance under the 2026 Equity Plan. Shares withheld to satisfy tax withholding obligations relating to an award will not

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Material Terms of the 2026 Equity Plan

count as shares issued to participants and shall not reduce the number of shares available for issuance under the 2026 Equity Plan. Awards granted under the 2026 Equity Plan in substitution for outstanding awards previously granted by an entity acquired by us or with which we combine will not reduce the shares available for grant under the 2026 Equity Plan, but will (if applicable) count against the maximum number of shares that may be issued upon the exercise of incentive stock options. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity acquired by us or with which we combine (as appropriately adjusted to reflect such acquisition or combination) may be used for awards under the 2026 Equity Plan and will not reduce the number of shares available for issuance under the 2026 Equity Plan.

Limitations on Awards	With limited exceptions (including for compensation granted to non-employee directors during the calendar year in which they are first appointed or elected to the Board and for compensation approved by the Board in extraordinary circumstances and where the affected non-employee director abstains from the approval process or fully discloses any inherit interest in the matters subject to approval), during a single fiscal year, the number of awards eligible to be made to any non-employee director, taken together with any cash fees paid to such non-employee director, shall not exceed a total value of $1,500,000 (calculating the value of awards based on their grant date fair value).

Awards
The 2026 Equity Plan provides for the grant of options, including nonqualified stock options and incentive stock options, restricted stock, restricted stock units and other equity-based awards and cash awards. Certain awards under the 2026 Equity Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. Awards under the 2026 Equity Plan are governed by individual award agreements, which specify the terms and conditions of the award, including any applicable vesting and payment terms and post-termination treatment. A brief description of each award type offered under the 2026 Equity Plan follows.
•Options. Stock options provide for the option to purchase shares of our Common Stock in the future at an exercise price set on the grant date. Stock options granted under the 2026 Equity Plan shall be nonqualified stock options unless it is expressly stated in the award agreement that they are incentive stock options. Incentive stock options, in contrast to nonqualified stock options, may provide favorable capital gains tax treatment to their holders if certain requirements of the Code are satisfied. The Committee may determine the exercise price and such other terms, conditions, and limitations, including the number of shares to be covered by each stock option, vesting, exercise, term and forfeiture provisions, applicable to each stock option. The exercise price of a stock option is determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of the underlying share of Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees who own stock representing more than 10% of the voting power of the Company), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of incentive stock options granted to participants who own stock representing more than 10% of the voting power of the Company). Option holders are not entitled to receive dividend equivalent payments in respect of their options.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Material Terms of the 2026 Equity Plan

•Restricted Stock. Restricted stock is an award of nontransferable shares of our Common Stock, which remain subject to forfeiture unless and until certain specified conditions are met. The Committee may determine the terms and conditions of restricted stock awards, including the number of shares awarded and the applicable vesting conditions and settlement terms. Dividends payable in respect of shares of restricted stock are delivered only when the applicable vesting conditions of the underlying award are satisfied and any restrictions thereon have lapsed. Dividends payable in respect of restricted stock that fails to vest shall be forfeited.
•Restricted Stock Units (RSUs). RSUs are unfunded and unsecured promises to deliver shares of our Common Stock, cash, other securities or other property in the future, which remain forfeitable unless and until certain specified conditions are met (which may include the achievement of performance criteria). The Committee may determine the terms and conditions of RSUs, including the number of shares awarded and the applicable vesting conditions and settlement terms. Dividend equivalent payments in respect of RSUs are delivered only when the underlying RSUs are settled following the date on which all applicable restrictions thereon have lapsed. Participants have no rights to dividend equivalent payments payable in respect of RSUs that are forfeited.
•Other Equity-Based Awards and Cash Awards. The Committee may grant other awards that are payable by delivery of our Common Stock, or measured by reference to the value of Common Stock (including stock appreciation rights), and/or awards of cash, either alone or in tandem with other awards. The Committee may determine the amounts of such awards and the conditions to which such awards shall be subject, which may include the achievement of performance conditions. These other equity-based awards and cash awards may be granted as bonus awards, not subject to restrictions or conditions, and if subject to vesting conditions, vesting may be accelerated in the Committee’s discretion.

Adjustments; Certain Transactions	In the event of certain changes in our corporate structure, including any dividend, distribution, recapitalization, stock split, reorganization, merger, consolidation, spin-off or other similar corporate transaction that affects the shares of our Common Stock, or unusual or nonrecurring events affecting the Company, the Committee may make proportionate substitutions or adjustments as it deems equitable to prevent the dilution or enlargement of the rights and benefits under the 2026 Equity Plan, including substitutions or adjustments to the plan share reserve, the number of shares that may be issued in respect of awards, and to the terms of any outstanding award, including adjustments to the number of shares subject to such awards, the exercise price, or any applicable performance conditions.

Effect of Change in Control	In the event of a “change in control” of the Company, the Committee generally has discretion to treat each outstanding award as it determines, including that the award may be assumed or substituted (with appropriate adjustments), terminated, or replaced or exchanged for stock, cash, or other securities or property. In taking any such actions, the Committee is not obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of the same award, similarly. However, in the event of a change in control in which awards are not assumed or substituted, all options will fully vest and become exercisable, all restrictions on restricted stock and RSUs will lapse, and all performance goals or other vesting criteria will be deemed achieved at the greater of 100% of target and actual performance as of the change in control. Awards are generally considered assumed if they confer the right to receive the same consideration received in the transaction by holders of Common Stock, and if they retain a vesting schedule at least as favorable to the participant as the original award.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Material Terms of the 2026 Equity Plan

Foreign Participants and Transferability	The Committee may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. Awards under the 2026 Equity Plan are generally non-transferable, except for certain beneficiary designations, a domestic relations order (subject to the Committee’s consent), or by will or the laws of descent and distribution, and are generally exercisable only by the participant. Any permitted transfer under the 2026 Equity Plan will be without consideration except as required by applicable law.

Tax Withholding	We have the authority to deduct and withhold from any payment otherwise owed to participants, or require participants to remit to us, an amount sufficient to satisfy any income, employment and/or other applicable taxes required to be withheld under applicable law with respect to any taxable event concerning a participant arising as a result of the 2026 Equity Plan. With regard to tax withholding obligations arising in connection with awards under the 2026 Equity Plan, payment may be made by cash or check, by wire transfer or, at the discretion of the Committee, by delivery of shares of our Common Stock.

Clawback	All awards under the 2026 Equity Plan are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law and any Company clawback, forfeiture or other similar policy, including the American Tower Corporation Compensation Recovery Policy, as in effect and as may be amended, in each case, from time to time.

No Repricing	Except as permitted in connection with certain corporate transactions, the 2026 Equity Plan provides that the Committee may not, without stockholder approval, reduce the exercise price of any option or base price of any stock appreciation right, cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price or base price, as applicable, or take any other repricing action.

Plan Amendment and Termination	The Board may amend, alter, suspend, discontinue or terminate the 2026 Equity Plan or any portion thereof at any time and will obtain stockholder approval of any 2026 Equity Plan amendment to the extent necessary to comply with applicable laws. Any amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will be ineffective without the consent of such individual. The 2026 Equity Plan (if approved by our stockholders) will remain in effect until the tenth anniversary of the Effective Date (or the date of stockholder approval of the 2026 Equity Plan, if earlier), unless earlier terminated by the Board.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Summary of U.S. Tax Consequences of the 2026 Equity Plan
SUMMARY OF U.S. TAX CONSEQUENCES OF THE 2026 EQUITY PLAN
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2026 Equity Plan, and does not describe all possible U.S. federal or other tax consequences of such participation, or tax consequences based on particular circumstances. All participants are advised to consult their personal tax advisors regarding the U.S. federal income tax implications applicable to their particular circumstances, in addition to any state, local, or non-U.S. tax laws, before taking any actions with respect to any awards under the 2026 Equity Plan.
•Nonqualified Stock Options. When a participant receives a nonqualified stock option under the 2026 Equity Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income when the option is exercised, in an amount equal to the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price paid for the shares. For purposes of determining gain or loss on a subsequent sale or disposition of the shares, the participant’s basis in the Common Stock generally will equal the fair market value of our Common Stock on the date of exercise of the stock option. Any profit or loss from a later sale should be taxable as either long-term or short-term capital gain or loss. We and our subsidiaries are generally entitled to claim a federal income tax deduction at the time that the participant recognizes ordinary income, and for the same amount, subject to applicable Code restrictions.
•Incentive Stock Options. Participants who are granted incentive stock options recognize no taxable income at grant or upon exercise. However, the excess of the fair market value of the shares of our Common Stock received over the option exercise price is an item of tax preference which is potentially subject to alternative minimum tax liability. If stock acquired upon the exercise of an incentive stock option is held for at least two years from the date of grant and one year from the date of exercise (and otherwise satisfies the requirements of an incentive stock option), any gain or loss (measured as the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock should be treated as a long-term capital gain or loss. If these holding period requirements are not satisfied, the incentive stock option should be treated as one that does not satisfy the requirements of the Code for incentive stock options. In this scenario, the participant should recognize ordinary income upon disposition equal to the lesser of: (a) the amount realized less the exercise price, or (b) the fair market value of the shares of Common Stock on the date the incentive stock option is exercised less the exercise price. Any remaining gain or loss is characterized as capital gain or capital loss. We and our subsidiaries generally are not entitled to claim a tax deduction upon the exercise of an incentive stock option or upon disposition of the shares acquired from such exercise, except where the participant recognizes ordinary income on disposition of the shares, subject to Code restrictions.
•Restricted Stock. Restricted stock will result in income recognition equal to the excess of the fair market value of the underlying shares of our Common Stock over the price paid, if any, for such shares at the time the restrictions lapse and the shares are no longer subject to a substantial risk of forfeiture, unless the recipient chooses to accelerate recognition as of the date of grant by filing a proper Code Section 83(b) election. We and our subsidiaries are generally entitled to claim a federal income tax deduction corresponding to the amount of ordinary income recognized by the participant, subject to applicable Code restrictions.
•RSUs. Participants generally do not recognize taxable income when RSUs are granted. Ordinary income is recognized when cash or shares of Common Stock are actually delivered in settlement of RSUs, and is equal to the cash payment or the fair market value of the shares delivered, less any amount, if any, the participant paid for such shares. We or our subsidiaries are generally eligible to claim a corresponding deduction at the time of delivery, subject to Code limitations.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

EQUITY PLAN
Proposal 4 Approval of American Tower Corporation 2026 Equity Incentive Plan
Summary of U.S. Tax Consequences of the 2026 Equity Plan
•Other Equity-Based Awards. The tax consequences associated with any other equity-based award granted under the 2026 Equity Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying stock. Generally, a participant who is granted any other equity-based award under the 2026 Equity Plan will recognize ordinary income at the time the cash or shares of Common Stock associated with the award are received. If shares are received, the ordinary income will be equal to the excess of the fair market value of the shares received as of the date received over any amount paid by the participant in exchange for the stock. In the year that the participant recognizes ordinary taxable income in respect of such award, we or our subsidiaries will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize.
•Cash-Based Awards. Generally, a participant who is granted a cash-based award will recognize ordinary income in an amount equal to the cash paid at the time such payment is received. In the year that the participant recognizes ordinary taxable income in respect of such award, we or our subsidiaries will generally be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize.
•Application of Section 409A. Certain types of awards under the 2026 Equity Plan may constitute or provide for a deferral of compensation subject to Section 409A of the Code (Section 409A). Unless certain requirements of Section 409A are met, holders of such awards may be subject to taxes earlier than they would otherwise (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax, and potentially certain interest penalties and additional state taxes. To the extent applicable, it is intended that the provisions of the 2026 Equity Plan comply with Section 409A, and all provisions of the 2026 Equity Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.
New Plan Benefits. No awards will be granted under the 2026 Equity Plan prior to its approval by our stockholders, and the Committee has not made any determination with respect to future grants to any persons under the 2026 Equity Plan as of the date of this Proxy Statement. Whether future equity-based awards will be made will depend on actions taken by the Committee, and the value of any such future equity-based awards will depend on the future price of our Common Stock, among other factors, and any such future equity-based awards will be subject to such performance, vesting, or other conditions as the Committee determines in its discretion. As a result, it is not possible to determine the amount of the benefits that may become payable under the 2026 Equity Plan.
Required Vote
The affirmative vote of a majority of the votes cast by stockholders entitled to vote at the Annual Meeting is required to approve this proposal.

The Board of Directors unanimously recommends that you vote FOR the approval of the American Tower Corporation 2026 Equity Incentive Plan.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Questions & Answers

Q.	Why did I receive these proxy materials?

A.
You received these materials because you were a stockholder as of March 23, 2026, the record date fixed by the Board, and are, therefore, entitled to receive notice of the Annual Meeting (Notice) and to vote on matters presented at the Annual Meeting, which will be held virtually on May 20, 2026.

Q.	Why did I receive a Notice instead of a full set of proxy materials?

A.
The SEC allows us to make this Proxy Statement and our Annual Report, which includes a copy of our Form 10-K, available electronically online at www.proxyvote.com. On or about April 8, 2026, we mailed you a Notice containing instructions for accessing this Proxy Statement and our Annual Report and for voting (i.e., submitting your proxy) online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. If you would like a printed copy of our proxy materials, please follow the instructions for requesting those materials included in the Notice.

Q.	When and where is the Annual Meeting being held?

A.	The Annual Meeting will be held on Wednesday, May 20, 2026 at 11:00 a.m. Eastern Time. We will hold the Annual Meeting virtually through a live audio webcast.

Q.	How do I attend the Annual Meeting?

A.
You will be able to attend the Annual Meeting online through a live audio webcast at www.virtualshareholdermeeting.com/AMT2026. You may log in with your 16-digit control number, included on your notice of internet availability of the proxy materials, on your proxy card or on the instructions that accompanied your proxy materials (if applicable).
You will be able to vote and submit live questions during the Annual Meeting online at www.virtualshareholdermeeting.com/AMT2026. While all live questions will be subject to time restrictions, we will do our best to accommodate as many as possible.

Q.	What if I have trouble accessing the Annual Meeting virtually?

A.
The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the virtual meeting platform prior to the start time. Please allow ample time for online check-in, which will begin at 10:30 a.m. Eastern Time. If you encounter any difficulties accessing the virtual meeting platform during the check-in time or during the Annual Meeting, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/AMT2026.

Q.	Who is entitled to vote at the Annual Meeting?

A.	Holders of American Tower’s Common Stock at the close of business on March 23, 2026, the record date fixed by the Board, may vote at the Annual Meeting.

Q.	How many votes may I cast?

A.	Each share of Common Stock is entitled to one vote with respect to each matter submitted for vote. On March 23, 2026, there were 466,370,068 shares of Common Stock outstanding and entitled to vote.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

QUESTIONS & ANSWERS

Q.	What constitutes a quorum for the Annual Meeting?

A.
The presence, at the Annual Meeting or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on March 23, 2026 constitutes a quorum for the transaction of business at the Annual Meeting. We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum. Attendance at the virtual Annual Meeting will be considered “present.”

Q.	What items will be voted on at the Annual Meeting, and what is the required vote to approve each item?

A.
All stockholders are entitled to vote on the following proposals:
•Proposal 1—To elect to the Board of Directors the 11 nominees named in this Proxy Statement;
•Proposal 2—To approve, on an advisory basis, our executive compensation;
•Proposal 3—To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2026; and
•Proposal 4—To approve the American Tower Corporation 2026 Equity Incentive Plan.
To be elected, a Director must receive an affirmative majority of votes cast—i.e., the number of “for” votes must exceed the number of “against” votes. Similarly, each of Proposals 2, 3 and 4 require an affirmative majority of the votes cast. We will not count shares that abstain from voting on a particular matter as votes cast “for” or “against” such matter and, therefore, they will have no effect on the outcome of the vote or any of the Proposals.
Although the advisory vote on executive compensation is non-binding, our Compensation and Human Capital Committee will consider and take into account the voting results when making future executive compensation determinations.

Q.	Are there other items to be voted on at the Annual Meeting?

A.	We do not know of any other matters that may come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting, your proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

Q.	How will proxies be voted at the Annual Meeting?

A.
If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:
•Your broker or nominee will not have the authority to vote such shares with respect to Proposals 1, 2 and 4, because the NYSE rules treat these matters as non-routine. Accordingly, such broker non-votes will have no effect on the outcome of the vote on these proposals.
•Your broker or nominee will have the authority to vote such shares with respect to Proposal 3, because that matter is treated as routine under the NYSE rules.
Broker non-votes will be counted as present for purposes of determining the presence of a quorum.

If you are a registered stockholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, 3 and 4, and, in accordance with the proxy holder’s judgment, for any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

QUESTIONS & ANSWERS

Q.	How do I cast a vote?

A.
You may vote by any one of the following means:
•By internet. If you received a Notice about the internet availability of proxy materials, you may submit your proxy online by following the instructions on the Notice. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy online by following the instructions on the proxy card or voting instruction card.
•By telephone. You may submit your vote by telephone by following the instructions on the Notice or proxy card or voting instruction card, if you received such materials by mail.
•By mail. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy by completing, signing and dating your proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.
•At the virtual Annual Meeting. You may vote at the Annual Meeting online at:     www.virtualshareholdermeeting.com/AMT2026.
Properly completed and submitted proxy cards and voting instruction cards, as well as proxies properly completed and submitted online prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions provided, as long as they are received in time for voting and not revoked.

Q.	Can I change my mind after I vote?

A.
Yes, you can change your vote at any time before the Annual Meeting. To revoke your proxy, you must:
•file an instrument of revocation with our Secretary, at our principal executive offices: 222 Berkeley Street, Boston, Massachusetts 02116;
•mail a new proxy card, dated after the date of the proxy you wish to revoke, to our Secretary at our principal executive offices;
•submit a later-dated proxy online, in accordance with the instructions on the internet voting website; or
•attend the Annual Meeting and vote online at www.virtualshareholdermeeting.com/AMT2026. Please see “How do I attend the Annual Meeting?” and “How do I cast a vote?” for more information.
If your proxy is not revoked, we will vote it at the virtual Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted online, as indicated on the submission.

Q.	Where can I find the voting results after the Annual Meeting?

A.	We will announce the preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting.

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

QUESTIONS & ANSWERS

Q.	Who bears the cost of this proxy solicitation?

A.	American Tower Corporation bears all proxy solicitation costs. In addition to solicitations by mail, our Board, our executive officers and our regular employees, without additional remuneration, may solicit proxies by telephone, fax, electronic transmission and personal interviews. We will request brokers, banks, custodians and other fiduciaries to forward proxy-soliciting materials to the beneficial owners of Common Stock and will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this Proxy Statement. It contains important information about American Tower that you should consider before voting.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Additional Information
Proposals of Stockholders
Pursuant to Rule 14a-8 of the Exchange Act (Rule 14a-8), we must receive any stockholder proposal intended to be presented at our 2027 Annual Meeting by no later than December 9, 2026, if it is to be included in the proxy statement and form of proxy relating to the meeting. Any such proposal must also comply with the other requirements of Rule 14a-8.
Under the advance notice provisions in our By-Laws and pursuant to Delaware corporate law, if you want to submit a proposal for the 2027 Annual Meeting for presentation at the meeting (as opposed to inclusion in the proxy statement under Rule 14a-8) or intend to nominate a person as a candidate for election to the Board directly, the Secretary must receive the proposal or nomination between January 20, 2027 and the close of business on February 19, 2027, which are 120 days and 90 days, respectively, before the one-year anniversary of the 2026 Annual Meeting.
If the 2027 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2026 Annual Meeting, the Secretary must receive any such proposal or nomination no earlier than the 120th day before the 2027 Annual Meeting and by the later of the close of business of (a) the 90th day before the 2027 Annual Meeting or (b) the 10th day following the day on which the date of the 2027 Annual Meeting is first disclosed publicly by the Company. In addition, any proposals must comply with the other requirements of our By-Laws.
If you want to present a proposal before the 2027 Annual Meeting, but do not wish to have it included in the proxy statement and proxy card, you must also give us written notice. Please address such correspondence to: American Tower Corporation, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Secretary. If the Secretary does not receive your written notice on or before February 22, 2027, then proxies designated by the Board will have discretionary authority to vote on any such proposal.
In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2027.
In the event of a Director nomination pursuant to Rule 14a-19 under the Exchange Act, if the Board determines that the nomination complies with the requirements set forth in Rule 14a-19, applicable law and the By-Laws, the Board shall include such nomination in the corresponding universal proxy card.
If the 2027 Annual Meeting is held more than 30 days before the one-year anniversary of the 2026 Annual Meeting, the Secretary must receive your Director solicitations by the later of (a) the 60th day before the 2026 Annual Meeting or (b) the 10th day following the day on which the date of the 2027 Annual Meeting is first disclosed publicly by the Company.
Proxy Access
Under the proxy access provisions in our By-Laws, if you wish to nominate any person for election to our Board at the 2027 Annual Meeting, and have your nominee included in the proxy statement, the Secretary must receive your nomination notice between November 9, 2026, which is 150 days before the one-year anniversary of the issuance of this Proxy Statement, and December 9, 2026, which is 120 days before the one-year anniversary of the issuance of this Proxy Statement.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ADDITIONAL INFORMATION
Householding of Annual Meeting Materials
If the 2027 Annual Meeting is held more than 30 days before or more than 70 days after the one-year anniversary of the 2026 Annual Meeting, the Secretary must receive your nomination notice by the later of (a) the 120th day before the 2027 Annual Meeting or (b) the 10th day following the day on which the date of the 2027 Annual Meeting is first disclosed publicly by the Company.
Householding of Annual Meeting Materials
The SEC has adopted a “householding” rule, which we have implemented for current and future stockholder communications, that permits us to deliver a single set of proxy materials to a household, even if two or more stockholders live under the same roof or a stockholder has shares registered in multiple accounts. This rule enables us to reduce printing and mailing expenses associated with proxy materials and reduces the amount of duplicative information you might receive. Your consent will continue for as long as you remain a stockholder of the Company, unless you revoke it, which you may do at any time by writing or calling Broadridge at the following address or phone number: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717 (1-866-540-7095). If you revoke your consent, we will begin sending separate copies within 30 days of receiving your revocation.
Some banks, brokers and other nominee record holders may participate in the practice of householding notices, proxy statements and annual reports. We will promptly deliver a separate copy of each document to you, if you write or call us at the following address or phone number: American Tower Corporation, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500). If you wish to receive separate copies of the notice, proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Annual Report on Form 10-K
If you would like to receive, free of charge, a copy of our Form 10-K for the year ended December 31, 2025—as filed with the SEC, excluding exhibits—please write or call us at the following address or phone number: American Tower Corporation, 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Investor Relations (617-375-7500).

By Order of the Board of Directors,

Steven O. Vondran President and Chief Executive Officer Boston, Massachusetts April 8, 2026
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Annex A
AMERICAN TOWER CORPORATION
2026 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the American Tower Corporation 2026 Equity Incentive Plan is to provide a means through which the Company and the other members of the Company Group may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and the other members of the Company Group can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company Group and aligning their interests with those of the Company’s stockholders.
2.Definitions. The following definitions shall be applicable throughout the Plan.
(a)“Adjustment Event” has the meaning given to such term in Section 10(a)(i) of the Plan.
(b)“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.
(c)“Applicable Law” means each applicable law, rule, regulation and requirement, including, but not limited to, each applicable U.S. federal, state or local law, any rule or regulation of the applicable securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted and each applicable law, rule or regulation of any other country or jurisdiction where Awards are granted under the Plan or Participants reside or provide services, as each such law, rule and regulation shall be in effect from time to time.
(d)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Other Equity-Based Award and Cash Award granted under the Plan.
(e)“Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.
(f)“Board” means the Board of Directors of the Company.
(g)“Cash Award” means an Award granted to an Eligible Person under Section 9 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.
(h)“Cause” has the meaning given to such term in the applicable Award Agreement.
(i)“Change in Control” means a transaction designated by the Board prior to the date on which the Change in Control occurs as a Change in Control for purposes of the Plan that has the result that the majority ownership of the Company or its assets is thereafter held by persons not stockholders of the Company immediately prior to such transaction, such as a sale of stock, a merger or other reorganization, or a sale of all or substantially all of the assets of the Company.
(j)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(k)“Committee” means the Compensation and Human Capital Committee of the Board or any properly delegated subcommittee thereof or, if no such Compensation and Human Capital Committee or subcommittee thereof exists, the Board.
(l)“Common Stock” means the common stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).
(m)“Company” means American Tower Corporation, a Delaware corporation, and any successor thereto.
(n)“Company Group” means, collectively, the Company and its Subsidiaries.
(o)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization or by an individual delegated the authority to so specify.
(p)“Disability” means, as to any Participant, unless the applicable Award Agreement states otherwise, (i) “Disability,” as defined in any employment, severance, consulting or other similar agreement between the Participant and the Company in effect at the time of Termination; or (ii) in the absence of any such employment, severance, consulting or other similar agreement (or the absence of any definition of “Disability” contained therein), a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or other member of the Company Group in which such Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the position at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion. Notwithstanding the foregoing, however, in the case of any Award that is subject to Section 409A of the Code and is payable upon a Participant’s Disability, the Participant shall be treated as having a Disability only if the Participant’s condition also satisfies the definition of “disability” in Treas. Reg. § 1.409A-3(i)(4).
(q)“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company Group, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company Group.
(r)“Effective Date” means May 20, 2026.
(s)“Eligible Person” means: any (i) individual employed by any member of the Company Group; (ii) director of any member of the Company Group; or (iii) consultant or advisor to any member of the Company Group, or any other Person, in each case, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act (or, for consultants or advisors outside of the U.S., can be offered securities consistent with Applicable Law).
(t)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(u)“Exercise Price” has the meaning given to such term in Section 7(b) of the Plan.
(v)“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as reasonably determined by the Company and consistently applied for purposes of the Plan, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.
(w)“GAAP” has the meaning given to such term in Section 7(d) of the Plan.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(x)“Grant Date Fair Market Value” means, as of a Date of Grant, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last-sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last-sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock and, to the extent applicable, such determination shall be made in a manner that satisfies Section 409A and Section 422(c)(1) of the Code.
(y)“Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.
(z)“Indemnifiable Person” has the meaning given to such term in Section 4(e) of the Plan.
(aa)“Non-Employee Director” means a member of the Board who is not an employee of any member of the Company Group.
(bb)“Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.
(cc)“Option” means an Award granted under Section 7 of the Plan.
(dd)“Option Period” has the meaning given to such term in Section 7(c)(ii) of the Plan.
(ee)“Other Equity-Based Award” means an Award that is not an Option, Restricted Stock or Restricted Stock Unit, that is granted under Section 9 of the Plan and is (i) payable by delivery of Common Stock and/or (ii) measured by reference to the value of Common Stock.
(ff)“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and granted an Award pursuant to the Plan.
(gg)“Performance Conditions” means one or more performance goals based on one or more of the following criteria established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable: revenue; revenue growth; sales; expenses; margins; adjusted funds from operations, net income; earnings or earnings per share; cash flow; stockholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; return on research and development investment; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; business/information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; or any combination of any of the foregoing or any other criteria established by the Committee, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company or Company Group generally. Any of the above performance criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.
(hh)“Permitted Transferee” has the meaning given to such term in Section 12(b)(ii) of the Plan.
(ii)“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(jj)“Plan” means this American Tower Corporation 2026 Equity Incentive Plan, as it may be amended and/or restated from time to time.
(kk)“Plan Share Reserve” has the meaning given to such term in Section 6(a) of the Plan.
(ll)“Qualifying Director” means a Person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(mm)“Reporting Person” means a person subject to Section 16 of the Exchange Act.
(nn)“Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions, including vesting conditions.
(oo)“Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(pp)“Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 of the Plan.
(qq)“SAR Base Price” means, as to any Stock Appreciation Right, the price per share of Common Stock designated as the base value above which appreciation in value is measured.
(rr)“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(ss)“Stock Appreciation Right” or “SAR” means an Other-Equity Based Award designated in an applicable Award Agreement as a stock appreciation right.
(tt)“Sub-Plans” means any sub-plan to the Plan that has been adopted by the Board or the Committee for the purpose of permitting or facilitating the offering of Awards to employees who reside or work outside the jurisdiction of the United States of America, with each such Sub-Plan designed to comply with Applicable Law in such foreign jurisdictions and containing terms and conditions as the Board or the Committee deems necessary or appropriate to accommodate differences in local custom. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Law, the Plan Share Reserve and the other limits specified in Section 6(a) of the Plan shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder.
(uu)“Subsidiary” means, with respect to any specified Person:
(i)any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(vv)“Substitute Awards” has the meaning given to such term in Section 6(e) of the Plan.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(ww)“Termination” means the termination of a Participant’s employment or service, as applicable, with the Company Group for any reason (including death or Disability); provided, however, that neither the termination of a Participant’s employment followed immediately thereafter by the commencement or continuation of such Participant’s services as a director, consultant, or advisor to any member of the Company Group, nor the termination of a Participant’s services to the Company Group as a director, consultant, or advisor to the Company Group followed immediately thereafter by the commencement or continuation of such Participant’s services as an employee of any member of the Company Group shall constitute a Termination hereunder until and unless the Participant experiences a termination of all employment and services to the Company Group, regardless of capacity. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event, neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a military reserve or National Guard unit) nor a transfer of employment or service within the Company Group shall be considered a Termination. Further, unless otherwise determined by the Committee, a Participant employed by, or performing services for, a Subsidiary or a division of the Company shall be deemed to incur a Termination if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately become an employee of, or service provider for, another member of the Company Group. Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, “Termination” shall mean a “separation from service” as defined under Section 409A of the Code.
3.Effective Date; Duration. The Plan shall be effective as of the Effective Date. The Plan will continue in effect until terminated under Section 11 or, if earlier, the tenth (10th) anniversary of the Effective Date (or the date of stockholder approval of the Plan, if earlier); provided, however, that such termination shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)General. The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)Committee Authority. Subject to the provisions of the Plan and Applicable Law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards or the manner in which such number shall be determined; (iv) determine the amount of cash to be covered by each Cash Award granted hereunder; (v) determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award (including, but not limited to, the Exercise Price or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares, if any, relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion); (vi) determine whether, to what extent and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards,
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) modify, waive, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Conditions; (xi) accelerate the vesting of an outstanding Award for any reason; (xii) adopt Sub-Plans; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.
The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.
(c)Delegation. Except to the extent prohibited by Applicable Law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any member of the Company Group, the authority to act on behalf of the Committee with respect to any matter, right, obligation or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated in accordance with Applicable Law, except with respect to grants of Awards to Persons (i) who are Non-Employee Directors, or (ii) who are subject to Section 16 of the Exchange Act.
(d)Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any member of the Company Group, any Participant, any holder or beneficiary of any Award and any stockholder of the Company.
(e)Indemnification. No member of the Board or the Committee or any employee or agent of any member of the Company Group (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by Applicable Law or by the organizational documents of any member of the Company Group. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under (i) the organizational documents of any member of the Company Group, (ii) pursuant to Applicable Law, (iii) an individual indemnification agreement or contract or otherwise, or (iv) any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.
(f)Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Grants of Awards; Eligibility. The Committee may, from time to time, grant Awards to one or more Eligible Persons. Participation in the Plan shall be limited to Eligible Persons. Any Award may be made alone, in addition to, or in relation to any other Award.
6.Shares Subject to the Plan; Limitations.
(a)Share Reserve. Subject to Section 10 of the Plan, the maximum aggregate number of shares of Common Stock (the “Plan Share Reserve”) that shall be available for Awards under the Plan shall be equal to (a) 12,000,000 plus (b) any shares of Common Stock subject to awards granted under the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”), that, on or after the Effective Date, expire or otherwise terminate without having been exercised in full, or are forfeited to the Company due to failure to vest, with the maximum number of Shares to be added to the Plan pursuant to clause (b) equal to 1,778,230 shares of Common Stock and (c) the number of shares of Common Stock that, immediately prior to the Effective Date, remain available for future awards under the 2007 Plan (collectively, the “Plan Share Reserve”). Each Award granted under the Plan will reduce the Plan Share Reserve by the number of shares of Common Stock underlying the Award.
(b)Additional Limits. Subject to Section 10 of the Plan, (i) no more than 12,000,000 shares of Common Stock may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (ii) during a single fiscal year, the number of Awards eligible to be made to any Non-Employee Director (in their capacity as a Non-Employee Director), taken together with any cash fees paid to such Non-Employee Director (for services as a Non-Employee Director) during such fiscal year, shall not exceed a total value of $1,500,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The foregoing limit shall not apply with respect to: (i) compensation granted to a Non-Employee Director during the calendar year in which such individual is first appointed or elected to the Board, or (ii) compensation approved by the Board in extraordinary circumstances, as determined in its discretion, provided that any such compensation is approved by the Board or the Committee and, in the case of clause (ii), with the Non-Employee Director abstaining from the approval process or, in the case of approval via unanimous written consent, such Non-Employee Director fully disclosing any inherit interest in the matters subject to such approval.
(c)Share Counting. Other than with respect to Substitute Awards, to the extent that an Award expires or is forfeited or terminated without issuance to the Participant of the full number of shares of Common Stock to which the Award related, the unissued shares underlying such Award will be returned to the Plan Share Reserve and again be available for grant under the Plan. Any Awards settled in cash (including any shares of Common Stock that would have been delivered in connection with any such Award had there been no cash settlement) shall not be counted against the number of shares of Common Stock
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American Tower Corporation 2026 Equity Incentive Plan
available for issuance under the Plan. Shares of Common Stock withheld in payment of the Exercise Price or SAR Base Price shall constitute shares of Common Stock issued to the Participant and shall reduce the Plan Share Reserve. Shares of Common Stock withheld in payment of taxes relating to an Award other than an Option or SAR shall not constitute shares of Common Stock issued to the Participant and shall not reduce the Plan Share Reserve.
(d)Source of Shares. Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares of Common Stock held in the treasury of the Company, shares of Common Stock purchased on the open market or by private purchase or a combination of the foregoing.
(e)Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.
7.Options.
(a)General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to Eligible Persons who are employees of a member of the Company Group. No Option may be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code. Any Option intended to be an Incentive Stock Option which does not qualify as an Incentive Stock Option for any reason, including by reason of grant to an Eligible Person who is not an employee or the Plan not being properly approved by the stockholders of the Company under Section 422(b)(1) of the Code, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price; Fair Market Value. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Grant Date Fair Market Value of such share; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group, the Exercise Price per share shall be no less than 110% of the Grant Date Fair Market Value per share. In addition, the aggregate Fair Market Value of the number of shares of Common Stock (determined at the time an Incentive Stock Option is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company Group, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Nonqualified Stock Option.
(c)Vesting and Expiration; Termination.
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American Tower Corporation 2026 Equity Incentive Plan
(i)Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in the applicable Award Agreement, including, without limitation, satisfaction of Performance Conditions.
(ii)Options shall expire upon a date determined by the Committee, not to exceed 10 years from the Date of Grant (the “Option Period”). Notwithstanding the foregoing, in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of any member of the Company Group.
(iii)Unless otherwise determined by the Committee, in the event of a Participant’s Termination for any reason, such Participant’s Options will be treated in accordance with the applicable Award Agreement.
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. Options which have become exercisable may be exercised by delivery of written or electronic notice (or telephonic instructions to the extent provided by the Committee) of exercise to the Company (or any third-party administrator, as applicable) in accordance with the terms of the Option and any other exercise procedure established by the Committee, accompanied by payment of the Exercise Price. Unless otherwise provided by the Committee, whether in an Award Agreement or otherwise, the Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised; provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and any Federal, state, local and non-U.S. income, employment and any other applicable taxes that are required to be withheld under Applicable Law, as determined in accordance with Section 12(d) hereof. In the Committee’s discretion, fractional shares of Common Stock may be delivered under the Plan, including in connection with any cashless exercise, net exercise, or tax withholding. In the Committee’s discretion, fractional shares of Common Stock may be settled in cash.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (i) the date that is two years after the Date of Grant of the Incentive Stock Option or (ii) the date that is one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares of Common Stock.
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(f)Compliance With Laws. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other Applicable Law.
8.Restricted Stock and Restricted Stock Units.
(a)General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. Subject to the restrictions set forth in this Section 8, Sections 12(b) and 12(c) of the Plan and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive any dividends and other distributions. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.
(c)Vesting; Termination.
(i)Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in the applicable Award Agreement, including, without limitation, satisfaction of Performance Conditions;
(ii)Unless otherwise determined by the Committee, in the event of a Participant’s Termination for any reason, such Participant’s Restricted Stock and Restricted Stock Units will be treated in accordance with the applicable Award Agreement.
(d)Issuance of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share).
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(ii)Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units.
(e)Legends on Restricted Stock. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions to such Award.
9.Other Equity-Based Awards & Cash Awards. The Committee may grant Other Equity-Based Awards and Cash Awards under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine, including, without limitation, satisfaction of Performance Conditions. For the avoidance of doubt, Other Equity-Based Awards and Cash Awards may be granted subject to the satisfaction of vesting conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of a Cash Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder. Each Other Equity-Based Award and Cash Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
10.Changes in Capital Structure and Similar Events. Notwithstanding any other provision in the Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:
(a)Adjustment Events.
(i)In the event of (A) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, Disaffiliation, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including a Change in Control); or (B) unusual or nonrecurring events affecting the Company, including changes in applicable rules, rulings, regulations or other requirements, that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in clause (A) or (B), an “Adjustment Event”), and subject to any limitation required under Applicable Law, the Committee shall, in respect of any such Adjustment Event, make such proportionate substitution or adjustment, if any, as it deems equitable, to any or all of (a) the Plan Share Reserve, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (b) the number of shares of Common Stock or other
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan or any Sub-Plan; and (c) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or SAR Base Price with respect to any Option or SAR, as applicable, or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award); or (III) any applicable Performance Conditions; provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.
(ii)Any adjustments made pursuant to this Section 10(a) to Awards that constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to this Section 10(a) to Awards that do not constitute “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either: (A) the Awards continue not to constitute “nonqualified deferred compensation” subject to Section 409A of the Code; or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
(iii)In taking any of the actions permitted under this Section 10(a), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.
(b)Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Committee determines (subject to the provisions of the following paragraph) whether with or without a Participant’s consent, including, without limitation, that:
(i)such Award will be assumed, or a substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices as set forth in Section 10(a);
(ii)upon written notice to the applicable Participant, such Award will terminate upon or immediately prior to the consummation of such Change in Control;
(iii)(1) such Award will terminate in exchange for an amount of stock, cash, or other securities or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights as of the date of the Change in Control (and, for the avoidance of doubt, if as of the date of the Change in Control the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights thereunder, then such Award may be terminated by the Company without payment), or (2) such Awards will be replaced with other rights or property selected by the Committee in its sole discretion; or
(iv)any combination of the foregoing.
In taking any of the actions permitted under this Section 10(b), the Committee will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.
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American Tower Corporation 2026 Equity Incentive Plan
Notwithstanding the generality of the foregoing, in the event of a Change in Control in which the acquiring or succeeding corporation does not assume or substitute for the Award (or portion of the Award), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs (or portion thereof) that are not assumed or substituted for, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at the greater of (i) one hundred percent (100%) of target levels and (ii) the level of achievement as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period) and, in each case, all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and any member of the Company Group. In addition, if an Option or SAR (or portion thereof) is not assumed or substituted for, the Committee will notify the Participant in writing or electronically that the Option or SAR (or its applicable portion) will be exercisable for a period of time determined by the Committee in its sole discretion, and the Option or SAR (or its applicable portion) will terminate upon the expiration of such period.
For the purposes of this subsection (b), an Award will be considered assumed if, following the Change in Control: (i) the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such Change in Control by holders of Common Stock for each share held on the effective date of the Change in Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in such Change in Control is not solely common stock of the acquiring or succeeding corporation or its parent, the Committee may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, for each share subject to such Award, to be solely common stock of the acquiring or succeeding corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control and (ii) the Award retains a vesting schedule at least as favorable to Participant as the original Award.
Notwithstanding anything in this Section 10(b) to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and any member of the Company Group, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its acquirer or successor modifies or eliminates any of such performance goals without the Participant’s consent if such modification or elimination would materially and adversely affect the rights of such Participant; provided, however, a modification to such performance goals only to reflect the acquiring or succeeding corporation’s corporate structure following the applicable Change in Control will not be deemed to invalidate an otherwise valid Award assumption and provided further, that, with respect to any unvested performance-based Award, the Company may, without the consent of the affected Participant, (1) deem all performance goals achieved at the greater of (x) one hundred percent (100%) of target levels and (y) the level of achievement as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period) and (2) provide that the Award will continue to be subject to time-based vesting over the original vesting period.
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American Tower Corporation 2026 Equity Incentive Plan
Notwithstanding anything in this Section 10(b) to the contrary, for any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, if the change in control definition contained in the Award Agreement or other agreement related to the Award does not constitute an event described in Section 409A(a)(2)(v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”), then any payment of an amount that is otherwise accelerated under this Section 10(b) will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code; provided, however, that whether or not a Change in Control is a Section 409A CIC, such Change in Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, other agreement related to the Award or otherwise by the Committee.
(c)Other Requirements. Prior to any payment or adjustment contemplated under this Section 10, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d)Fractional Shares. Unless otherwise determined by the Committee, any adjustment provided under this Section 10 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e)Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 10 shall be conclusive and binding for all purposes.
11.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that the Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 11(c) of the Plan without stockholder approval.
(b)Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of the Plan and any applicable Award Agreement, waive any conditions or rights under, amend or modify any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 10 or as required by Applicable Law, any such waiver, amendment, modification, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c)No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 10 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the SAR Base Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or SAR Base Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.
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American Tower Corporation 2026 Equity Incentive Plan
12.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and need not be the same for each Participant. The Award Agreement shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the Company.
(b)Nontransferability.
(i)Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under Applicable Law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by Applicable Law) other than by will or by the laws of descent and distribution or to the extent expressly permitted in writing by the Committee (including in the applicable Award Agreement) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
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American Tower Corporation 2026 Equity Incentive Plan
(c)Dividends and Dividend Equivalents; No Dividends on Unearned Awards.
(i)The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, with or without interest, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards.
(ii)Without limiting the foregoing, any dividend otherwise payable in respect of any share of Restricted Stock that remains subject to vesting conditions at the time of payment of such dividend shall be retained by the Company and remain subject to the same vesting conditions as the share of Restricted Stock to which the dividend relates and shall be delivered (without interest) to the Participant within 15 days following the date on which such restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate).
(iii)To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units or Other Equity-Based Awards shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in additional Restricted Stock Units or Other Equity-Based Awards, as applicable, with the underlying shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall only be payable (if at all) at the same time as the underlying Restricted Stock Units or Other Equity-Based Awards are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units or Other Equity-Based Awards, and if such Restricted Stock Units or Other Equity-Based Awards are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).
(iv)For the avoidance of doubt, the holder of an Option or a SAR shall not be entitled to be credited with dividend equivalent payments in respect of such Option or SAR.
(d)Tax Withholding.
(i)A Participant shall be required to pay the Company or one or more of its Subsidiaries, as applicable, an amount in cash (by check or wire transfer) equal to the aggregate amount of any income, employment and/or other applicable taxes that are required to be withheld under Applicable Law in respect of an Award, no later than the date of the event creating the tax liability. Alternatively, the Company or any of its Subsidiaries may elect, in its sole discretion and to the extent permitted by law, to satisfy this requirement by withholding such amount from any cash compensation or other cash amounts owing to a Participant under the Plan or otherwise.
(ii)Without limiting the foregoing, the Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy, all or any portion of the minimum income, employment and/or other applicable taxes that are required to be withheld under Applicable Law with respect to an Award by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value equal to such minimum statutorily required withholding liability (or portion thereof);
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
or (B) having the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, a number of shares of Common Stock with an aggregate Fair Market Value equal to an amount, subject to clause (iii) below, not in excess of such minimum statutorily required withholding liability (or portion thereof). In the Committee’s discretion, fractional shares may be withheld and/or delivered to Participants in connection with tax withholding under the Plan.
(iii)The Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow Participants to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by them with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, a Participant upon the grant, exercise, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in a Participant’s relevant tax jurisdictions).
(e)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of any member of the Company Group, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the adoption, maintenance, or operation of the Plan nor any action taken or Award granted hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any other member of the Company Group, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any other member of the Company Group may at any time change the terms of a Participant’s employment or engagement with any member of the Company Group (including, without limitation, promote, demote, or otherwise re-assign any Participant from one position to another within the Company Group or any Affiliate) or otherwise dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and/or any member of the Company Group and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(f)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to permit or facilitate participation in the Plan by such Participants, conform such terms with the requirements of Applicable Law or to obtain more favorable tax or other treatment for a Participant or any member of the Company Group.
(g)Designation and Change of Beneficiary. To the extent permitted under Applicable Law and by the Company, each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable or exercise rights with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, or in the event the Company determines that any such designation does not comply with Applicable Law, the beneficiary shall be deemed to be the Participant’s estate.
(h)Changes in Status & Leaves of Absence. The Committee shall have the discretion to determine (whether by establishing a policy applicable to the treatment of any or all Awards in such circumstances, or by making an individualized determination) at any time whether and to what extent any tolling, reduction, vesting-extension, forfeiture or other treatment should be applied to an Award in connection with a Participant’s leave of absence or a change in a Participant’s regular level of time commitment to any member of the Company Group or any of the Company’s parents or Affiliates, as applicable (e.g., in connection with a change from full-time to part-time status); provided, however, that the Committee shall not have any such discretion (whether pursuant to a policy or specific determination) to the extent that the grant of such discretion would cause any tax to become due under Section 409A of the Code; and provided, further, that in the absence of a determination to the contrary by the Committee, vesting shall continue during any paid leave and shall be tolled during any unpaid leave (in all cases, unless otherwise required by Applicable Laws or unless it would cause any tax to become due under Section 409A of the Code). In the event of any such tolling, forfeiture, reduction or extension, the Participant shall have no right to the portion of the Award so tolled, forfeited, reduced or extended (except for the right that remains, if any, after the application of such action).
(i)No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.
(j)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all Applicable Law. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission (or as otherwise permitted under Applicable Law) or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of any member of the Company Group issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement and Applicable Law, and, without limiting the generality of Section 8 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of any member of the Company Group issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of any member of the Company Group issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add, at any time, any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
(ii)Prior to a Change in Control, the Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) in the case of Options, SARs or other Awards subject to exercise, pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or SAR Base Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award subject to exercise), or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof. Any applicable amounts shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(k)No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within 10 days after filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.
(l)Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(m)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(n)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund
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ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.
(o)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(p)Relationship to Other Benefits; No Contract of Employment. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by Applicable Law. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(q)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION, OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF THE PARTICIPANT’S RIGHTS OR OBLIGATIONS UNDER THE PLAN OR ANY APPLICABLE AWARD AGREEMENT.
(r)Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(s)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate.
(t)Section 409A of the Code.
(i)Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

ANNEX A
American Tower Corporation 2026 Equity Incentive Plan
substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.
(ii)Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that constitute “nonqualified deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.
(iii)This Section 12(t) shall only apply with respect to Participants to whom Section 409A of the Code is applicable.
(u)Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time, including the American Tower Corporation Compensation Recovery Policy, as amended from time to time; and (ii) Applicable Law. Further, unless otherwise determined by the Committee, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.
(v)Right of Offset. The Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to any member of the Company Group and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, except as may be required pursuant to Section 12(u) hereof, if an Award constitutes “nonqualified deferred compensation” under Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.
(w)Section 16(b) of the Exchange Act. It is the intent of the Company that this Plan and any Awards granted, forfeited, withheld, or “net exercised” hereunder satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 12(w), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
(x)Expenses; Titles and Headings. The expenses of administering the Plan shall be borne by the Company Group. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

Appendix A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
Adjusted EBITDA is defined as net income before income (loss) from equity method investments; income (loss) from discontinued operations, net of taxes; income tax benefit (provision); other income (expense); gain (loss) on retirement of long-term obligations; interest expense; interest income; other operating income (expense), including Goodwill impairment; depreciation, amortization and accretion; and stock-based compensation expense. The Company believes this measure provides valuable insight into the profitability of its operations while at the same time taking into account the central overhead expenses required to manage its global operations. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Adjusted EBITDA Margin is defined as the percentage that results from dividing Adjusted EBITDA by total revenue.
Adjusted Funds From Operations (AFFO) attributable to American Tower Corporation common stockholders (Attributable AFFO) is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, and (viii) other operating income (expense), less cash payments related to capital improvements and cash payments related to corporate capital expenditures and including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and adjustments for discontinued operations, which includes the impact of noncontrolling interests and discontinued operations on both Nareit FFO and the corresponding adjustments included in AFFO. The Company believes this measure provides valuable insight into the operating performance of its assets by further adjusting the Nareit AFFO attributable to American Tower Corporation common stockholders metric to exclude the factors outlined above, which if unadjusted, may otherwise cause material fluctuations in Nareit FFO attributable to American Tower Corporation common stockholders growth from period to period that would not be representative of the underlying performance of the Company’s property assets in those periods. In addition, it is a widely used performance measure across the telecommunications real estate sector. The Company believes providing this metric, excluding the impacts of noncontrolling interests, enhances transparency, given the minority interests in its Europe business and its U.S. data center business.
AFFO attributable to American Tower Corporation common stockholders per Share (Attributable AFFO per Share) is defined as AFFO attributable to American Tower Corporation common stockholders divided by the diluted weighted average common shares outstanding.
Consolidated AFFO per Share is defined as Nareit FFO attributable to American Tower Corporation common stockholders before (i) straight-line revenue and expense, (ii) stock-based compensation expense, (iii) the deferred portion of income tax and other income tax adjustments, (iv) non-real estate related depreciation, amortization and accretion, (v) amortization of deferred financing costs, debt discounts and premiums and long-term deferred interest charges, (vi) other income (expense), (vii) gain (loss) on retirement of long-term obligations, (viii) other operating income (expense), and adjustments for (ix) unconsolidated affiliates and (x) noncontrolling interests, less cash payments related to capital improvements and cash payments related to corporate capital expenditures.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
International pass-through revenue is defined as a portion of the Company’s pass-through revenue that is based on power and fuel expense reimbursements and, therefore, subject to fluctuations in fuel prices. As a result, revenue growth rates may fluctuate depending on the market price for fuel in any given period, which is not representative of the Company’s real estate business and its economic exposure to power and fuel costs. Furthermore, this expense reimbursement mitigates the economic impact associated with fluctuations in operating expenses, such as power and fuel costs and land rents in certain of the Company’s markets. As a result, the Company believes that it is appropriate to provide insight into the impact of pass-through revenue on certain revenue growth rates.
Nareit FFO Attributable to American Tower Corporation Common Stockholders is defined as net income before gains or losses from the sale or disposal of real estate, real estate related impairment charges, real estate related depreciation, amortization and accretion, and including adjustments and distributions for unconsolidated affiliates and noncontrolling interests and adjustments for discontinued operations. The Company believes this measure provides valuable insight into the operating performance of its property assets by excluding the charges described above, particularly depreciation expenses, given the high initial, up-front capital intensity of the Company’s operating model. In addition, it is a widely used performance measure across the telecommunications real estate sector.
Net Debt is defined as total long-term debt, including current portion and finance lease liabilities, less cash and cash equivalents.
Net Leverage Ratio is defined as Net Debt divided by the quarter’s annualized Adjusted EBITDA (the quarter’s Adjusted EBITDA multiplied by four). The Company believes that including this calculation is important for investors and analysts given it is a critical component underlying its credit agency ratings.
Return on Invested Capital (ROIC) is defined as Adjusted EBITDA less capital improvement capital expenditures and corporate capital expenditures and cash taxes, divided by gross property, plant and equipment, intangible assets and goodwill (excluding the impact of recording deferred tax adjustments related to valuation and goodwill and intangible impairments).
Straight-line ground rent expenses for our ground leases are calculated based on the fixed non-cancellable term of the underlying ground lease plus all periods, if any, for which failure to renew the lease imposes an economic penalty to us such that renewal appears, at the inception of the lease, to be reasonably assured. Certain of our tenant leases require us to exercise available renewal options pursuant to the underlying ground lease, if the tenant exercises its renewal option. For towers with these types of tenant leases at the inception of the ground lease, we calculate our straight-line ground rent over the term of the ground lease, including all renewal options required to fulfill the tenant lease obligation.
Straight-line revenues are recognized, under GAAP, over the term of the contract for certain of its tenant leases. Due to the Company’s significant base of non-cancellable, long-term tenant leases, this can result in significant fluctuations in growth rates upon tenant lease signings and renewals (typically increases), when amounts billed or received upfront upon these events are initially deferred. These signings and renewals are only a portion of the Company’s underlying business growth and can distort the underlying performance of our Tenant Billings Growth. As a result, the Company believes that it is appropriate to provide insight into the impact of straight-line revenue on certain growth rates in revenue and select other measures.
Tenant Billings is defined as revenue generated from non-cancellable long-term tenant leases. Revenue from Tenant Billings reflects several key aspects of the Company’s real estate business: (i) “colocations/amendments” reflects new tenant leases for space on existing sites and amendments to existing leases to add additional tenant equipment; (ii) “escalations” reflects contractual increases in billing rates, which are typically tied to fixed percentages or a variable percentage based on a consumer price index; (iii) “cancellations” reflects the impact of tenant lease terminations or non-renewals or, in limited
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

APPENDIX A
Definitions, Reconciliations to Measures Under GAAP and Calculation of Defined Measures
circumstances, when the lease rates on existing leases are reduced; and (iv) “new sites” reflects the impact of new property construction and acquisitions.
Tenant Billings Growth is defined as an increase or decrease resulting from a comparison of Tenant Billings for a current period with Tenant Billings for the corresponding prior-year period, in each case adjusted for foreign currency exchange rate fluctuations. The Company believes this measure provides valuable insight into the growth in recurring Tenant Billings and underlying demand for its real estate portfolio.
For more information regarding these measures, see “Non-GAAP Financial Measures” under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
Reconciliations to Historical Results
($ in millions, except per share amounts. Totals may not add due to rounding.)

Reconciliation of Net Income to Adjusted EBITDA(1)	2015	2016	2017	2018(2)	2019	2020	2021	2022	2023	2023A	2024	2025
Net income	$672	$970	$1,225	$1,265	$1,917	$1,692	$2,568	$1,697	$1,367	$1,367	$2,280	$2,629
Loss from discontinued operations, net of taxes	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	71	978	—
Income tax provision (benefit)	158	156	31	(110)	(0)	130	262	24	154	91	366	416
Other expense (income)	135	48	(31)	(24)	(18)	241	(566)	(434)	249	326	(378)	576
Loss (gain) on retirement of long-term obligations	80	(1)	70	3	22	72	38	0	0	0	—	—
Interest expense	596	717	750	826	814	794	871	1,137	1,398	1,388	1,405	1,359
Interest income	(16)	(26)	(35)	(55)	(47)	(40)	(40)	(72)	(143)	(119)	(135)	(134)
Other operating expenses	67	73	256	513	166	266	399	768	378	371	74	68
Goodwill impairment(3)	—	—	—	—	—	—	—	—	402	80	—	—
Depreciation, amortization and accretion	1,285	1,526	1,716	2,111	1,778	1,882	2,333	3,355	3,087	2,929	2,029	2,042
Stock-based compensation expense	91	90	109	138	111	121	120	169	196	183	193	174
ADJUSTED EBITDA	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644	$7,087	$6,688	$6,812	$7,130

AFFO Reconciliation(1)	2015	2016	2017	2018(2)	2019	2020	2021	2022	2023	2023A	2024	2025
Adjusted EBITDA (from above)	$3,067	$3,553	$4,090	$4,667	$4,745	$5,156	$5,983	$6,644	$7,087	$6,688	$6,812	$7,130
Straight-line revenue	(155)	(132)	(194)	(88)	(184)	(322)	(466)	(500)	(472)	(465)	(278)	(101)
Straight-line expense	56	68	62	58	44	52	53	40	30	24	47	36
Cash interest(4)	(573)	(694)	(723)	(807)	(800)	(824)	(831)	(1,089)	(1,348)	(1,338)	(1,350)	(1,305)
Interest income	16	26	35	55	47	40	40	72	143	119	135	134
Cash paid for income taxes(5)(6)	(64)	(96)	(137)	(164)	(147)	(146)	(225)	(274)	(307)	(253)	(278)	(266)
Dividends on preferred stock	(90)	(107)	(87)	(9)	—	—	—	—	—	—	—	—
Capital improvement capital expenditures	(90)	(110)	(114)	(150)	(160)	(150)	(170)	(176)	(201)	(187)	(157)	(185)
Corporate capital expenditures	(16)	(16)	(17)	(9)	(11)	(9)	(8)	(9)	(16)	(16)	(14)	(10)
Adjustments and dividends for noncontrolling interests	(34)	(90)	(160)	(363)	(92)	(33)	(99)	(190)	(305)	(305)	(348)	(391)
Adjustments for discontinued operations	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	345	365	—
Attributable AFFO	$2,116	$2,400	$2,755	$3,191	$3,442	$3,764	$4,277	$4,517	$4,612	$4,612	$4,934	$5,042
Divided by: Weighted Average Diluted Shares	423.0	429.3	431.7	443.0	445.5	446.1	453.3	462.8	467.2	467.2	468.1	468.8
Attributable AFFO per Share	$5.00	$5.59	$6.38	$7.20	$7.73	$8.44	$9.43	$9.76	$9.87	$9.87	$10.54	$10.76
(1)2023A and 2024 are presented to include the reclassification of the operating results of ATC TIPL as discontinued operations. All other periods shown have not been changed.
AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

APPENDIX A
Reconciliations to Historical Results
(2)These results include the positive impacts of the Company’s settlement with Tata in Q4 2018.
(3)Full year 2023 includes impairment charges of an aggregate of $402 million for the India and Spain reporting units.
(4)In Q2 2019, the Company made a capitalized interest payment of approximately $14 million associated with the purchase of the shareholder loan previously held by its joint venture partner in Ghana. In Q1 2020, the Company made a capitalized interest payment of approximately $63 million associated with the acquisition of MTN Group Limited’s redeemable noncontrolling interests in each of its joint ventures in Ghana and Uganda. In each case, the deferred interest was previously expensed but excluded from Attributable AFFO.
(5)In 2015, the Company incurred charges in connection with certain tax elections wherein MIP Tower Holdings LLC, parent company to Global Tower Partners, would no longer operate as a separate REIT for federal and state income tax purposes. The Company finalized a settlement related to this tax election during the year ended December 31, 2022. The Company believes that these related transactions are nonrecurring, and does not believe it is an indication of its operating performance. Accordingly, the Company believes it is more meaningful to present Attributable AFFO excluding these amounts.
(6)2024 excludes withholding taxes paid in Singapore which were incurred as a result of the ATC TIPL Transaction.

Return on Invested Capital(7)(8)	2015(9)	2016(9)	2017(10)	2018(10)(11)	2019(10)	2020(10)	2021(10)	2022(10)	2023	2024	2025
Adjusted EBITDA	$3,206	$3,743	$4,149	$4,725	$4,917	$5,280	$6,477	$6,647	$7,087	$6,812	$7,130
Cash taxes	(107)	(98)	(137)	(172)	(168)	(146)	(225)	(274)	(307)	(278)	(266)
Capital improvement capital expenditures	(124)	(159)	(115)	(150)	(160)	(150)	(191)	(176)	(201)	(157)	(185)
Corporate capital expenditures	(26)	(27)	(17)	(9)	(11)	(9)	(8)	(9)	(16)	(14)	(10)
Numerator	$2,948	$3,459	$3,880	$4,394	$4,579	$4,974	$6,053	$6,187	$6,563	$6,364	$6,669
Gross property and equipment	$14,397	$15,652	$16,950	$17,717	$19,326	$20,672	$28,404	$29,877	$30,908	$30,063	$32,461
Gross intangibles(12)	12,671	14,795	16,183	16,323	18,474	20,734	28,654	27,870	27,529	25,647	27,126
Gross goodwill(12)(13)	4,240	4,363	4,879	4,797	5,492	6,600	12,690	12,372	12,458	11,863	12,344
Denominator	$31,308	$34,809	$38,012	$38,837	$43,292	$48,006	$69,747	$70,119	$70,895	$67,572	$71,931
ROIC	9.4%	9.9%	10.2%	11.3%	10.6%	10.4%	8.7%	8.8%	9.3%	9.4%	9.3%
(7)ROIC calculations for all prior periods presented, except for 2024, have not been restated for the ATC TIPL Transaction.
(8)Historical denominator balances reflect purchase accounting adjustments.
(9)2015 reflects Q4 2015 annualized numbers to account for full-year impact of Verizon transaction and 2016 reflects Q4 2016 annualized numbers to account for full-year impact of Viom transaction.
(10)Adjusted to annualize impacts of acquisitions closed throughout the year.
(11)Positively impacted by the Company’s settlement with Tata in Q4 2018.
(12)Reflects gross amount of intangibles and goodwill, adjusted to exclude impairment charges and depreciation related to depreciable intangibles.
(13)Excludes the impact of deferred tax adjustments related to valuation.

Property Revenue Excluding Pass-Through(14)	2015	2016	2017	2018	2019	2020	2021	2022	2023	2023A	2024	2025
Property revenue	$4,680	$5,713	$6,566	$7,315	$7,465	$7,954	$9,110	$10,470	$11,001	$9,869	$9,934	$10,305
Pass-through revenue	(423)	(739)	(918)	(952)	(994)	(1,010)	(1,292)	(1,553)	(1,600)	(1,082)	(1,032)	(1,081)
Property revenue excluding pass-through revenue	$4,257	$4,975	$5,648	$6,363	$6,471	$6,943	$7,818	$8,917	$9,401	$8,787	$8,902	$9,224
(14)2023A and 2024 are presented to include the reclassification of the operating results of ATC TIPL as discontinued operations. All other periods shown have not been changed.

Net Leverage Ratio	4Q25
Total debt	$37,220
Cash and cash equivalents	1,475
Net debt	35,746
The quarter’s annualized (LQA) Adjusted EBITDA	7,274
LQA Net Leverage Ratio	4.9x

AMERICAN TOWER CORPORATION 2026 PROXY STATEMENT

AMERICAN TOWER®
CORPORATION

222 Berkeley Street
Boston, MA 02116
T: 617-375-7500
F: 617-375-7575
americantower.com

© 2026 ATC TRS V LLC. All rights reserved.

AMERICAN TOWER CORPORATION

222 BERKELEY STREET
BOSTON, MASSACHUSETTS 02116

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V87415-P42012

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN TOWER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. To elect the following Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Steven O. Vondran	☐	☐	☐
1b. Kelly C. Chambliss	☐	☐	☐
1c. Teresa H. Clarke	☐	☐	☐
1d. Kenneth R. Frank	☐	☐	☐
1e. Rajesh Kalathur	☐	☐	☐
1f. Grace D. Lieblein	☐	☐	☐
1g. Craig Macnab	☐	☐	☐
1h. Neville R. Ray	☐	☐	☐
1i. Pamela D. A. Reeve	☐	☐	☐
1j. Eugene F. Reilly	☐	☐	☐
1k. Bruce L. Tanner	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	**For**	**Against**	**Abstain**
2. To approve, on an advisory basis, the Company's executive compensation.	☐	☐	☐
3. To ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
4. To approve the American Tower Corporation 2026 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/Form 10-K are available at www.proxyvote.com.

V87416-P42012

AMERICAN TOWER CORPORATION
www.virtualshareholdermeeting.com/AMT2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned stockholder of American Tower Corporation ("American Tower"), having received the Notice and Proxy Statement dated April 8, 2026, hereby appoints STEVEN O. VONDRAN and RUTH T. DOWLING, and each of them, as proxies, each with the power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock, $.01 par value per share, of American Tower that the undersigned would be entitled to vote if present at the 2026 Annual Meeting of Stockholders to be held virtually on May 20, 2026 at 11:00 a.m., eastern time, at www.virtualshareholdermeeting.com/AMT2026 and at any adjournment or postponement thereof, on the matters listed on the reverse side that are more particularly described in the Proxy Statement dated April 8, 2026.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). **IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON EACH OF THE MATTERS LISTED ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.**

Continued and to be signed on reverse side.